FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206361-07

November [22], 2016	JPMCC 2016-JP4

Free Writing Prospectus Collateral Term Sheet

JPMCC 2016-JP4

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Drexel Hamilton, LLC and Academy Securities, Inc., (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

November [22], 2016	JPMCC 2016-JP4

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$997,640,641
Number of Mortgage Loans:	40
Number of Mortgaged Properties:	72
Average Cut-off Date Balance per Mortgage Loan:	$24,941,016
Weighted Average Current Mortgage Rate:	4.22948%
10 Largest Mortgage Loans as % of IPB:	56.3%
Weighted Average Remaining Term to Maturity:	111 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	2.22x
Weighted Average UW NOI Debt Yield(1):	11.2%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3):	57.7%
Weighted Average Maturity Date LTV(1)(2)(3)(4):	51.4%

Other Statistics
% of Mortgage Loans with Additional Debt:	28.0%
% of Mortgaged Properties with Single Tenants:	12.1%

Amortization
Weighted Average Original Amortization Term(5):	359 months
Weighted Average Remaining Amortization Term(5):	358 months
% of Mortgage Loans with Interest-Only:	36.8%
% of Mortgage Loans with Amortizing Balloon:	34.7%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	28.3%
% of Mortgage Loans with Interest-Only followed by ARD Structure:	0.2%

Cash Management(6)
% of Mortgage Loans with In-Place, CMA Lockboxes:	47.9%
% of Mortgage Loans with Springing Lockboxes:	33.4%
% of Mortgage Loans with In-Place, Hard Lockboxes:	18.7%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	69.7%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	30.5%
% of Mortgage Loans Requiring Monthly CapEx Reserves(7):	63.8%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	45.2%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 9, 14, 18, 22 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 5 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(2)	In the case of Loan No. 5, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 payments following the interest-only period based on the principal payment schedule provided in Annex F of the Preliminary Prospectus. In the case of Loan No. 7, the Mortgage Loan UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 payments allocable to the Mortgage Loan following the expiration of the Cut-off Date based on a pro rata allocation between the Mortgage Loan and Subordinate Companion Loan of principal payable on the related Whole Loan.

(3)	In the case of Loan Nos. 5, 8, 13 and 22, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(4)	In the case of Loan Nos. 39 and 40, each with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

(5)	Excludes nine mortgage loans that are interest-only for the entire term or until the anticipated repayment date.

(6)	For a more detailed description of Cash Management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.

(7)	CapEx Reserves include FF&E reserves for hotel properties.

(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by retail, industrial and office properties or properties that have a retail, office or industrial component.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
JPMCB(1)	16	21	$633,695,271	63.5%
SMF VI	13	23	150,641,255	15.1
BSP	5	5	112,039,114	11.2
LCF(2)	6	23	101,265,000	10.2
Total:	40	72	$997,640,641	100.0%
(1)	In the case of Loan No. 1, the whole loan was co-originated by JPMCB, Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company, Barclays Bank PLC and Morgan Stanley Bank, N.A. In the case of Loan No. 2, the whole loan was co-originated by JPMCB and Société Générale.

(2)	In the case of Loan No. 18, the whole loan was co-originated by LCF and Citigroup Global Markets Realty Corp.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF/Rooms/ Pads/Units	Property Type	UW NCF DSCR(1)(3)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
1	Hilton Hawaiian Village	JPMCB	1	$94,000,000	9.4%	2,860	Hotel	4.47x	19.0%	31.2%	31.2%
2	Fresno Fashion Fair Mall	JPMCB	1	$80,000,000	8.0%	536,093	Retail	2.14x	8.1%	57.5%	57.5%
3	9 West 57th Street	JPMCB	1	$63,000,000	6.3%	1,680,218	Office	3.64x	10.6%	29.8%	29.8%
4	Riverway	JPMCB	1	$63,000,000	6.3%	869,120	Office	1.42x	10.3%	72.6%	59.6%
5	Moffett Gateway	JPMCB	1	$60,000,000	6.0%	612,691	Office	1.95x	11.9%	46.3%	39.3%
6	Summit Mall	JPMCB	1	$50,000,000	5.0%	528,234	Retail	4.50x	15.8%	41.5%	41.5%
7	North Hills Village	JPMCB	1	$44,100,000	4.4%	560,826	Retail	1.64x	10.1%	65.3%	60.6%
8	Hotel Palomar San Diego	JPMCB	1	$38,000,000	3.8%	211	Hotel	2.55x	11.8%	47.4%	47.4%
9	Redwood MHC Portfolio	LCF	18	$37,000,000	3.7%	4,007	Manufactured Housing	1.38x	8.2%	71.8%	61.5%
10	925 Common	BSP	1	$32,500,000	3.3%	199	Multifamily	1.23x	8.3%	55.0%	46.7%

	Top 3 Total/Weighted Average		3	$237,000,000	23.8%			3.46x	13.1%	39.7%	39.7%
	Top 5 Total/Weighted Average		5	$360,000,000	36.1%			2.85x	12.4%	46.6%	43.1%
	Top 10 Total/Weighted Average		27	$561,600,000	56.3%			2.69x	12.0%	49.8%	46.1%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include any related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 5 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(2)	In the case of Loan Nos. 5 and 8, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(3)	In the case of Loan No. 5, the Mortgage Loan UW NCF DSCR and Total Debt UW NCF DSCR are calculated using the sum of principal and interest payments over the first 12 payments following the expiration of the interest-only period based on the principal payment schedules provided in Annex F of the Preliminary Prospectus. In the case of Loan No. 7, the Mortgage Loan UW NCF DSCR and Total Debt UW NCF DSCR are calculated using the sum of principal and interest payments over the first 12 payments allocable to the Mortgage Loan following the Cut-off Date based on a pro rata allocation between the Mortgage Loan and Subordinate Companion Loan of principal payable on the related Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Collateral Characteristics

Pari Passu Companion Loan Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan(s) Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance(1)	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
1	Hilton Hawaiian Village	$94,000,000	$602,600,000	$696,600,000	Hilton USA Trust 2016-HHV	Wells Fargo	Aegon	Hilton USA Trust 2016-HHV
2	Fresno Fashion Fair Mall	$80,000,000	$245,000,000	$325,000,000	JPMDB 2016-C4	Wells Fargo	Midland	JPMDB 2016-C4
3	9 West 57th Street	$63,000,000	$950,724,000	$1,013,724,000	JPMCC 2016-NINE	Wells Fargo	Wells Fargo	JPMCC 2016-NINE
4	Riverway	$63,000,000	$65,000,000	$128,000,000	JPMCC 2016-JP4	Wells Fargo	LNR	JPMCC 2016-JP4
5	Moffett Gateway	$60,000,000	$183,000,000	$243,000,000	JPMCC 2016-JP4	Wells Fargo	LNR	JPMCC 2016-JP4
6	Summit Mall	$50,000,000	$35,000,000	$85,000,000	JPMCC 2016-JP4	Wells Fargo	LNR	JPMCC 2016-JP4
9	Redwood MHC Portfolio	$37,000,000	$59,000,000	$96,000,000	(2)	Wells Fargo(2)	LNR(2)	(2)
14	1140 Avenue of the Americas	$24,000,000	$75,000,000	$99,000,000	(2)	Wells Fargo(2)	LNR(2)	(2)
18	80 Park Plaza	$20,500,000	$112,500,000	$133,000,000	CGCMT 2016-C3	Midland	Rialto	CGCMT 2016-C3
22	Salesforce Tower	$18,000,000	$90,000,000	$108,000,000	JPMCC 2016-JP3	Midland	Torchlight	JPMCC 2016-JP3
23	Dick’s Sporting Goods Portfolio	$17,976,072	$12,982,719	$30,958,791	JPMCC 2016-JP4	Wells Fargo	LNR	JPMCC 2016-JP4

(1)	In the case of Loan Nos. 1, 3 and 5, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s).

(2)	In the case of Loan Nos. 9 and 14, the related whole loans are expected to be serviced pursuant to the securitization of the related controlling pari passu companion loan. The parties identified are those expected to be related to such securitization.

Additional Debt Summary(1)

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(2)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)(3)	Total Debt UW NCF DSCR(3)	Mortgage Loan Cut-off Date LTV(2)(4)	Total Debt Cut-off Date LTV(4)	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	Hilton Hawaiian Village	$94,000,000	$578,400,000	$1,275,000,000	4.47x	2.44x	31.2%	57.2%	19.0%	10.4%
3	9 West 57th Street	$63,000,000	$186,276,000	$1,200,000,000	3.64x	3.08x	29.8%	35.3%	10.6%	9.0%
5	Moffett Gateway	$60,000,000	$152,000,000	$395,000,000	1.95x	1.22x	46.3%	75.2%	11.9%	7.3%
7	North Hills Village	$44,100,000	$9,500,000	$53,600,000	1.64x	1.14x	65.3%	79.4%	10.1%	8.3%
22	Salesforce Tower	$18,000,000	$24,029,583	$132,029,583	2.47x	1.41x	59.6%	72.9%	12.7%	10.4%
(1)	In the case of Loan Nos. 1, 3 and 7, subordinate debt represents one or more Subordinate Companion Loans. In the case of Loan No. 5, subordinate debt represents a Subordinate Companion Loan and a mezzanine loan. In the case of Loan No. 22, subordinate debt represents a mezzanine loan.

(2)	In the case of Loan Nos. 1, 3, 5, 7 and 22, Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans, where applicable, but exclude the related Subordinate Companion Loan(s).

(3)	In the case of Loan No. 5, the Mortgage Loan UW NCF DSCR and Total Debt UW NCF DSCR are calculated using the sum of principal and interest payments over the first 12 payments following the expiration of the interest-only period based on the principal payment schedules provided in Annex F of the Preliminary Prospectus. In the case of Loan No. 7, the Mortgage Loan UW NCF DSCR and Total Debt UW NCF DSCR are calculated using the sum of principal and interest payments over the first 12 payments allocable to the Mortgage Loan following the Cut-off Date based on a pro rata allocation between the Mortgage Loan and Subordinate Companion Loan of principal payable on the related Whole Loan.

(4)	In the case of Loan Nos. 5 and 22, the Mortgage Loan Cut-off Date LTV and the Total Debt Cut-off Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Collateral Characteristics

Mortgaged Properties by Type(1)

						Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)(5)
Retail	Anchored	7	$135,372,003	13.6%	93.0%	1.47x	9.5%	67.6%	60.0%
	Super Regional Mall	1	80,000,000	8.0	88.2%	2.14x	8.1%	57.5%	57.5%
	Regional Mall	1	50,000,000	5.0	92.3%	4.50x	15.8%	41.5%	41.5%
	Freestanding	16	47,662,554	4.8	100.0%	1.30x	8.1%	65.7%	53.9%
	Shadow Anchored	5	39,990,429	4.0	97.8%	1.53x	10.0%	72.4%	60.4%
	Unanchored	3	13,630,013	1.4	100.0%	1.43x	9.7%	68.9%	57.5%
	Subtotal:	33	$366,654,999	36.8%	93.5%	2.01x	9.9%	62.2%	56.1%

Office	Suburban	6	$211,221,809	21.2%	93.9%	1.58x	10.8%	64.0%	54.0%
	CBD	4	125,500,000	12.6	75.6%	2.84x	10.5%	46.3%	44.7%
	Subtotal:	10	$336,721,809	33.8%	87.1%	2.05x	10.7%	57.4%	50.5%

Hotel	Full Service	3	$156,905,313	15.7%	88.7%	3.63x	16.3%	40.8%	38.8%
	Limited Service	2	18,916,965	1.9	74.9%	2.52x	14.9%	60.5%	48.7%
	Extended Stay	1	8,570,821	0.9	73.9%	2.18x	14.9%	61.2%	45.4%
	Subtotal:	6	$184,393,100	18.5%	86.6%	3.45x	16.1%	43.8%	40.1%

Multifamily	High Rise	1	$32,500,000	3.3%	93.5%	1.23x	8.3%	55.0%	46.7%
	Garden	2	25,781,867	2.6	94.7%	1.36x	9.1%	73.1%	64.3%
	Subtotal:	3	$58,281,867	5.8%	94.0%	1.29x	8.7%	63.0%	54.5%

Manufactured Housing	Manufactured Housing	15	$29,279,911	2.9%	80.2%	1.38x	8.2%	71.8%	61.5%
	Recreational Vehicle Park	3	7,720,089	0.8	76.6%	1.38x	8.2%	71.8%	61.5%
	Subtotal:	18	$37,000,000	3.7%	79.5%	1.38x	8.2%	71.8%	61.5%

Industrial	Flex	2	$14,588,866	1.5%	88.2%	1.52x	10.5%	67.6%	55.1%
	Subtotal:	2	$14,588,866	1.5%	88.2%	1.52x	10.5%	67.6%	55.1%

	Total / Weighted Average:	72	$997,640,641	100.0%	89.5%	2.22x	11.2%	57.7%	51.4%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 9, 14, 18, 22 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 5 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(3)	In the case of Loan No. 5, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 payments following the expiration of the interest-only period based on the principal payment schedule provided in Annex F of the Preliminary Prospectus. In the case of Loan No. 7, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 payments allocable to the Mortgage Loan following the expiration of the Cut-off Date period based on a pro rata allocation between the Mortgage Loan and Subordinate Companion Loan of principal payable on the related Whole Loan.

(4)	In the case of Loan Nos. 5, 8, 13 and 22, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	In the case of Loan Nos. 39 and 40, each with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)(5)
California	3	$178,000,000	17.8%	90.4%	2.16x	10.2%	51.6%	49.2%
Hawaii	1	94,000,000	9.4	94.6%	4.47x	19.0%	31.2%	31.2%
New York	2	87,000,000	8.7	71.0%	3.23x	10.3%	36.8%	36.8%
Pennsylvania	3	72,787,741	7.3	95.1%	1.59x	10.2%	65.1%	59.3%
Illinois	3	68,292,873	6.8	95.4%	1.41x	10.2%	72.2%	59.2%
Ohio	3	66,934,250	6.7	93.2%	3.75x	14.4%	49.1%	46.2%
Texas	6	62,575,188	6.3	92.8%	1.46x	9.6%	72.0%	63.1%
Florida	6	60,916,548	6.1	87.2%	1.74x	10.8%	68.6%	57.6%
Georgia	3	35,432,019	3.6	89.5%	1.91x	11.6%	67.5%	57.9%
Louisiana	1	32,500,000	3.3	93.5%	1.23x	8.3%	55.0%	46.7%
Minnesota	2	31,058,010	3.1	85.2%	1.32x	9.9%	73.1%	61.9%
Nevada	2	29,660,675	3.0	92.4%	1.59x	10.7%	66.5%	53.4%
Washington	1	26,964,703	2.7	82.2%	1.35x	8.8%	69.1%	56.0%
New Jersey	1	20,500,000	2.1	85.8%	1.52x	9.4%	75.0%	65.6%
Indiana	2	20,093,343	2.0	87.5%	2.36x	12.4%	60.8%	59.3%
Iowa	5	18,653,199	1.9	100.0%	1.27x	7.9%	64.5%	52.3%
Oklahoma	1	17,650,000	1.8	73.9%	1.36x	11.7%	70.3%	65.1%
Kansas	3	12,971,006	1.3	86.8%	1.76x	11.1%	62.7%	50.9%
Arizona	5	10,748,147	1.1	88.3%	1.32x	8.0%	67.9%	56.5%
New Hampshire	3	9,881,041	1.0	100.0%	1.40x	9.5%	70.8%	57.2%
Maryland	3	7,271,656	0.7	95.4%	1.38x	8.2%	71.8%	61.5%
Michigan	3	6,941,354	0.7	61.8%	1.38x	8.2%	71.8%	61.5%
Colorado	2	6,829,286	0.7	100.0%	1.27x	7.9%	64.5%	52.3%
Kentucky	1	5,886,671	0.6	100.0%	1.45x	10.1%	69.3%	57.1%
Connecticut	4	5,383,885	0.5	95.6%	1.38x	8.2%	71.8%	61.5%
Alabama	1	4,891,087	0.5	100.0%	1.47x	11.4%	66.1%	48.5%
Virginia	1	2,775,459	0.3	100.0%	1.27x	7.9%	64.5%	52.3%
Missouri	1	1,042,500	0.1	100.0%	1.55x	8.4%	75.0%	75.0%
Total / Wtd. Avg:	72	$997,640,641	100.0%	89.5%	2.22x	11.2%	57.7%	51.4%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 9, 14, 18, 22 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 5 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(3)	In the case of Loan No. 5, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 payments following the interest-only period based on the principal payment schedule provided in Annex F of the Preliminary Prospectus. In the case of Loan No. 7, the UW NCF DSCR are calculated using the sum of principal and interest payments over the first 12 payments allocable to the Mortgage Loan following the Cut-off Date based on a pro rata allocation between the Mortgage Loan and Subordinate Companion Loan of principal payable on the related Whole Loan.

(4)	In the case of Loan Nos. 5, 8, 13 and 22, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	In the case of Loan Nos. 39 and 40, each with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(3)(4)
$1,042,500	-	$9,999,999	10	$54,187,391	5.4%	4.60622%	119	1.69x	11.4%	66.2%	54.2%
$10,000,000	-	$19,999,999	11	173,088,357	17.3	4.67712%	101	1.61x	10.4%	67.6%	59.0%
$20,000,000	-	$24,999,999	7	153,300,190	15.4	4.36475%	118	1.67x	9.8%	67.3%	58.4%
$25,000,000	-	$49,999,999	6	207,064,703	20.8	4.59773%	95	1.61x	9.6%	63.1%	55.7%
$50,000,000	-	$94,000,000	6	410,000,000	41.1	3.75416%	119	3.05x	12.8%	45.9%	42.9%
Total / Weighted Average:			40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
2.85950%	-	3.99999%	5	$273,700,000	27.4%	3.34073%	120	2.83x	11.0%	46.6%	44.4%
4.00000%	-	4.49999%	16	363,859,853	36.5	4.28020%	111	2.40x	12.3%	58.3%	52.3%
4.50000%	-	4.94999%	11	239,759,509	24.0	4.70440%	110	1.69x	10.4%	65.3%	54.6%
4.95000%	-	5.35000%	8	120,321,278	12.1	5.15145%	93	1.35x	9.8%	65.6%	58.0%
Total / Weighted Average:			40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
60	5	$133,419,608	13.4%	4.71907%	59	1.82x	10.8%	61.0%	57.5%
120	32	764,037,307	76.6	4.19176%	119	2.36x	11.4%	57.6%	51.2%
122	2	40,183,726	4.0	4.68000%	121	1.27x	7.9%	64.5%	52.3%
126	1	60,000,000	6.0	3.31940%	124	1.95x	11.9%	46.3%	39.3%
Total / Weighted Average:	40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
57	-	60	5	$133,419,608	13.4%	4.71907%	59	1.82x	10.8%	61.0%	57.5%
61	-	124	35	$864,221,033	86.6	4.15390%	119	2.28x	11.3%	57.1%	50.4%
Total / Weighted Average:			40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

(1)	In the case of Loan Nos. 39 and 40, each with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos.1, 2, 3, 4, 5, 6, 9, 14, 18, 22 and 23 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 5 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	In the case of Loan No. 5, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 payments following the expiration of the interest-only period based on the principal payment schedule provided in Annex F of the Preliminary Prospectus. In the case of Loan No. 7, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 payments allocable to the Mortgage Loan following the Cut-off Date based on a pro rata allocation between the Mortgage Loan and Subordinate Companion Loan of principal payable on the related Whole Loan.
(4)	In the case of Loan Nos. 5, 8, 13 and 22, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Interest Only	9	$369,115,000	37.0%	3.76331%	112	3.37x	13.1%	42.9%	42.9%
300	2	13,461,908	1.3	4.60643%	118	1.92x	13.6%	63.0%	46.5%
360	29	615,063,732	61.7	4.50100%	110	1.54x	10.0%	66.4%	56.5%
Total / Weighted Average:	40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Interest Only			9	$369,115,000	37.0%	3.76331%	112	3.37x	13.1%	42.9%	42.9%
298	-	300	2	13,461,908	1.3	4.60643%	118	1.92x	13.6%	63.0%	46.5%
357	-	360	29	615,063,732	61.7	4.50100%	110	1.54x	10.0%	66.4%	56.5%
Total / Weighted Average:			40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Interest Only	7	$367,000,000	36.8%	3.75442%	112	3.38x	13.1%	42.7%	42.7%
Balloon	18	346,675,641	34.7	4.69145%	103	1.56x	10.4%	67.6%	56.8%
IO-Balloon	13	281,850,000	28.3	4.27178%	120	1.52x	9.7%	64.8%	55.7%
ARD-Interest Only	2	2,115,000	0.2	5.30564%	116	1.53x	8.4%	75.0%	75.0%
Total / Weighted Average:	40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
1.23x	-	1.24x	2	$42,800,000	4.3%	5.04644%	120	1.23x	8.2%	59.0%	49.4%
1.25x	-	1.74x	26	475,447,541	47.7	4.60850%	107	1.44x	9.6%	69.8%	59.8%
1.75x	-	2.24x	6	203,661,080	20.4	3.76932%	120	2.09x	10.5%	55.2%	50.7%
2.25x	-	2.74x	3	68,732,019	6.9	4.42516%	85	2.55x	12.7%	53.3%	51.0%
2.75x	-	4.50x	3	207,000,000	20.7	3.57779%	118	4.22x	15.7%	33.3%	33.3%
Total / Weighted Average:			40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%
(1)	In the case of Loan Nos. 39 and 40, each with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 9, 14, 18, 22 and 23 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 5 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	In the case of Loan No. 5, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 payments following the expiration of the interest-only period based on the principal payment schedule provided in Annex F of the Preliminary Prospectus. In the case of Loan No. 7, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 payments allocable to the Mortgage Loan following the Cut-off Date based on a pro rata allocation between the Mortgage Loan and Subordinate Companion Loan of principal payable on the related Whole Loan.
(4)	In the case of Loan Nos. 5, 8, 13 and 22, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
29.8%	-	49.9%	5	$305,000,00	30.6%	3.64871%	112	3.57x	14.4%	37.6%	36.2%
50.0%	-	59.9%	6	178,872,687	17.9	4.21625%	112	1.95x	9.3%	57.0%	54.7%
60.0%	-	64.9%	4	61,486,567	6.2	4.56543%	120	1.68x	10.4%	63.6%	50.8%
65.0%	-	69.9%	10	169,058,449	16.9	4.42150%	103	1.62x	10.4%	67.2%	56.9%
70.0%	-	76.1%	15	283,222,939	28.4	4.67572%	112	1.41x	9.6%	72.7%	62.3%
Total / Weighted Average:			40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date/ ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
29.8%	-	44.9%	4	$267,000,000	26.8%	3.51972%	119	3.71x	14.8%	36.2%	34.6%
45.0%	-	49.9%	6	102,878,873	10.3	4.71225%	97	2.04x	11.5%	54.3%	47.3%
50.0%	-	54.9%	6	112,937,456	11.3	4.66846%	109	1.58x	10.2%	64.7%	53.4%
55.0%	-	59.9%	11	278,777,445	27.9	4.27804%	119	1.75x	9.4%	64.9%	57.9%
60.0%	-	75.0%	13	236,046,867	23.7	4.55453%	99	1.46x	9.6%	71.5%	63.3%
Total / Weighted Average:			40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Defeasance(5)	24	$563,188,239	56.5%	4.22478%	115	2.10x	11.1%	59.1%	51.0%
Defeasance or Yield Maintenance	8	238,998,726	24.0	4.10030%	119	2.84x	12.5%	49.7%	46.9%
Yield Maintenance	8	195,453,676	19.6	4.40099%	89	1.79x	10.0%	63.3%	57.9%
Total / Weighted Average:	40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Refinance	29	$734,982,586	73.7%	4.19029%	110	2.35x	11.7%	55.4%	48.9%
Acquisition	10	182,658,054	18.3	4.66859%	112	1.74x	10.7%	66.9%	58.6%
Recapitalization	1	80,000,000	8.0	3.58700%	119	2.14x	8.1%	57.5%	57.5%
Total / Weighted Average:	40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%
(1)	In the case of Loan Nos. 39 and 40, each with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 9, 14, 18, 22 and 23 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 5 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	In the case of Loan No. 5, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 payments following the expiration of the interest-only period based on the principal payment schedule provided in Annex F of the Preliminary Prospectus. In the case of Loan No. 7, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 payments allocable to the Mortgage Loan following the Cut-off Date based on a pro rata allocation between the Mortgage Loan and Subordinate Companion of principal payable on the related Whole Loan.
(4)	In the case of Loan Nos. 5, 8, 13 and 22, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	In the case of Loan Nos. 4, 5, 6 and 22, in each case, the loan documents permit the borrowers to prepay the related loan with yield maintenance premium in the event the defeasance lockout period has not expired after certain dates. See the individual write-ups in this term sheet and “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans - Defeasance; Collateral Substitution” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Collateral Characteristics

Previous Securitization History(1)

No.	Loan Name	Location	Property Type	Previous Securitization
1	Hilton Hawaiian Village	Honolulu, HI	Hotel	HILT 2013-HLT
3	9 West 57th Street	New York, NY	Office	COMM 2012-9W57
6	Summit Mall	Fairlawn, OH	Retail	JPMCC 2007-LD12
9	Redwood MHC Portfolio	Various	Manufactured Housing	Various(2)
11	International Plaza	Bloomington, MN	Office	CWCI 2006-C1
12	Everett Plaza	Everett, WA	Retail	MSC 2007-IQ14
13	Bilmar Beach Resort	Treasure Island, FL	Hotel	JPMBB 2014-C19
17	PGA Financial Plaza	Palm Beach Gardens, FL	Office	JPMCC 2007-LD11
19	Walgreens Pool 3	Various	Retail	BACM 2006-5
20	Walgreens Pool 6	Various	Retail	BACM 2006-5
23.01	Dick’s Keene	Keene, NH	Retail	BACM 2006-1
23.02	Dick’s Concord	Concord, NH	Retail	CGCMT 2006-C5
23.03	Dick’s Wichita	Wichita, KS	Retail	CGCMT 2006-C5
23.04	Dick’s Bloomingdale	Bloomingdale, IL	Retail	CGCMT 2006-C5
23.06	PetSmart Concord	Concord, NH	Retail	CGCMT 2006-C5
24	Tech Ridge Office Park	Tulsa, OK	Office	NLY 2014-FL1
25	Twelve Oaks	Savannah, GA	Retail	WBCMT 2006-C29
26	Market at Hilliard	Hilliard, OH	Retail	MSC 2007-T25
28	HGI Kennesaw	Kennesaw, GA	Hotel	MSC 2007-IQ13
29	Buckhorn Plaza	Bloomsburg, PA	Retail	MSC 2007-T25
30	Timbergrove Heights	Houston, TX	Multifamily	MSC 2007-T25
32	Southwest Business Center	Las Vegas, NV	Industrial	JPMCC 2007-CB18(3)
33	Hinesville Central	Hinesville, GA	Retail	WBCMT 2007-C30
34	Presidents Industrial	Orlando, FL	Industrial	GSMS 2012-GCJ7
36	Townley Park Center Retail	Lexington, KY	Retail	CSMC 2006-C5
38	West Hills Plaza	Midfield, AL	Retail	MSC 2007-IQ14
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.
(2)	The previously existing debt related to properties Nos. 9.04, 9.06 and 9.11, was previously securitized in LBUBS 2006-C7. The previously existing debt related to the remaining properties in the Redwood MHC Portfolio was previously securitized in LBUBS 2006-C6.
(3)	A mortgage loan that was included in the JPMCC 2007-CB18 securitization was secured in part by the Southwest Business Center mortgaged property and in part by additional collateral that does not secure the Southwest Business Center mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Hilton Hawaiian Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Hilton Hawaiian Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Hilton Hawaiian Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Hilton Hawaiian Village

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA)(2):	Aa3 / BBB- / BBB+	Title:	Fee / Leasehold
		Property Type - Subtype:	Hotel – Full Service
Original Principal Balance(3):	$94,000,000	Net Rentable Area (Rooms)(6):	2,860
Cut-off Date Principal Balance(3):	$94,000,000	Location:	Honolulu, HI
% of Pool by IPB:	9.4%	Year Built / Renovated:	1961 / 2016
Loan Purpose(4):	Refinance	Occupancy / ADR / RevPAR:	94.6% / $250.09 / $236.65
Borrower:	Hilton Hawaiian Village LLC	Occupancy / ADR / RevPAR Date:	9/30/2016
Sponsor:	Park Intermediate Holdings LLC	Number of Tenants:	N/A
Interest Rate:	4.19950%	2013 NOI:	$110,964,835
Note Date:	10/24/2016	2014 NOI:	$119,860,819
Maturity Date:	11/1/2026	2015 NOI:	$128,737,723
Interest-only Period:	120 months	Most Recent NOI (as of 9/2016)	$131,893,120
Original Term:	120 months	UW Occupancy / ADR / RevPAR:	94.6% / $250.09 / $236.65
Original Amortization:	None	UW Revenues:	$374,437,742
Amortization Type:	Interest Only	UW Expenses:	$241,850,768
Call Protection(5):	L(25),DeforGrtr1%orYM(88),O(7)	UW NOI:	$132,586,975
Lockbox:	CMA	UW NCF:	$132,586,975
Additional Debt:	Yes	Appraised Value / Per Room:	$2,230,000,000 / $779,720
Additional Debt Balance:	$602,600,000 / $578,400,000	Appraisal Date:	8/30/2016
Additional Debt Type:	Pari Passu / Subordinate Debt

Escrows and Reserves(7)				Financial Information(3)
	Initial	Monthly	Initial Cap		Pari Passu Debt	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / Room:	$243,566	$445,804
Insurance:	$0	Springing	N/A	Maturity Date Loan / Room:	$243,566	$445,804
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	31.2%	57.2%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	31.2%	57.2%
Other:	$0	$0	N/A	UW NCF DSCR:	4.47x	2.44x
				UW NOI Debt Yield:	19.0%	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(3)	$1,275,000,000	100.0%	Payoff Existing Debt	$1,255,912,700	98.5%
			Excess Loan Proceeds(4)	10,621,760	0.8
			Closing Costs	8,465,540	0.7
Total Sources	$1,275,000,000	100.0%	Total Uses	$1,275,000,000	100.0%

(1)	The Hilton Hawaiian Village Whole Loan was co-originated by JPMCB, Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company, Barclays Bank PLC and Morgan Stanley Bank, N.A.

(2)	Moody’s, Fitch and KBRA have confirmed that the Hilton Hawaiian Village Mortgage Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(3)	The Hilton Hawaiian Village Mortgage Loan is part of a whole loan comprised of (i) the mortgage loan (comprised of one senior note with an outstanding principal balance as of the Cut-off Date of $94.0 million), (ii) two companion loans, each of which is pari passu with respect to the Hilton Hawaiian Village Mortgage Loan (such companion loans being comprised of 15 pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of $602.6 million and (iii) a subordinate companion loan (comprised of five pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of $578.4 million. The Pari Passu Debt Financial Information presented in the chart above reflects the $696.6 million aggregate Cut-off Date balance of the Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loans, excluding the Hilton Hawaiian Village Subordinate Companion Loan. The Whole Loan Financial Information presented in the chart above reflects the Cut-off Date balance of the $1.275 billion Hilton Hawaiian Village Whole Loan, as defined in “The Loan” below.

(4)	Excess Loan Proceeds were distributed by the borrower and thereafter utilized by affiliates of Park Hotels & Resorts to prepay other outstanding CMBS loans.

(5)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 1, 2016. Defeasance of the full $1.275 billion Hilton Hawaiian Village Whole Loan is permitted after the date that is the earlier of (i) May 1, 2019 and (ii) two years from the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”). If the borrower has not previously elected to defease the Hilton Hawaiian Village Whole Loan, the borrower is also permitted to prepay the Hilton Hawaiian Village Whole Loan in whole, but not in part, after the expiration of the REMIC Prohibition Period with the payment of a yield maintenance premium.

(6)	The Hilton Hawaiian Village property also includes approximately 130,489 square feet of commercial/retail space leased to more than 100 tenants. Additionally, the property includes the 25-story Kalia Tower which is subject to a condominium. Kalia Tower contains six floors totaling 72 timeshare units that are not part of the collateral for the loan.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Hilton Hawaiian Village

The Loan. The Hilton Hawaiian Village loan is secured by a first mortgage lien on the borrower’s fee and leasehold interests in a 2,860-room luxury full-service destination resort located in Honolulu, Hawaii. The whole loan was co-originated by JPMCB, Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company, Barclays Bank PLC and Morgan Stanley Bank, N.A. and has an outstanding principal balance as of the Cut-off Date of $1.275 billion (the “Hilton Hawaiian Village Whole Loan”). The Hilton Hawaiian Village Whole Loan is comprised of (i) a senior loan, comprised of 16 pari passu notes, with an outstanding principal balance of $696.6 million (one of which, Note A-2-A-1, will be contributed to the JPMCC 2016-JP4 Trust, the “Hilton Hawaiian Village Mortgage Loan” and the remaining notes, collectively, the “Hilton Hawaiian Village Pari Passu Companion Loan”) and (ii) a subordinate companion loan, comprised of five pari passu notes (collectively, the “Hilton Hawaiian Village Subordinate Companion Loan”), each as described below. The Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loan are pari passu in right of payment with each other and are generally senior in right of payment to the Hilton Hawaiian Village Subordinate Companion Loan as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Hilton Hawaiian Village Whole Loan” in the Preliminary Prospectus. The senior Note A-1-A is expected to be contributed to a private CMBS securitization that will govern the servicing and administration of the Hilton Hawaiian Village Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “Hilton Hawaiian Village Trust and Servicing Agreement”), the directing certificateholder under the Hilton Hawaiian Village Trust and Servicing Agreement). However, the JPMCC 2016-JP4 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Control Termination Event). The Hilton Hawaiian Village Whole Loan has a 10-year term and will be interest-only for the term of the loan. The Hilton Hawaiian Village property was previously securitized in the Hilton USA Trust 2013-HLT trust.

Whole Loan Summary

The Borrower. The borrowing entity for the Hilton Hawaiian Village Whole Loan is Hilton Hawaiian Village LLC, a Hawaii limited liability company and special purpose entity.

The Loan Sponsors. The loan sponsor and nonrecourse carve-out guarantor is Park Intermediate Holdings LLC. Park Intermediate Holdings LLC is a wholly owned subsidiary of Park Hotels & Resorts Inc. (“Park Hotels & Resorts”), one of two spin-offs announced by Hilton Worldwide Holdings Inc. (“Hilton”). On February 26, 2016, Hilton announced plans to separate into three independent, publicly traded companies: Park Hotels & Resorts (NYSE: PK), Hilton Grand Vacations Inc. (NYSE: HGV) and Hilton (NYSE: HLT). Park Hotels & Resorts will own most of Hilton’s owned and leased real estate properties and, with over 35,000 rooms and 67 hotels, is expected to be the second-largest publicly traded real estate investment trust in the lodging industry. Hilton Grand Vacations Inc. will own and operate Hilton’s timeshare business, while Hilton will retain its core management and franchise business and continue to trade on the NYSE as a leading global hospitality company. In connection with the proposed restructuring, the borrower has signed an operating lease with an affiliate, which is also a signatory to the loan documents (other than the promissory notes) as a co-obligor. The operating lease will automatically be effective upon consummation of the restructuring. The borrower is also required to deliver a substitute management agreement at that time. The aggregate liability of the guarantor with respect to all full recourse carve-outs in the Hilton Hawaiian Village Whole Loan documents may not exceed an amount equal to 10.0% of the principal balance of the Hilton Hawaiian Village Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party collection costs actually incurred by the lender. In addition, the guarantor is not a party to the environmental indemnity. In lieu of the guarantors signing the indemnity, the Hilton Hawaiian Village Whole Loan documents require the borrower to obtain environmental insurance. At origination, the borrower obtained an environmental insurance policy with (i) a term of 10 years, (ii) limits of $10,000,000 per occurrence and $25,000,000 in the aggregate and (iii) a $25,000 deductible.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Hilton Hawaiian Village

The Property. The Hilton Hawaiian Village property is a 2,860-room, full-service luxury resort located on the island of Oahu in Honolulu, Hawaii. The Hilton Hawaiian Village is one of Hawaii’s premier urban resort destinations, situated on an entire city block overlooking Waikiki Beach. The property is situated on an approximately 22-acre site, the majority of which is fee-owned. The property is comprised of 2,860 guest rooms spread across five towers: the Ali’I Tower (348 rooms), Diamond Head Tower (380 rooms), Rainbow Tower (796 rooms), Kalia Tower (315 rooms) and Tapa Tower (1,021 rooms). The towers each offer unique guest room accommodations and are situated on ocean-front property, offering views of Waikiki Beach, Diamond Head and downtown Honolulu. The property is the only self-contained destination resort in Waikiki and offers the largest guest room inventory in the state of Hawaii, as well as the most meeting space within its competitive set. The property offers a host of resort-style amenities and services, including 20 food and beverage outlets, over 150,000 square feet of flexible indoor and outdoor function space, three conference centers, five swimming pools, a saltwater lagoon, spa grottos, the Mandara Spa and Fitness Center, a chapel and a retail component comprised of over 100 retail tenants.

The property was initially constructed by Hilton in 1961 and has undergone several extensive renovations throughout its existence. Since 2008, the loan sponsor has invested approximately $232.2 million (approximately $81,188 per room) in capital expenditures spread across all segments of the property. Most recently, according to the loan sponsor, a full-scale renovation of its premier luxury guest room tower, the Ali’I Tower, was completed in 2012, updating the guest rooms and suites, main lobby and library at an estimated cost of approximately $20.6 million. Additionally, the loan sponsor completed a comprehensive renovation of the Diamond Head Tower in 2014 at an estimated cost of approximately $17.9 million.

Historical Capital Expenditures(1)
	2008	2009	2010	2011	2012	2013	2014	2015	YTD 2016(2)	Total
Capital Expenditures(3)	$22,216	$16,509	$8,834	$56,117	$42,568	$28,138	$32,965	$15,559	$9,293	$232,198
Per Room	$7,768	$5,772	$3,089	$19,621	$14,884	$9,838	$11,526	$5,440	$3,249	$81,188
(1)	Based on actual capital expenditures as provided by the loan sponsor.

(2)	YTD 2016 Capital Expenditures are as of September 30, 2016.

(3)	Capital Expenditures are presented in (000)’s.

The property offers approximately 150,000 square feet of indoor and outdoor meeting and function space, which is split between three primary locations: the second floor of the Tapa Tower, the base of the Kalia Tower and the Mid-Pacific Conference Center. The property features over 65,000 square feet of indoor meeting space spread throughout four buildings, as well as two outdoor lawns: the Lagoon Green and the Village Green. The Mid-Pacific Conference Center, a stand-alone building, underwent a full-scale refurbishment in 2013 and features 35,000 square feet of meeting/event space, including the 24,840 square foot Coral Ballroom, which is divisible into five separate breakout rooms. It is among the largest conference centers in the Hawaiian Islands and offers the largest capacity ballroom, accommodating up to 2,600 guests.

The property features approximately 130,489 square feet of leased retail and restaurant space, which was 78.5% occupied by over 100 tenants as of September 2016. The retail component of the property generated TTM September 2016 sales of approximately $136.1 million for reporting tenants. For the trailing 12-month period ending September 30, 2016, the retail component of the property generated approximately $20.8 million in retail revenue (retail revenue is inclusive of reimbursements for common area maintenance, tax and marketing expenses, as provided by the loan sponsor) which, net of undistributed expenses attributable to the retail component (as estimated by the loan sponsor), accounts for approximately 13.1% of net cash flow, providing diversity to traditional hotel revenue streams. While the majority of the property’s leased space is made up of traditional retail and restaurant tenants, the hotel also leases some office space to Hilton Grand Vacations and third-party travel wholesalers, such as Kintetsu and JTB. The hotel’s Ocean Crystal Chapel and Lagoon Chapel are also leased to a third-party operator.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Hilton Hawaiian Village

Historical Retail Component Sales(1)
	2013	2014	2015	TTM(2)
Total Sales	$130,613,993	$141,808,186	$137,316,925	$136,055,744
Sales PSF	$1,552	$1,651	$1,590	$1,496
(1)	Historical Sales for reporting tenants were provided by the loan sponsor.

(2)	TTM is as of September 30, 2016.

Collateral Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Lease Expiration Date	Base Rent PSF	% of Total Base Rent	Most Recent Sales(3)	Most Recent Sales PSF(3)
Mandara Spa	NA / NA / NA	12,583	9.6%	8/31/2017	$53.61	3.9%	$2,903,709	$231
Hatsuhana Hawaii	NA / NA / NA	6,026	4.6%	11/30/2018	$52.38	1.8%	$2,969,958	$493
Fresco	NA / NA / NA	5,983	4.6%	12/31/2018	$58.38	2.0%	$3,331,316	$557
Benihana of Tokyo	NA / NA / NA	5,300	4.1%	5/31/2021	$127.67	3.9%	$6,561,789	$1,238
Best Bridal - Lagoon Chapel	NA / NA / NA	4,755	3.6%	10/31/2022	$57.45	1.6%	$520,020	$109
Watabe Wedding(4)	NA / NA / NA	4,158	3.2%	1/14/2019	$63.93	1.5%	$167,697	$40
ABC Stores - Tapa Tower	NA / NA / NA	3,500	2.7%	8/31/2022	$384.23	7.7%	$12,225,38	$3,493
Louis Vuitton	NA / A+ / NA	3,500	2.7%	8/18/2023	$146.70	2.9%	$7,978,397	$2,280
Lamonts & Whalers General Store	NA / NA / NA	2,800	2.1%	MTM	$163.11	2.6%	$1,856,972	$663
ABC Discount Store	NA / NA / NA	2,145	1.6%	12/31/2018	$812.26	10.0%	$14,519,18	$6,769
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “tenant” field whether or not the parent company guarantees the lease.

(3)	Most Recent Sales and Most Recent Sales PSF for reporting tenants were provided by the loan sponsor as of September 30, 2016.

(4)	Most Recent Sales and Most Recent Sales PSF for Watabe Wedding represent only partial year performance as the venue opened in 2016.

The Hilton Hawaiian Village property is located in Honolulu, Hawaii, in the greater Oahu lodging market and the Waikiki submarket. The island of Oahu serves as an economic center of the Hawaiian Islands. Oahu maintains its status as one of the world’s foremost destinations, with cultural venues, golf courses, restaurants, retail and recreational attractions. In 2015, approximately 5.3 million tourists, or 62.4% of Hawaii’s total air tourists, visited the island of Oahu, making it the most popular destination in the Hawaiian Islands. The total number of air visitors has increased by 435,867 from 2012 to 2015, which represents a 2.9% year-over-year increase. International travel to Oahu represented 46.3% of Oahu’s 5.3 million air visitors in 2015 and was marginally unchanged from 2014. Additionally, visitor expenditures in Oahu totaled $7.4 billion in 2015, which represents 49.3% of total expenditures by air visitors in 2015. Honolulu is the strongest lodging market in Oahu and all of the eight Hawaiian Islands, a status attributable to a temperate year-round climate, popularity as one of the leading group and leisure destinations of Hawaii, superior visitor infrastructure and high barriers to new supply. Honolulu encompasses more than 24,000 guest rooms in 74 properties and consistently achieved occupancy rates in the mid 70% to 80% range, never dropping below 74%, between 2009 and 2015. During this same period, RevPAR in Honolulu increased at an average annual rate of 9.5%, ending 2015 at $190, while the average daily rate achieved a premium of $69 over 2009. The market’s RevPAR in 2009, which represented the trough during the downturn, reflects a 14.6% decline relative to 2007, less than other leading markets.

The appraisal identified two hotels either recently opened or currently under construction in the Waikiki submarket that are expected to have some degree of competitive interaction with the Hilton Hawaiian Village property. The 623-room Hilton Garden Inn (Ohana Waikiki West Redevelopment) opened in June 2016, while the 230-room boutique Hyatt Centric (Waikiki Trade Center Redevelopment) is expected to open in March 2017. Though offered at a competitive price-point with national brand affiliations, the appraisal notes that both options are non-beachfront locations with select-service product offerings. Additionally, the appraisal notes significant barriers to entry, including nearly no developable ocean-front land and prohibitively high costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Hilton Hawaiian Village

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hilton Hawaiian Village(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	89.0%	$248.36	$221.07	89.9%	$237.77	$213.84	101.0%	95.7%	96.7%
2014	87.8%	$250.07	$219.50	90.7%	$238.34	$216.26	103.4%	95.3%	98.5%
2015	89.0%	$256.75	$228.38	94.4%	$240.62	$227.20	106.2%	93.7%	99.5%
TTM(5)	89.9%	$259.08	$232.92	94.6%	$250.09	$236.65	105.3%	96.5%	101.6%

(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Hilton Hawaiian Village property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Data provided by STR. The competitive set contains the following properties: Sheraton Waikiki, Marriott Waikiki Beach Resort & Spa, Hyatt Regency Waikiki Beach Resort & Spa, Westin Moana Surfrider, Sheraton Hotel Princess Kaiulani, Outrigger Reef Waikiki Beach Resort and Outrigger Waikiki Beach Resort.

(3)	Based on operating statements provided by the borrower, with the exception of 2013 and 2014 which have been adjusted by STR for both ADR and RevPAR in order to normalize for a change in accounting methodology in 2015. Prior to 2015, borrower operating statements presented ADR and RevPAR inclusive of resort fees. For all years presented above, ADR and RevPAR are calculated exclusive of resort fees.

(4)	Penetration Factor is calculated based on data provided by STR for the competitive set and borrower-provided operating statements for the property.

(5)	TTM represents the trailing 12-month period ending on September 30, 2016.

Competitive Hotels Profile(1)
				2015 Estimated Market Mix			2015 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Wholesale	Transient	Meeting & Group	Occupancy	ADR	RevPAR
Hilton Hawaiian Village(2)	2,860	1961	150,000	37%	44%	19%	94.4%	$240.62	$227.20
Primary Competitors
Sheraton Waikiki	1,636	1971	48,210	65%	15%	20%	90-95%	$300-325	$280-290
Marriott Waikiki Beach Resort & Spa	1,310	1971	55,000	20%	60%	20%	85-90%	$210-220	$180-190
Hyatt Regency Waikiki Beach Resort & Spa	1,230	1976	23,130	60%	25%	15%	85-90%	$250-260	$220-230
Westin Moana Surfrider	791	1901-1969	23,612	60%	30%	10%	85-90%	$350-375	$300-325
Secondary Competitors
Sheraton Hotel Princess Kaiulani	1,000	1955	14,000	65%	25%	10%	85-90%	$150-160	$130-140
Outrigger Reef Waikiki Beach Resort	635	1956	9,600	55%	40%	5%	85-90%	$250-260	$220-230
Outrigger Waikiki Beach Resort	524	1967	5,000	50%	40%	10%	80-85%	$260-270	$220-230
Total(3)	7,126
(1)	Based on the appraisal.

(2)	Occupancy, ADR and RevPAR are based on operating statements provided by the borrower.

(3)	Excludes the Hilton Hawaiian Village property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Hilton Hawaiian Village

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	89.9%	90.7%	94.4%	94.6%	94.6%
ADR(4)	$247.48	$259.85	$240.62	$250.09	$250.09
RevPAR(4)	$222.57	$235.77	$227.20	$236.65	$236.65
Room Revenue	$232,345,007	$246,124,088	$237,172,233	$247,711,744	$247,034,700	$86,376	66.0%
Resort Fee(4)	0	0	22,462,635	22,641,808	22,752,381	7,955	6.1%
Food and Beverage Revenue	56,844,007	62,740,100	70,771,369	69,023,623	68,996,667	24,125	18.4%
Retail Revenue(5)	19,071,361	20,048,658	20,582,018	20,786,062	19,162,812	6,700	5.1%
Other Departmental Revenue	16,714,514	17,176,781	15,802,967	16,824,201	16,491,183	5,766	4.4%
Total Revenue	$324,974,888	$346,089,627	$366,791,222	$376,987,438	$374,437,742	$130,922	100.0%
Room Expense	$55,976,889	$59,766,137	$62,515,991	$64,556,543	$64,380,098	$22,511	26.1%
Food and Beverage Expense	45,055,100	48,831,676	56,658,889	56,716,914	56,028,348	19,590	81.2%
Other Departmental Expense	7,418,538	7,148,334	7,483,496	6,425,274	6,371,608	2,228	38.6%
Departmental Expenses	$108,450,526	$115,746,148	$126,658,376	$127,698,731	$126,780,054	$44,329	33.9%
Departmental Profit	$216,524,362	$230,343,479	$240,132,846	$249,288,707	$247,657,688	$86,594	66.1%
Operating Expenses	$61,997,168	$64,229,329	$62,250,540	$64,897,454	$62,099,714	$21,713	16.6%
Gross Operating Profit	$154,527,194	$166,114,150	$177,882,306	$184,391,253	$185,557,974	$64,880	49.6%
Management Fee	$9,159,509	$9,759,316	$10,366,617	$11,551,940	$10,658,248	$3,727	2.8%
Incentive Management Fee	7,542,587	8,134,544	8,776,701	9,141,675	9,344,215	3,267	2.5%
Retail Management Fee	1,081,185	1,142,850	1,168,053	1,174,867	1,053,955	369	0.3%
Property Taxes	8,335,725	9,129,497	10,512,964	11,773,676	12,249,130	4,283	3.3%
Property Insurance	3,138,410	3,058,106	2,452,071	2,579,098	3,343,630	1,169	0.9%
Ground Rent & Other Expense	1,305,948	1,185,432	1,196,527	1,197,379	1,344,312	470	0.4%
FF&E	12,998,996	13,843,585	14,671,649	15,079,498	14,977,510	5,237	4.0%
Total Other Expenses	$43,562,359	$46,253,331	$49,144,583	$52,498,133	$52,971,000	$18,521	14.1%
Net Operating Income	$110,964,835	$119,860,819	$128,737,723	$131,893,120	$132,586,975	$46,359	35.4%
Net Cash Flow	$110,964,835	$119,860,819	$128,737,723	$131,893,120	$132,586,975	$46,359	35.4%
(1)	TTM represents the trailing 12-month period ending on September 30, 2016.

(2)	Per Room values based on 2,860 guest rooms.

(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.

(4)	Prior to a change in industry accounting methodology in 2015, resort fees were accounted for as a component of Room Revenue and included in ADR and RevPAR calculations. Since 2014, resort fees have been netted out of Room Revenue and shown separately in the Resort Fee category. ADR and RevPAR are shown net of resort fees for 2015 and all future years.

(5)	Retail tenant spaces are occupied pursuant to partial net leases. Retail Revenue is inclusive of reimbursements associated with shared common area maintenance, tax and marketing expenses. Related expenses attributable to the retail component are included in undistributed Operating Expenses for the overall property.

Property Management. The property is currently managed by Hilton Management LLC, a Delaware limited liability company and subsidiary of Hilton. The current management agreement is effective as of October 25, 2013 and expires on December 31, 2043, with three 10-year extension options; however, as part of the proposed spinoff, the current management agreement will be replaced with a new management agreement with the same management companies. The new management agreement will expire on December 31 of the 30th year from the effective date of the new agreement, with two 10-year extension options, and provides for (i) a base management fee equal to 3.0% of gross revenue (less revenue from the retail component of the property), (ii) an incentive management fee equal to 6.0% of adjusted gross profit (exclusive of the retail component of the property), (iii) a management fee equal to 5.5% of net retail income with respect to the retail component of the property and (iv) monthly FF&E deposits equal to 4.0% of gross revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Hilton Hawaiian Village

Escrows and Reserves. No upfront reserves were taken at origination.

Tax Escrows – The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as the borrower has reserved such amounts with the property manager or the manager pays such taxes, in each case pursuant to the management agreement. In the event that the borrower is no longer required to reserve such amounts with the property manager, on each payment date, the borrower will be required to deposit 1/12 of annual estimated taxes upon the occurrence of a Trigger Period (as defined below).

Insurance Escrows – The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as the borrower has reserved such amounts with the property manager or the manager pays such premiums, in each case pursuant to the management agreement. In the event that the borrower is no longer required to reserve such amounts with the property manager, on each payment date, the borrower will be required to deposit 1/12 of annual estimated insurance premiums upon the occurrence of a Trigger Period. In addition, provided that no event of default has occurred and is continuing, the requirement to deposit such amounts is waived so long as the borrower is insured under a blanket policy reasonably acceptable to the lender insuring substantially all of the real property owned, directly or indirectly, by the guarantor.

Replacement Reserves – The requirement for the borrower to make monthly deposits for replacements reserves is waived so long as the borrower has reserved such amounts with the property manager pursuant to the management agreement. In the event that the borrower is no longer required to reserve such amounts with the property manager, on each payment date, the borrower will be required to deposit 4.0% of gross income for the calendar month that is two months prior to the applicable payment date (as calculated in the loan documents).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. All revenues will be deposited into segregated property accounts maintained by the property manager on behalf of the borrower and the operating lessee, as applicable, and controlled by the lender (the “Property Accounts”). All revenues in the Property Accounts (less any account charges payable to the bank at which the Property Accounts are maintained and less any required minimum peg balance) will be transferred on each business day to accounts maintained by the property manager on behalf of the borrower and the operating lessee, as applicable (each, an “Operating Account”). Funds on deposit in the Operating Accounts will be disbursed in an amount equal to the monthly replacement reserve deposit into the manager replacement reserve account (the “Manager FF&E Reserve Account”) (each of the Manager FF&E Reserve Account, the Operating Account and the Property Account are referred to as “Manager Accounts”). The property manager will be required to apply such funds to the payment of real property taxes and insurance, ground rent, debt service (but only prior to the restructuring), management fees, capital expenditures and reserves for the same, operating expenses, emergency repairs, tenant improvement costs and leasing commissions, working capital reserves, sales and use taxes owed to governmental authorities, custodial funds and required monthly reserves, in each case in accordance with the management agreement (the “Required Payments”). The lender will not require any reserves with respect to any Required Payments which are to be paid directly by or reserved by the property manager pursuant to the management agreement. On a monthly basis, the property manager will deposit all funds remaining in the Operating Accounts after the payment of the Required Payments (“Excess Cash”) into a lender-controlled account as additional collateral for the mortgage loan (the “Cash Management Account”). So long as no Trigger Period is continuing, all funds in the Cash Management Account after payment of debt service, required reserves and operating expenses will be released to the operating lessee and/or the borrower, as applicable, not later than the business day immediately following the date such funds are deposited by the property manager. During a Trigger Period, all funds in the Cash Management Account will be deposited into the excess cash accounts and held as additional collateral for the Hilton Hawaiian Village Whole Loan. The operating lessee and/or the borrower, as applicable, is required to grant a security interest in all Manager Accounts (and the property manager will consent to the same); provided, that such amounts on deposit in the Manager Accounts will be available for use by the property manager in accordance with the management agreement following an event of default and the lender will not apply such amounts on deposit in the Manager Accounts to Hilton Hawaiian Village Whole Loan.

A “Trigger Period” will commence upon the occurrence of: (i) an event of default or (ii) the date that the debt yield (as calculated in the loan documents) is less than 7.0%.

A Trigger Period will end when (a) with respect to clause (i) above, the respective event of default has been cured or waived or (b) with respect to clause (ii) above, the debt yield (as calculated in the loan documents) exceeds 7.0% for two consecutive quarters.

Partial Releases. The borrower is permitted to release (i) the ground leased parcel, (ii) the retail component and/or (iii) certain other parcels of property that do not materially and adversely affect the ongoing operations of the remaining property, other than the lost income associated with the released parcels, in each case through a partial prepayment of the Hilton Hawaiian Village Whole Loan at any time after the expiration of the lockout period upon certain terms and conditions contained in the loan documents (including, without limitation, the yield maintenance premium, if applicable). Please see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Fresno Fashion Fair Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Fresno Fashion Fair Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Fresno Fashion Fair Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Fresno Fashion Fair Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Fresno Fashion Fair Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$80,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$80,000,000	Property Type - Subtype:	Retail – Super Regional Mall
% of Pool by IPB:	8.0%	Net Rentable Area (SF)(4):	536,093
Loan Purpose:	Recapitalization	Location:	Fresno, CA
Borrower:	Macerich Fresno Limited	Year Built / Renovated:	1970 / 2003
	Partnership	Occupancy:	88.2%
Sponsor:	The Macerich Partnership, L.P.	Occupancy Date:	8/31/2016
Interest Rate:	3.58700%	Number of Tenants:	112
Note Date:	10/6/2016	2013 NOI:	$25,136,449
Maturity Date:	11/1/2026	2014 NOI:	$26,351,309
Interest-only Period:	120 months	2015 NOI:	$28,175,002
Original Term:	120 months	TTM NOI (as of 6/2016):	$28,060,898
Original Amortization:	None	UW Economic Occupancy:	89.6%
Amortization Type:	Interest Only	UW Revenues(5):	$32,392,463
Call Protection(3):	L(25),DeforGrtr1%orYM(91),O(4)	UW Expenses:	$6,099,950
Lockbox:	CMA	UW NOI:	$26,292,513
Additional Debt:	Yes	UW NCF:	$25,299,223
Additional Debt Balance:	$245,000,000	Appraised Value / Per SF:	$565,000,000 / $1,054
Additional Debt Type:	Pari Passu	Appraisal Date:	8/24/2016

Escrows and Reserves(6)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$606
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$606
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.5%
Replacement Reserves	$0	Springing	$184,080	Maturity Date LTV:	57.5%
TI/LC:	$0	Springing	$1,112,820	UW NCF DSCR:	2.14x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$325,000,000	100.0%	Return of Equity(7)	$322,225,802	99.1%
			Closing Costs	2,774,198	0.9
Total Sources	$325,000,000	100.0%	Total Uses	$325,000,000	100.0%

(1)	The Fresno Fashion Fair Mall Whole Loan was co-originated by JPMCB and Société Générale.

(2)	The Fresno Fashion Fair Mall loan is part of a whole loan evidenced by seven pari passu notes with an aggregate original principal balance of $325.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $325.0 million Fresno Fashion Fair Mall Whole Loan, as defined in “The Loan” below.

(3)	Defeasance of the full $325.0 million Fresno Fashion Fair Mall Whole Loan is permitted after the earlier to occur of (i) October 6, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”). After expiration of the REMIC Prohibition Period, the borrower is also permitted to prepay the Fresno Fashion Fair Mall Whole Loan in whole, but not in part, with a yield maintenance premium.

(4)	Net Rentable Area (SF) excludes square footage associated with the Macy’s Women & Home, Macy’s Men’s & Children’s and Forever 21. The Macy’s Women & Home land and improvements are tenant owned with no attributable base rent, while the Forever 21 land and improvements are owned by an affiliate of the loan sponsor and not held as collateral for the Fresno Fashion Fair Mall Whole Loan. Please see “Redevelopment, Master Lease and Partial Releases” below for additional details with respect to the Macy’s Men’s & Children’s ground leased space. Reimbursements for common area maintenance and real estate taxes associated with the Macy’s Women & Home and Macy’s Men’s & Children’s parcels are included in UW NOI. Additionally, Net Rentable Area (SF) is not inclusive of square footage associated with the BJ’s Restaurant, Chick-fil-A and Fleming’s, for which the respective tenants own their improvements but not the related land, which are ground leased from the borrower.

(5)	UW Revenues includes $671,491 in underwritten rent associated with in-line temporary tenants and $1,380,630 in underwritten rent associated with temporary kiosks and carts. UW Revenues also includes base rent attributable to the BJ’s Restaurant, Chick-fil-A and Fleming’s ground leases in the amount of approximately $343,850 per year.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	The Fresno Fashion Fair Mall property was previously unencumbered.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Fresno Fashion Fair Mall

The Loan. The Fresno Fashion Fair Mall loan is secured by the borrower’s fee interest in 536,093 square feet of an approximately 957,944 square foot super regional mall located in Fresno, California. The whole loan was co-originated by JPMCB and Société Générale, has an outstanding principal balance as of the Cut-off Date of $325.0 million (the “Fresno Fashion Fair Mall Whole Loan”) and is comprised of seven pari passu notes, each as described below. Note A-1-A was securitized in the JPMDB 2016-C4 Trust and is the controlling note under the related co-lender agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, by the related directing certificateholder). However, the JPMCC 2016-JP4 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Fresno Fashion Fair Mall Whole Loan has a 10-year term and will be interest-only for the term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$60,000,000	$60,000,000	JPMDB 2016-C4	Yes
A-1-B	$80,000,000	$80,000,000	JPMCC 2016-JP4	No
A-1-C	$69,000,000	$69,000,000	JPMCB	No
A-2-A	$40,000,000	$40,000,000	CFCRE 2016-C6	No
A-2-B	$36,000,000	$36,000,000	Société Générale	No
A-2-C	$35,000,000	$35,000,000	Société Générale	No
A-2-D	$5,000,000	$5,000,000	Société Générale	No
Total	$325,000,000	$325,000,000

The Borrower. The borrowing entity for the Fresno Fashion Fair Mall Whole Loan is Macerich Fresno Limited Partnership, a California limited partnership and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor for the Fresno Fashion Fair Mall Whole Loan is The Macerich Partnership, L.P., an affiliate of the Macerich Company (NYSE: MAC) (“Macerich”). Macerich is a self-administered and self-managed real estate investment trust involved in the acquisition, ownership, development, redevelopment, management and leasing of regional and community shopping centers located throughout the United States. As of December 31, 2015, Macerich owned approximately 55 million square feet of real estate consisting primarily of interests in 58 regional shopping centers. Macerich specializes in successful retail properties in many of the country’s most attractive and densely populated markets, with a significant presence in California, Arizona, Chicago and the greater New York metropolitan area. As of October 7, 2016, Macerich had a total market capitalization of approximately $10.9 billion and an enterprise value of approximately $16.1 billion. Macerich reported full-year 2015 revenues of approximately $1.3 billion with net income of approximately $488.0 million.

The loan sponsor acquired the property in 1996 for approximately $87.9 million ($164 per square foot). Since acquisition, the loan sponsor has indicated that it has invested approximately $51.9 million ($97 per square foot) in improvements to the property for a total cost basis in the property of $139.8 million ($261 per square foot). Additionally, the loan sponsor intends to invest approximately $2.5 million over the next two years in routine upgrades and maintenance.

The Property. Fresno Fashion Fair Mall is an approximately 957,944 square foot, super regional mall located in Fresno, California. Approximately 536,093 square feet of the Fresno Fashion Fair Mall serves as collateral for the Fresno Fashion Fair Mall Whole Loan. Fresno Fashion Fair Mall was originally developed in 1970 and was most recently renovated in 2003. The property is located on a 69.0 acre parcel and features four anchor spaces, six outparcel lots and approximately 355,296 square feet of in-line retail space. Since acquiring the property, the loan sponsor has undertaken two large scale redevelopment projects at the property. In 2003 the loan sponsor began an extensive interior remodeling at an estimated cost of approximately $11.7 million, aimed at repositioning and remerchandising the mall’s product offering. In addition, in 2006, the loan sponsor completed an expansion comprised of an outdoor village at an estimated cost of approximately $20.5 million. The 2006 expansion has attracted well-known national brands such as Anthropologie (10,928 square feet), Michael Kors (2,225 square feet), Sephora (5,158 square feet), Cheesecake Factory (10,200 square feet) and GUESS (5,226 square feet). The property contains 5,930 surface parking spaces for an overall parking ratio of 6.19 spaces per 1,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Fresno Fashion Fair Mall

The property is anchored by JCPenney, Macy’s Women & Home, Forever 21 and Macy’s Men’s & Children’s. JCPenney leases 153,769 square feet (28.7% of collateral net rentable area) through November 2017 and is the primary collateral anchor tenant. For the trailing 12-month period ending August 2016, JCPenney totaled $36.0 million in annual sales ($234 per square foot) and has outperformed the national average for equivalent JCPenney stores. JCPenney is an original tenant at the property and is not obligated to pay rent under its lease, but the tenant is responsible for its proportionate share of tax and common area maintenance reimbursements. Macy’s Women & Home owns its underlying land and improvements and is not collateral for the Fresno Fashion Fair Mall Whole Loan. The Forever 21 anchor parcel was conveyed to an affiliate of the loan sponsor prior to origination and does not serve as collateral for the Fresno Fashion Fair Mall Whole Loan.

Non-Owned Anchors
Tenant	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	Most Recent Sales(2)	Most Recent Sales PSF(2)
Macy’s Women & Home(3)(5)	Baa2 / BBB / BBB	176,410	$45,500,000	$258
Forever 21(3)(5)	NA / NA / NA	148,614	$10,921,726	$73
Macy’s Men’s & Children’s(4)(5)	Baa2 / BBB / BBB	76,650	$19,500,000	$254
(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(2)	Macy’s Women & Home and Macy’s Men’s & Children’s are based on the loan sponsor’s estimate, while Forever 21 is based on actual reported sales, each as of August 31, 2016.
(3)	The Macy’s Women & Home and Forever 21 anchor parcels are not part of the collateral for the Fresno Fashion Fair Mall Whole Loan. Macy’s Women & Home land and improvements are tenant-owned, while the Forever 21 land and improvements are owned by an affiliate of the loan sponsor and not held as collateral for the loan.
(4)	Please see “Redevelopment, Master Lease and Partial Releases” below for additional detail with respect to the Macy’s Men’s & Children’s ground leased space.
(5)	No base rent has been underwritten in connection with the Macy’s Women & Home, Forever 21 and Macy’s Men’s & Children’s spaces.

As of August 31, 2016, the property was 88.2% leased by 112 tenants (92.2% including temporary tenants). The overall mall, inclusive of non-owned anchor tenants, is 93.3% occupied (95.6% including temporary tenants). The property’s tenant offering is broad with a range of higher-end and mass market tenants represented. The largest non-anchor collateral tenant, Victoria’s Secret, leases 14,530 square feet (2.7% of the collateral net rentable area) through January 2027. Victoria’s Secret contributes 3.5% of the total underwritten base rent and reported sales of $683 per square foot for the trailing 12-months ending August 31, 2016. The second largest non-anchor collateral tenant, Love Culture, leases 14,135 square feet (2.6% of the collateral net rentable area) through October 2020. Love Culture contributes 3.2% of the total underwritten base rent and reported sales of $122 per square foot for the trailing 12-months ending August 31, 2016. Outside of the four anchor tenants, no individual tenant occupies more than 2.7% of collateral net rentable area or accounts for more than 3.5% in underwritten base rent. In addition to its anchors, the property’s in-line tenants largely consist of national retailers such as Apple, Abercrombie & Fitch, American Eagle Outfitters and Foot Locker.

The property has generated more than $314.0 million in overall gross sales for the trailing 12-months ending August 31, 2016, with comparable in-line sales of approximately $694 per square foot and occupancy costs of 12.5%. The property has demonstrated consistent performance with overall mall occupancy having averaged 95.8% since 2007, while net operating income has demonstrated steady year-over-over gains every year dating back to 2010. More recently, the property has experienced continued leasing momentum, with 30 new and renewal leases over the preceding 22-month period accounting for 81,688 square feet and approximately $5.1 million in underwritten base rent.

Historical and Current Occupancy(1)(2)(3)
2013	2014	2015	Current(4)
95.8%	95.8%	93.2%	88.2%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Historical and Current Occupancy includes only permanent leases.
(3)	Historical and Current Occupancy including specialty tenants with leases over six months for 2013 to Current is 96.8%, 98.4%, 98.1% and 92.2%, respectively.
(4)	Current Occupancy is as of August 31, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Fresno Fashion Fair Mall

Historical In-line Sales and Occupancy Costs(1)(2)
	2013	2014	2015	TTM(3)
In-line Sales PSF(4)	$621	$603	$642	$694
Occupancy Costs(5)	12.7%	13.4%	13.0%	12.5%
(1)	Historical In-line Sales and Occupancy Costs are based on actual reported sales or estimates, in each case provided by the sponsor.
(2)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet that reported full year sales and were provided by the sponsor.
(3)	TTM In-line Sales and Occupancy Costs are as of August 31, 2016.
(4)	In-line Sales PSF excluding Apple are $535, $524, $556 and $597 for 2013, 2014, 2015 and TTM, respectively.
(5)	Occupancy Costs excluding Apple are 14.9%, 15.4%, 15.0% and 14.6% for 2013, 2014, 2015 and TTM, respectively.

Fresno Fashion Fair Mall benefits from its location approximately 5.5 miles north of downtown Fresno, California. The property is located approximately 5.8 miles east of Highway 99, the major regional highway through the Central Valley of California and is situated between Highway 41 and Highway 168. According to the California State Transportation Agency, the daily traffic count for Highway 168 was approximately 123,000 vehicles. Additionally, the property is located just over 1.0 mile west of California State University, which had a total student population of 24,403 as of the 2016 fall semester. According to the appraisal, the property benefits from regional and local accessibility, serving a 25-mile trade area covering nearly 1.0 million residents and spanning over 300,000 households. As of year-end 2015, the Fresno metropolitan statistical area is home to approximately 975,499 people with an estimated population within a five-, seven- and 25-mile radius of the property of approximately 400,022, 623,569 and 989,691 people, respectively. Additionally, estimated household income within a five-, seven- and 25-mile radius of the property is approximately $63,126, $66,212 and $66,870, respectively, with projected annual compound growth of 3.0% through 2020.

As of the second quarter of 2016, the Fresno retail market consisted of approximately 64.2 million square feet with an overall vacancy rate of 7.5% and average asking rents of $13.14 per square foot. According to the appraisal, the property’s primary and secondary competition consists of nine properties as demonstrated in the table below. The competitive properties in the primary trade area maintained a vacancy rate of approximately 9.0% and average sales ranging from $250 to $400 per square foot. The appraisal does not identify any new or proposed directly competitive properties in the area.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Proximity (Miles)	Estimated Occupancy	Sales PSF	Anchor Tenants
Fresno Fashion Fair Mall(2)	1970 / 2003	957,944	NAP	93.3%	$597	Macy’s, Macy’s Men’s and Children’s, Forever 21, JCPenney
Primary Competition
Fig Garden Village	1956 / 2007	301,101	1.7	94.0%	$400	Whole Foods Market, CVS
The Shops at River Park	1997 / NAP	677,252	3.5	93.0%	$325	Macy’s, Edward’s Cinema, REI, Cost Plus
Marketplace At River Park	1996 / NAP	505,925	3.3	98.0%	$325	JCPenney, Target, Best Buy, Buy Buy Baby, Marshalls, Old Navy

Villagio Shopping Center	2002 / 2006	203,268	4.0	100.0%	NAV	Nordstrom Rack, Barnes & Noble, HomeGoods
Sierra Vista Mall	1988 / 2007	697,980	4.4	80.0%	$250	Sears, Kohl’s, Target, Sierra Vista Cinema
Secondary Competition
Burlington Plaza(3)	1978 / NAP	395,059	1.4	75.0%	NAV	Target, Smart & Final
Winepress S.C.(3)	1987 / NAP	310,650	4.0	79.0%	NAV	Target, Stein Mart, Anna’s Linens, Big 5
Clovis Crossing	2000 / 2005	446,643	5.8	98.0%	NAV	Walmart, Dick’s Sporting Goods, HomeGoods, Anna’s Linens

Marketplace at El Paseo	2014 / NAP	365,147	9.5	95.0%	NAV	Target, Ross Dress For Less, Old Navy, Marshalls, Burlington Coat Factory, Anna’s Linens, Petco
(1)	Based on the appraisal.

(2)	Total GLA for Fresno Fashion Fair Mall includes non-collateral space and Estimated Occupancy represents actual occupancy as of June 30, 2016, excluding temporary tenants. Sales PSF for the Fresno Fashion Fair Mall represents comparable in-line sales excluding Apple as of August 31, 2016.

(3)	Burlington Plaza and Winepress S.C. each have a vacant anchor tenant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Fresno Fashion Fair Mall

Collateral Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Lease Expiration Date	Base Rent PSF	% of Total Base Rent	Most Recent Sales PSF(3)	Occupancy Cost(3)
JCPenney(4)(5)	B1 / B / B+	153,769	28.7%	11/30/2017	$0.00	0.0%	$234	0.7%
Victoria’s Secret	Ba1 / BB+ / BB+	14,530	2.7%	1/31/2027	$47.05	3.5%	$683	9.1%
Love Culture	NA / NA / NA	14,135	2.6%	10/31/2020	$44.22	3.2%	$122	36.1%
Bank of the West	Aa3 / A- / A	14,114	2.6%	12/31/2018	$41.81	3.0%	NAV	NAV
Anthropologie	NA / NA / NA	10,928	2.0%	10/1/2017	$31.78	1.8%	$214	22.5%
Cheesecake Factory	NA / NA / NA	10,200	1.9%	1/31/2026	$40.00	2.1%	$939	5.9%
Charming Charlie	NA / NA / NA	9,563	1.8%	1/31/2022	$28.15	1.4%	$133	20.6%
New York & Company	NA / NA / NA	9,268	1.7%	1/31/2017	$36.57	1.7%	$241	27.2%
Express	NA / NA / NA	8,500	1.6%	1/31/2026	$35.33	1.6%	$466	13.4%
Abercrombie & Fitch	NA / NA / NA	7,782	1.5%	1/31/2021	$38.74	1.6%	$256	25.1%
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Most Recent Sales PSF and Occupancy Cost are based on actual reported sales or estimates, in each case provided by the sponsor as of August 31, 2016.
(4)	JCPenney is an original tenant at the property and is not obligated to pay rent under its leases. Under its current lease, JCPenney is responsible only for its proportionate share of CAM and tax reimbursements.
(5)	JCPenney’s lease will be terminated and the tenant will be released from its obligations under the lease in the event the borrower rejects its offer to purchase its leased premises. See “Purchase Option” below for additional details.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	63,336	11.8%	NAP	NAP	63,336	11.8%	NAP	NAP
2016 & MTM	5	11,593	2.2%	$879,789	4.5%	74,929	14.0%	$879,789	4.5%
2017	20	217,583	40.6%	3,169,548	16.4%	292,512	54.6%	$4,049,337	20.9%
2018	11	36,850	6.9%	2,198,365	11.3%	329,362	61.4%	$6,247,703	32.3%
2019	12	23,461	4.4%	1,648,486	8.5%	352,823	65.8%	$7,896,188	40.8%
2020	14	38,821	7.2%	2,387,052	12.3%	391,644	73.1%	$10,283,240	53.1%
2021	9	18,358	3.4%	1,243,419	6.4%	410,002	76.5%	$11,526,660	59.5%
2022	3	19,614	3.7%	704,404	3.6%	429,616	80.1%	$12,231,063	63.1%
2023	10	25,011	4.7%	1,586,161	8.2%	454,627	84.8%	$13,817,224	71.3%
2024	12	21,857	4.1%	2,235,116	11.5%	476,484	88.9%	$16,052,340	82.9%
2025	6	11,945	2.2%	827,844	4.3%	488,429	91.1%	$16,880,184	87.1%
2026	7	31,302	5.8%	1,598,803	8.3%	519,731	96.9%	$18,478,988	95.4%
2027 & Beyond(3)	3	16,362	3.1%	893,295	4.6%	536,093	100.0%	$19,372,283	100.0%
Total	112	536,093	100.0%	$19,372,283	100.0%
(1)	Based on the underwritten rent roll.
(2)	Lease Rollover Schedule excludes the square footage associated with the Macy’s Women & Home, Macy’s Men’s & Children’s and Forever 21 boxes. The Macy’s Women & Home land and improvements are tenant-owned with no attributable base rent, while the Forever 21 land and improvements are Macerich-owned and not collateral for the Fresno Fair Fashion Mall Whole Loan. While currently held as collateral for the loan, the Macy’s Men’s & Children’s anchor parcel is subject to free release by the borrower with no accompanying payment of a release price or prepayment of the Fresno Fashion Fair Mall Whole Loan.
(3)	2027 & Beyond Net Rentable Area Expiring represents owned collateral only and excludes the square footage associated with BJ’s Restaurant, Chick-fil-A and Fleming’s, for which the respective tenant owns their improvements but not the related land, which are ground leased from the borrower. Underwritten base rent attributable to the BJ’s Restaurant, Chick-fil-A and Fleming’s ground leases is approximately $343,850 per year and is included in 2027 & Beyond Base Rent Expiring.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Fresno Fashion Fair Mall

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$18,767,733	$20,007,601	$20,310,953	$19,947,818	$19,372,283	$36.14	59.9%
Vacant Income	0	0	0	0	3,363,389	6.27	10.4
Gross Potential Rent	$18,767,733	$20,007,601	$20,310,953	$19,947,818	$22,735,672	$42.41	70.3%
CAM Reimbursement	8,043,147	8,289,431	8,666,014	8,475,155	7,533,990	14.05	23.3
Real Estate	1,646,215	1,693,458	1,809,238	1,937,699	1,704,975	3.18	5.3
Percentage Rent	455,674	281,211	295,450	420,797	249,478	0.47	0.8
Other Rental Storage	33,956	30,976	50,479	98,346	98,483	0.18	0.3
Net Rental Income	$28,946,725	$30,302,678	$31,132,134	$30,879,815	$32,322,598	$60.29	100.0%
(Vacancy/Credit Loss)	(205,366)	(244,149)	(454,317)	(475,769)	(3,363,389)	(6.27)	(10.4)
Other Income(5)	2,846,161	2,735,663	3,150,590	3,385,584	3,433,254	6.40	10.6
Effective Gross Income	$31,587,519	$32,794,192	$33,828,408	$33,789,630	$32,392,463	$60.42	100.2%
Total Expenses	$6,451,070	$6,442,883	$5,653,406	$5,728,731	$6,099,950	$11.38	18.8%
Net Operating Income	$25,136,449	$26,351,309	$28,175,002	$28,060,898	$26,292,513	$49.04	81.2%
Total TI/LC, Capex/RR	0	0	0	0	993,289	1.85	3.1
Net Cash Flow	$25,136,449	$26,351,309	$28,175,002	$28,060,898	$25,299,223	$47.19	78.1%
(1)	TTM represents the trailing 12-month period ending on June 30, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is inclusive of $456,449 in contractual rent steps underwritten though August 2017.

(4)	Non-collateral anchor tenants, Macy’s Women & Home, Forever 21 and Macy’s Men’s & Children’s, have not been included in Rents in Place. Underwritten Rents in Place is inclusive of approximately $343,850 attributable to the BJ’s Restaurant, Chick-fil-A and Fleming’s ground leases.

(5)	Other Income includes tenant marketing expense reimbursements and other rents, including $671,491 in underwritten base rent associated with in-line temporary tenants and $1,380,360 in underwritten base rent associated with temporary kiosks and carts.

Property Management. The property is managed by Macerich Property Management Company, LLC, an affiliate of the loan sponsor.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) no Trigger Period (as defined below) has occurred and is continuing and (ii) the borrower delivers evidence reasonably satisfactory to the lender that all taxes have been timely paid.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no Trigger Period has occurred and is continuing and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents and that all premiums have been timely paid.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve account is waived so long as no Trigger Period has occurred and is continuing. Following the occurrence and during the continuance of a Trigger Period, the borrower is required to deposit $7,670 per month (approximately $0.17 per square foot annually) for replacement reserves. The reserve is subject to a cap of $184,080 (approximately $0.34 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as no Trigger Period has occurred and is continuing. Following the occurrence and during the continuance of a Trigger Period, the borrower is required to deposit approximately $46,368 per month (approximately $1.04 per square foot annually) for TI/LC reserves. The TI/LC reserve is subject to a cap of $1,112,820 (approximately $2.08 per square foot). The borrower is also required to deposit any lease termination payments (regardless of the existence of a Trigger Period) into the TI/LC reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Fresno Fashion Fair Mall

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters are required to be sent to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then transferred to an account controlled by the borrower until the occurrence of a Trigger Period (as defined below). During the continuance of a Trigger Period, all rents will be swept weekly to a segregated cash management account and held in trust for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Trigger Period until the occurrence of a Trigger Period Cure (as defined below), all excess cash after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the Fresno Fashion Fair Mall Whole Loan.

A “Trigger Period” means (i) the occurrence and continuance of an event of default or (ii) the occurrence of a DSCR Trigger Event.

A “DSCR Trigger Event” means the period commencing on the date when the debt service coverage ratio (as calculated in the loan documents) falls below 1.45x.

A “Trigger Period Cure” means (a) with respect to the Trigger Period caused solely by an event of default, the event of default has been cured (and no other event of default is continuing) or (b) with respect to the Trigger Period caused solely by a DSCR Trigger Event, the achievement of a debt service coverage ratio of 1.50x for two consecutive calendar quarters.

Redevelopment, Master Lease and Partial Releases. The borrower is permitted to engage in certain redevelopment activities at the property, which may include the modification and/or termination of the Macy’s Men’s and Children’s or JCPenney leases and the release of surface parking adjacent to the Forever 21 store and/or the Macy’s Men’s and Children’s store with the adjacent parking area, in each case without the payment of a release price or prepayment of the loan. In the event of any decrease in underwritten net operating income (as defined in the Fresno Fashion Fair Mall Whole Loan documents) as a result of the redevelopment activities, the borrower is required to enter into a master lease with the guarantor for all vacant space at the property. The rent under any such master lease is required to be in the amount of any decrease in underwritten net operating income. The loan documents provide that rent under such master lease will be reduced if and to the extent underwritten net operating income with respect to the property increases, as determined on a quarterly basis. With respect to any termination of the Macy’s Men’s & Children’s lease or the JCPenney lease, the master lease will terminate if: (x) the underwritten net operating income with respect to the property is restored to the greater of (i) pre-development levels and (ii) $27,000,000 and (y) the areas impacted by such redevelopment activities are 90% or more occupied with tenants in possession and paying rent. With respect to any modification of the Macy’s Men’s & Children’s lease and/or the JCPenney lease resulting in a decrease in underwritten net operating income, the master lease will terminate when the underwritten NOI is restored to the greater of (i) pre-modification levels and (ii) $27,000,000. No base rent has been underwritten in connection with the Macy’s Women & Home, JCPenney, Macy’s Men’s & Children’s and Forever 21 spaces. Please see “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”, “—Redevelopment, Renovation and Expansion” and “—Certain Terms of the Mortgage Loan.—Partial Releases” in the Preliminary Prospectus for additional information.

Purchase Option. JCPenney has the right to purchase its parcel under the related lease. The borrower may nullify this purchase option, but the lease provides that a rejection of the offer to purchase will result in a termination of the lease and JCPenney being released from its obligations under the lease, as long as JCPenney pays all basic rents and other amounts due. The loan documents require that the borrower reject any offer by JCPenney to purchase the leased parcel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

9 West 57th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

9 West 57th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

9 West 57th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

9 West 57th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

9 West 57th Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee / Leasehold
(Moody’s / Fitch / KBRA)(1):	Aaa / AAA / AAA	Property Type - Subtype:	Office – CBD
Original Principal Balance(2):	$63,000,000	Net Rentable Area (SF):	1,680,218
Cut-off Date Principal Balance(2):	$63,000,000	Location:	New York, NY
% of Pool by IPB:	6.3%	Year Built / Renovated:	1972 / N/A
Loan Purpose:	Refinance	Occupancy:	63.5%
Borrowers:	Solow Building Company II, L.L.C.	Occupancy Date:	6/1/2016
	and Solovieff Realty Co. II, L.L.C.	Number of Tenants:	26
Sponsor:	Sheldon H. Solow	2013 NOI(4):	$60,972,979
Interest Rate:	2.85950%	2014 NOI(4):	$67,687,210
Note Date:	8/30/2016	2015 NOI(4):	$85,164,572
Maturity Date:	9/1/2026	TTM NOI (as of 6/2016)(4):	$97,014,333
Interest-only Period:	120 months	UW Economic Occupancy:	66.9%
Original Term:	120 months	UW Revenues:	$166,714,099
Original Amortization:	None	UW Expenses:	$58,877,243
Amortization Type:	Interest Only	UW NOI(4):	$107,836,855
Call Protection(3):	L(27),Def(86),O(7)	UW NCF:	$107,098,067
Lockbox:	CMA	Appraised Value / Per SF:	$3,400,000,000 / $2,024
Additional Debt:	Yes	Appraisal Date:	7/28/2016
Additional Debt Balance:	$950,724,000 / $186,276,000
Additional Debt Type:	Pari Passu / Subordinate Debt

Escrows and Reserves(5)				Financial Information(2)
	Initial	Monthly	Initial Cap		Pari Passu Debt	Whole Loan
Taxes:	$9,417,640	$3,139,213	N/A	Cut-off Date Loan / SF:	$603	$714
Insurance:	$264,333	$88,111	N/A	Maturity Date Loan / SF:	$603	$714
Replacement Reserves:	$0	$61,615	$2,500,000	Cut-off Date LTV:	29.8%	35.3%
TI/LC:	$25,000,000	Springing	$25,000,000	Maturity Date LTV:	29.8%	35.3%
Other:	$29,811,518	$0	N/A	UW NCF DSCR:	3.64x	3.08x
				UW NOI Debt Yield:	10.6%	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$1,200,000,000	100.0%	Payoff Existing Debt	$630,769,032	52.6%
			Return of Equity	484,972,507	40.4
			Upfront Reserves	64,493,490	5.4
			Closing Costs	19,764,970	1.6
Total Sources	$1,200,000,000	100.0%	Total Uses	$1,200,000,000	100.0%

(1)	Moody’s, Fitch and KBRA have confirmed that the 9 West 57th Street loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(2)	The 9 West 57th Street loan is part of a whole loan evidenced by six pari passu notes and one subordinate note with an aggregate original principal balance as of the Cut-off Date of $1.2 billion. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $1.2 billion 9 West 57th Street Whole Loan, as defined in “The Loan” below.

(3)	The lockout period will be at least 27 payments beginning with and including the first payment date of October 1, 2016. Defeasance of the full $1.2 billion 9 West 57th Street Whole Loan is permitted at any time after the earlier to occur of (A) two years after the closing date of the final REMIC that holds any note evidencing the 9 West 57th Street Whole Loan or (B) the third anniversary of the origination date.

(4)	The increase in 2014 NOI from 2013 is primarily due to an increase in occupancy from 50.9% to 63.5%. The increase in 2015 NOI from 2014 is primarily due to an increase in occupancy from 63.5% to 67.3% and an increase in in-place weighted average base rent per square foot from approximately $97.86 to approximately $113.98 per square foot. The increase in TTM NOI from 2015 is primarily due to an increase in in-place weighted average base rent from approximately $113.98 to approximately $127.10 per square foot. The increase in UW NOI from TTM is primarily due to the inclusion of tenants who have signed leases but have not begun paying rent including Zimmer Partners LP (20,100 square feet) and Seven Bridges Advisors LLC (7,560 square feet).

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

9 West 57th Street

The Loan. The 9 West 57th Street loan is secured by a first mortgage lien on the borrowers’ fee and leasehold interests in a 50-story, 1,680,218 square foot office building located on West 57th Street in Manhattan between 5th and 6th Avenues. The building is near the 5th Avenue retail corridor and across the street from the Plaza Hotel within the Plaza District submarket. The whole loan has an outstanding principal balance as of the Cut-off Date of $1.2 billion (the “9 West 57th Street Whole Loan”), and is comprised of (i) one senior note with an outstanding principal balance as of the Cut-off Date of $63.0 million, (ii) five pari passu senior companion notes (also pari passu with respect to the 9 West 57th Street loan) with an aggregate outstanding principal balance as of the Cut-off Date of approximately $950.7 million (the “9 West 57th Street Pari Passu Companion Loans”) and (iii) one subordinate note with an outstanding principal balance as of the Cut-off Date of approximately $186.3 million (the “9 West 57th Street Subordinate Companion Loan”), each as described below. The 9 West 57th Street loan and each of the 9 West 57th Street Pari Passu Companion Loans are pari passu in right of payment with each other and are generally senior in right of payment to the 9 West 57th Street Subordinate Companion Loan as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 9 West 57th Street Whole Loan” in the Preliminary Prospectus. The senior note A-1 and the 9 West 57th Street Subordinate Companion Loan were contributed to the JPMCC 2016-NINE securitization trust, a private CMBS securitization pursuant to which the 9 West 57th Street loan is serviced and administered. The 9 West 57th Street Whole Loan has a 10-year term and is interest-only for the entire term. The previously existing debt was securitized in the COMM 2012-9W57 securitization.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$670,724,000	$670,724,000	JPMCC 2016-NINE	No
A-2	100,000,000	100,000,000	JPMCC 2016-JP3	No
A-3-A	50,000,000	50,000,000	Privately Sold	No
A-3-B	50,000,000	50,000,000	CSAIL 2016-C7	No
A-4	80,000,000	80,000,000	JPMDB 2016-C4	No
A-5	63,000,000	63,000,000	JPMCC 2016-JP4	No
B-1	186,276,000	186,276,000	JPMCC 2016-NINE	No
Total	$1,200,000,000	$1,200,000,000

The Borrowers. The borrowing entities for the 9 West 57th Street Whole Loan are Solow Building Company II, L.L.C. and Solovieff Realty Co. II, L.L.C., each a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor of the borrowers is Sheldon H. Solow who has been an owner and developer of commercial and residential properties in New York since 1950 and has owned the property since developing it in 1972. Sheldon H. Solow has a real estate portfolio consisting of approximately 18 commercial and residential properties in New York City, including 265 East 66th Street, One East River Place and 419 East 60th Street. Solow has shown his commitment to the property by periodically upgrading and improving it over a period of more than 40 years in order to attract top tier tenants.

The Property. 9 West 57th Street consists of 50 stories with 47 office levels and three subterranean levels that contain a mix of retail, storage and service areas as well as a 285-space parking garage. The full-service restaurant, Brasserie 8 ½, is located on the first subterranean level. According to the appraisal, the property is an iconic trophy office property and is widely perceived as being one of the top three office buildings in New York City due to its excellent Plaza District location, quality tenancy and unobstructed Central Park views from the 27th floor and above. As of June 1, 2016, the property was leased to 26 tenants, including a number of institutional quality tenants. 9 West 57th Street serves as headquarters’ location for Kohlberg, Kravis, Roberts & Co. (“KKR”), Chanel Inc. (“Chanel”), Apollo Management Holdings, L.P. (“Apollo”), Och Ziff Management LP, Tiger Global Management LLC and Ruane, Cunniff & Goldfarb Inc. The property commands some of the highest per square foot office rents in Manhattan with certain higher floor in-place rents exceeding $200 per square foot. The property was 63.5% occupied as of June 1, 2016, considerably below the Plaza District market occupancy of 89.9%, which presents the opportunity for improvement in the debt yield and debt service coverage ratio if the property’s occupancy increases during the loan term. The sponsor is marketing the approximately 600,000 square feet of vacant space at the property.

The property’s largest tenant is KKR, a global investment firm headquartered at the property, which leases 11.7% of the net rentable area through December 2020 across seven floors. KKR has over $131.0 billion of assets under management with over 800 employees. The second largest tenant, Chanel, leases 11.0% of the net rentable area through May 2031. Chanel is a French designer of women’s luxury fashion items and the property serves as its United States headquarters. The Chanel brand had over $5.2 billion in revenues in 2016 and over 12,760 employees. The third largest tenant, Apollo, leases 6.6% of the net rentable area through April 2020. Apollo is a global alternative asset manager with a value-oriented investment strategy in private equity, credit and real estate. As of 2016, Apollo had $173 billion of assets under management and is also headquartered at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

9 West 57th Street

The property is located in the Plaza District in Midtown Manhattan and in close proximity to the Plaza Hotel, 5th Avenue, the Museum of Modern Art, Rockefeller Center, Carnegie Hall, Radio City Music Hall, Columbus Circle and Grand Central Terminal. Midtown Manhattan is home to numerous national and multinational corporations, such as The Blackstone Group, Bloomberg L.P., Estée Lauder, JPMorgan Chase and NBC. The surrounding area has a number of luxury hotels, including The Four Seasons, The Peninsula, The Plaza and The St. Regis. The property is located along “Billionaire’s Row” which includes several luxury residential condominium developments such as One57, 432 Park, 220 Central Park South and 111 West 57th Street. Certain residential condominium units along “Billionaire’s Row” have sold for more than $9,000 per square foot.

As of the second quarter of 2016, the Plaza District submarket reported an overall vacancy rate of 10.1% and overall average asking rents of $128.36 per square foot. The appraisal identified four comparable Class A trophy office buildings including the Seagram Building (375 Park Avenue), 667 Madison Avenue, the GM Building (767 5th Avenue) and Lever House (390 Park Avenue) with current asking rents ranging from $125 per square foot to $220 per square foot, which is in line with the property.

Historical and Current Occupancy(1)
2013(2)	2014(2)	2015(2)	Current(3)
50.9%	63.5%	67.3%	63.5%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The increase in 2014 occupancy from 2013 is primarily driven by leases signed with SHL Investment Group (USA), Inc. and Benefit Street Partners. The increase in 2015 occupancy from 2014 is primarily driven by leases signed with Tiger Global Management LLC, Qatar Investment Authority Advisory USA Inc. and Veritas Capital Fund Management, LLC.

(3)	Current Occupancy is as of June 1, 2016.

Tenant Summary(1)
Tenant	Retail / Office Component	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Kohlberg, Kravis, Roberts & Co.(3)	Office	NA / A / A	196,124	11.7%	$121.48	16.1%	12/31/2020
Chanel Inc. (4)	Office	NA / NA / NA	185,120	11.0%	$119.07	14.9%	5/31/2031
Apollo Management Holdings, L.P. (5)	Office	NA / A / A-	111,194	6.6%	$167.17	12.6%	4/30/2020
Och Ziff Management LP	Office	NA / NA / NA	95,200	5.7%	$180.18	11.6%	12/31/2029
Providence Equity LLC (6)	Office	NA / NA / NA	51,145	3.0%	$204.62	7.1%	Various
Tiger Global Management LLC	Office	NA / NA / NA	43,490	2.6%	$171.20	5.0%	7/31/2024
Silver Lake Management Co., LLC	Office	NA / NA / NA	31,800	1.9%	$195.00	4.2%	2/9/2019
Coatue Management LLC	Office	NA / NA / NA	31,000	1.8%	$125.00	2.6%	5/31/2023
40 North Industries LLC	Office	NA / NA / NA	28,620	1.7%	$167.32	3.2%	1/31/2022
Ruane, Cunniff & Goldfarb Inc.	Office	NA / NA / NA	26,920	1.6%	$191.00	3.5%	5/31/2025
(1)	Based on the underwritten rent roll dated June 1, 2016.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Kohlberg, Kravis, Roberts & Co., has recently purchased approximately 343,000 square feet at Hudson Yards, an office development in West Midtown, Manhattan. There can be no assurance that KKR will not vacate the property upon lease expiration in December 2020. Excluding KKR from the in-place underwritten base rent, the UW NCF DSCR based on UW NCF is equal to 2.30x.

(4)	Chanel Inc.’s storage lease for 7,800 square feet expires March 31, 2031.

(5)	13,600 square feet of Apollo Management Holdings, L.P.’s office lease expires April 15, 2020. Apollo Management Holdings L.P.’s 2,294 square foot storage lease also expires April 15, 2020.

(6)	The 51,145 square foot space also includes space leased to Benefit Street Partners, an affiliate of Providence Equity LLC. Providence Equity LLC’s lease for 32,800 square feet expires March 15, 2019. Benefit Street Partners’ lease for 18,345 square feet expires September 30, 2025. Benefit Street Partners has the right to terminate its lease as of September 1, 2022, with at least 12 months’ notice and the payment of a termination fee approximately equal to the sum of (i) an amount equal to four months of base rent and (ii) any unamortized brokerage commissions paid by the landlord on account of the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

9 West 57th Street

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	613,310	36.5%	NAP	NAP	613,310	36.5%	NAP	NAP
2016	0	0	0.0	$0	0.0%	613,310	36.5%	$0	0.0%
2017	0	0	0.0	0	0.0	613,310	36.5%	$0	0.0%
2018	0	0	0.0	0	0.0	613,310	36.5%	$0	0.0%
2019	2	64,600	3.8	13,089,000	8.8	677,910	40.3%	$13,089,000	8.8%
2020	3	308,618	18.4	42,632,981	28.8	986,528	58.7%	$55,721,981	37.7%
2021	2	31,500	1.9	5,109,900	3.5	1,018,028	60.6%	$60,831,881	41.1%
2022	2	30,020	1.8	5,204,730	3.5	1,048,048	62.4%	$66,036,611	44.6%
2023	2	64,730	3.9	6,827,514	4.6	1,112,778	66.2%	$72,864,125	49.2%
2024	3	65,140	3.9	10,046,735	6.8	1,177,918	70.1%	$82,910,860	56.0%
2025	4	77,395	4.6	14,301,223	9.7	1,255,313	74.7%	$97,212,083	65.7%
2026 & Beyond	8	424,905	25.3	50,783,105	34.3	1,680,218	100.0%	$147,995,188	100.0%
Total	26	1,680,218	100.0%	$147,995,188	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2016 and includes rent steps through September 2017.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$96,419,788	$104,395,474	$128,865,929	$141,867,688	$147,995,188	$88.08	59.4%
Vacant Income	0	0	0	0	82,518,645	49.11	33.1
Gross Potential Rent	$96,419,788	$104,395,474	$128,865,929	$141,867,688	$230,513,833	$137.19	92.5%
Total Reimbursements	18,367,753	20,686,585	18,213,824	17,863,714	16,775,136	9.98	6.7
Percentage Rent Income - Garage	1,960,765	2,011,104	1,649,779	1,754,505	1,943,774	1.16	0.8
Net Rental Income	$116,748,306	$127,093,163	$148,729,532	$161,485,907	$249,232,744	$148.33	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(82,518,645)	(49.11)	(33.1)
Other Income	0	0	0	0	0	0	0.0
Effective Gross Income	$116,748,306	$127,093,163	$148,729,532	$161,485,907	$166,714,099	$99.22	66.9%

Total Expenses	$55,775,327	$59,405,953	$63,564,960	$64,471,574	$58,877,243	$35.04	35.3%

Net Operating Income(3)(4)(5)(6)	$60,972,979	$67,687,210	$85,164,572	$97,014,333	$107,836,855	$64.18	64.7%

Total TI/LC, Capex/RR	0	0	0	0	738,788	0.44	0.4%

Net Cash Flow	$60,972,979	$67,687,210	$85,164,572	$97,014,333	$107,098,067	$63.74	64.2%
(1)	TTM Column represents the trailing 12-month period ending June 30, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The increase in 2014 Net Operating Income from 2013 is primarily due to an increase in occupancy from 50.9% to 63.5%.

(4)	The increase in 2015 Net Operating Income from 2014 is primarily due to an increase in occupancy from 63.5% to 67.3% and an increase in in-place weighted average base rent per square foot from approximately $97.86 to approximately $113.98 per square foot.

(5)	The increase in TTM Net Operating Income from 2015 is primarily due to an increase in in-place weighted average base rent from approximately $113.98 to approximately $127.10 per square foot.

(6)	The increase in Underwritten Net Operating Income from TTM is primarily due to the inclusion of tenants who have signed leases but have not begun paying rent including Zimmer Partners LP (20,100 square feet) and Seven Bridges Advisors LLC (7,560 square feet).

Property Management. The property is managed by Solow Management Corp., an affiliate of the borrowers, under a management agreement that is renewed annually.

Escrows and Reserves. At origination, the borrowers deposited $25,000,000 for future tenant improvements and leasing commissions, $16,462,228 for outstanding free rent related to seven tenants at the property, $13,061,790 for outstanding tenant improvements and leasing commissions related to 10 tenants at the property, $9,417,640 for real estate taxes, $287,500 for required repairs and $264,333 for insurance reserves.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of annual estimated tax payments, which currently equates to $3,139,213.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

9 West 57th Street

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual insurance premiums, which currently equates to $88,111.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $61,615 (approximately $0.44 per square foot annually) for ongoing replacement reserves. The replacement reserve is subject to a cap of $2,500,000 (approximately $1.49 per square foot).

TI/LC Reserves - If the amount on deposit in the TI/LC reserve falls below the initial deposit of $25,000,000, on a monthly basis, the borrowers are required to escrow approximately $420,055 (approximately $3.00 per square foot annually) for tenant improvements and leasing commissions, unless, (i) the debt service coverage ratio (as calculated in the loan documents) is equal to or greater than 2.50x, (ii) the balance of the reserve account is equal to or greater than $15,000,000 and (iii) the property is occupied by tenants under leases demising no less than 65.0% of the total rentable square footage. The TI/LC reserve is subject to a cap of $25,000,000 (approximately $14.88 per square foot).

Lockbox / Cash Management. The 9 West 57th Street Whole Loan is structured with a CMA lockbox. The borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account will be swept daily into the borrowers’ operating account, unless a Trigger Period (as defined below) is continuing, in which event such funds will be swept on a daily basis into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

A “Trigger Period” commences upon the occurrence of (i) an event of default, (ii) the bankruptcy or insolvency of the borrowers, (iii) the bankruptcy or insolvency of the property manager or (iv) the debt service coverage ratio based on net cash flow (as calculated in the loan documents) falling below 2.50x based on a trailing three-month basis.

The borrowers will have the right two times (in the aggregate) in any 12-month period to cure a Trigger Period as follows: (i) if a Trigger Period exists solely by reason of an event of default, the acceptance of a cure by the lender of the applicable event of default (in its sole and absolute discretion), (ii) if a Trigger Period exists solely by reason of a bankruptcy or insolvency of a property manager, the replacement of such manager with a qualified manager under a management agreement acceptable to the lender within 60 days and (iii) if a Trigger Period exists solely by reason of the debt service coverage ratio falling below 2.50x for a trailing three-month period, the achievement of a debt service coverage ratio for two consecutive quarters of at least 2.50x on a trailing three-month basis as reasonably determined by the lender. In no event will the borrowers have the right to cure a Trigger Period occurring by reason of a borrowers’ bankruptcy or insolvency.

Permitted Mezzanine Debt. The sole members of the borrowers are permitted to obtain a mezzanine loan secured by the ownership interests in the related borrower upon satisfaction of certain terms and conditions which include, without limitation, (i) the mezzanine lender meets a qualified lender provision in the loan documents, (ii) the combined loan-to-value ratio on the origination date of the mezzanine loan does not exceed 35.3%, (iii) the combined debt service coverage ratio (as calculated in the loan documents and based on the 12 months immediately preceding the origination date of the mezzanine loan) is not less than 3.08x and (iv) the lenders enter into an intercreditor agreement in form and substance reasonably acceptable to the mortgage lender and the rating agencies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Riverway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Riverway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Riverway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Riverway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Riverway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Riverway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Riverway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$63,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$63,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	6.3%	Net Rentable Area (SF):	869,120
Loan Purpose:	Acquisition	Location:	Rosemont, IL
Borrower:	Adventus US Realty #12 LP	Year Built / Renovated:	1988, 1994 / 2016
Sponsor:	Adventus Holdings LP	Occupancy(3):	95.0%
Interest Rate:	4.96000%	Occupancy Date:	9/30/2016
Note Date:	11/2/2016	Number of Tenants:	24
Maturity Date:	12/1/2026	2013 NOI(4):	$14,484,517
Interest-only Period:	None	2014 NOI(4):	$11,696,602
Original Term:	120 months	2015 NOI:	$12,200,715
Original Amortization:	360 months	TTM NOI (as of 8/2016)(5):	$12,272,361
Amortization Type:	Balloon	UW Economic Occupancy:	90.0%
Call Protection(2):	L(24),Def(93),O(3)	UW Revenues:	$25,871,039
Lockbox:	CMA	UW Expenses:	$12,713,001
Additional Debt:	Yes	UW NOI(5):	$13,158,038
Additional Debt Balance:	$65,000,000	UW NCF:	$11,678,973
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$176,200,000 / $203
		Appraisal Date:	9/7/2016

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$147
Taxes(7):	$360,173	$895,380	N/A	Maturity Date Loan / SF:	$121
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	72.6%
Replacement Reserves:	$14,485	$14,485	$869,100	Maturity Date LTV:	59.6%
TI/LC:	$108,640	$108,640	N/A	UW NCF DSCR:	1.42x
Other:	$7,338,122	$0	N/A	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$128,000,000		70.4%	Purchase Price	$173,000,000	95.2%
Sponsor Equity	53,779,281		29.6	Upfront Reserves	7,821,420	4.3
				Closing Costs	957,861	0.5
Total Sources	$181,779,281		100.0%	Total Uses	$181,779,281	100.0%

(1)	The Riverway loan is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $128.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $128.0 million Riverway Whole Loan, as defined in “The Loan” below.

(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of January 1, 2017. Defeasance of the full $128.0 million Riverway Whole Loan is permitted after the date that is two years after the closing date of the securitization that includes the last note to be securitized. If such date has not occurred by January 1, 2021, the borrower is also permitted to prepay the Riverway Whole Loan in whole, but not in part, with the payment of a yield maintenance premium.

(3)	Occupancy includes an expansion space of approximately 22,141 square feet for the largest tenant, U.S. Foods, for which the tenant has executed a lease but has not yet taken occupancy. The tenant is expected to take occupancy of this space in November 2016, according to the loan sponsor.

(4)	The decrease in 2014 NOI from 2013 is primarily due to rent abatements for certain tenants, including Appleton and Culligan, and an increase in one-time expenses.

(5)	UW NOI is higher than TTM NOI due to future contractual rent step increases totaling $366,501 through September 2017 and the expiration of free rent associated with certain tenants.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	Monthly Taxes will be equal to $895,380 for the first three payment dates and $500,000 thereafter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Riverway

The Loan. The Riverway loan is secured by a first mortgage lien on the borrower’s fee interest in a four-building property totaling 869,120 square feet located in Rosemont, Illinois. The property consists of three office buildings totaling 858,711 square feet and one 10,409 square foot daycare center. The whole loan has an outstanding principal balance as of the Cut-off Date of $128.0 million (the “Riverway Whole Loan”) and is comprised of two pari passu notes, each as described below. Note A-2, with an outstanding principal balance as of the Cut-off Date of $63.0 million, is the controlling note and is being contributed to the JPMCC 2016-JP4 Trust. Note A-1, with an outstanding principal balance as of the Cut-off Date of $65.0 million, is expected to be contributed to one or more future securitization trusts. The Riverway Whole Loan has a 10-year term and will amortize on a 30-year schedule.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	JPMCB	No
A-2	63,000,000	63,000,000	JPMCC 2016-JP4	Yes
Total	$128,000,000	$128,000,000

The Borrower. The borrowing entity for the Riverway Whole Loan is Adventus US Realty #12 LP, a Delaware limited partnership and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Adventus Holdings LP, a Delaware limited partnership. Adventus Holdings LP is an affiliate of Adventus Realty Trust, a private real estate investment trust formed in 2012. Based in Vancouver, Canada, Adventus Realty Trust invests in commercial real estate properties in suburban office markets outside of Chicago, Illinois and Atlanta, Georgia. The company targets properties with strong credit-worthy tenants and long term leases in place and attempts to add value through lease-up of vacant space, maximizing lease renewal rates upon maturity and strict management of operating expenses.

The Properties. Riverway is a Class A office complex consisting of three multi-tenant office buildings (“Riverway Central”, “Riverway East” and “Riverway West”, and, together, the “Riverway Office Properties”) totaling 858,711 square feet, a daycare center (“Riverway Daycare”) totaling 10,409 square feet, one owner-user office building and a Marriott Suites hotel. Riverway Central, Riverway East, Riverway West and Riverway Daycare (together, the “Riverway Properties”) serve as collateral for the Riverway Whole Loan. The Riverway Office Properties are located on a 14.1 acre parcel in Rosemont, Illinois and were constructed in 1988 and renovated in 2016. Riverway Daycare was built in 1994. As of September 30, 2016, the Riverway Properties were 95.0% leased to 24 tenants. The three largest tenants are U.S. Foods, Inc. (“U.S. Foods”) (NYSE: USFD), which occupies space at Riverway East and Riverway West, Central States Pension Fund (“Central States”) and Culligan International Company (“Culligan”), which occupy 36.9%, 21.9% and 6.1% of the net rentable area, respectively. For additional information on the properties, see below.

The Riverway Properties are located in Rosemont, Illinois in the O’Hare Area submarket. O’Hare International Airport is located approximately three miles away and the Chicago central business district is approximately 15 miles away. Primary access to the area is provided by the Kennedy Expressway, a major arterial that crosses the Chicago area in a northwest/southeast direction. Public transportation is provided by Chicago Transit Authority and Pace Suburban Bus Service, which provide access to the Chicago central business district. According to the appraisal, the trade area consisting of a five-mile radius contains approximately 154,544 people with a median household income of $60,131. As of the second quarter of 2016, the O’Hare Area submarket had an office inventory of approximately 14.1 million square feet across 106 buildings with an average occupancy rate of 74.7% and average asking rent of $24.22 per square foot. The appraisal identified eight comparable office properties that serve as a competitive set for the Riverway Office Properties. The office properties in the competitive set range from approximately 121,117 square feet to 818,000 square feet and were constructed between 1980 and 2010. The competitive set has a weighted average occupancy rate of 90.9% and an average asking rent of $18.49.

Property Summary
Property Name	Location	Net Rentable Area (SF)	Year Built/Renovated	Class	Number of Tenants(1)	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Riverway Central	Rosemont, IL	313,478	1988 / 2016	A	5	$62,200,000	$4,480,153	38.4%
Riverway East	Rosemont, IL	284,241	1988 / 2016	A	11	57,100,000	3,599,812	30.8
Riverway West	Rosemont, IL	260,992	1988 / 2016	A	10	55,600,000	3,574,098	30.6
Riverway Daycare(2)	Rosemont, IL	10,409	1994	NAP	1	1,300,000	24,910	0.2
Total		869,120			27	$176,200,000	$11,678,973	100.0%

(1)	The total number of tenants does not equal 24 because certain tenants at the Riverway Office Properties have spaces at multiple buildings.

(2)	The Riverway Daycare building is 100% leased to Bright Horizons under a lease that expires in March 2027. The tenant also has the right to terminate the lease annually on each anniversary of the lease commencement date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Riverway

Historical and Current Occupancy(1)
Property	2013	2014	2015	Current(2)
Riverway Central	91.2%	86.5%	93.9%	93.9%
Riverway East	91.2%	91.6%	90.5%	98.3%
Riverway West	98.2%	92.9%	95.9%	92.3%
Riverway Daycare	100.0%	100.0%	100.0%	100.0%
Weighted Average(3)	93.4%	90.2%	93.5%	95.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of September 30, 2016.

(3)	Weighted Average based on individual property square footage.

Riverway Central. Riverway Central is a 313,478 square foot, 11-story Class A office tower located in Rosemont, Illinois. The property includes 1,027 garage and 32 surface parking spaces (3.38 spaces per 1,000 square feet of net rentable area). As of September 30, 2016, the property was 93.9% occupied by five tenants. The largest tenant at Riverway Central is Central States Pension Fund (“Central States”), one of the country’s largest defined benefit pension plans, which first leased its space in May 2003 and currently leases 60.6% of the net rentable area at Riverway Central through December 2019 (excluding two five-year extension options) across seven floors. Established in 1955, Central States is a health management firm that provides Teamsters and their families pension, health and welfare benefits. The second largest tenant at Riverway Central is Appleton GRP LLC (“Appleton”), which first leased its space in May 2003 and currently leases 12.1% of the net rentable area at Riverway Central through July 2021 across two floors. Headquartered at the property, Appleton manufactures electrical products for a number of industries including the automotive, beverage, chemical and energy industries. The company was founded in 1903 and is an affiliate of the Emerson Electric Company (NYSE: EMR) (rated A2/A by Moody’s and S&P, respectively), a Fortune 500 company. The third largest tenant at Riverway Central is GSA Public Building Services (“GSA”) (rated Aaa/AA+/AAA by Moody’s, S&P and Fitch, respectively), which currently leases 10.6% of the net rentable area at Riverway Central through August 2, 2020. GSA’s space serves as office space for the Transportation Security Administration (“TSA”). Established by the Aviation and Transportation Security Act of 2001, the TSA is tasked with protecting the United States’ transportation systems.

Riverway East. Riverway East is a 284,241 square foot, 11-story Class A office tower located in Rosemont, Illinois. The property includes 925 garage spaces and 41 surface parking spaces (3.40 spaces per 1,000 square feet of net rentable area). As of September 30, 2016, the property was 98.3% occupied by 11 tenants. The largest tenant at Riverway East is U.S. Foods, which first leased its space in April 2006 and currently leases 69.7% of the net rentable area at Riverway East through September 2023 across eight floors. Headquartered at the property, U.S. Foods is one of the largest food distributors in the United States. It offers a range of fresh, frozen and dry food and non-food products, serving independently owned single and multi-unit restaurants, regional restaurant concepts, national restaurant chains, hospitals, nursing homes, hotels and motels, country clubs, government and military organizations, colleges and universities and retail locations. The second largest tenant at Riverway East is OMS National Insurance Company (“OMS”), which first leased its space in April 1996 and currently leases 8.6% of the net rentable area at Riverway East through January 2019. Headquartered at the property, OMS is an insurance company that provides risk management programs and insurance services to oral and maxillofacial surgeons. The third largest tenant at Riverway East is Sumitomo Corporation of America (“Sumitomo”), which first leased its space in October 2002 and currently leases 5.6% of the net rentable area at Riverway East through January 2019. Sumitomo produces steel, metal, machinery, power, chemicals, electronics, mineral resources and energy products for the automotive, electronics, energy, communications, transportation and container sectors. The company was founded in 1952 and its U.S. headquarters are located in New York, New York.

Riverway West. Riverway West is a 260,992 square foot, 11-story Class A office tower located in Rosemont, Illinois. The property includes 861 garage and 14 surface parking spaces (3.35 spaces per 1,000 square feet of net rentable area). As of September 30, 2016, the property was 92.3% occupied by nine tenants. The property’s largest tenant is U.S. Foods, which first leased its space in January 2005 and currently leases 46.8% of the net rentable area at Riverway West through September 2023 across five floors. The second largest tenant is Culligan International Company (“Culligan”), which currently leases 20.4% of the net rentable area at Riverway West through December 2021 across three floors. The building serves as the headquarters for the tenant. Founded in 1936, Culligan manufactures and distributes water filtration and treatment systems for residential, office, commercial and industrial applications. The third largest tenant is The NPD Group Inc. (“NPD”), which first leased its space in September 1994 and currently leases 14.8% of the net rentable area at Riverway West through March 2020 across two floors. NPD provides market information, tracking, analytic and advisory services to clients in the Americas, Europe and the Asia-Pacific.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Riverway

Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent	Base Rent PSF(3)	Lease Expiration Date
U.S. Foods	Riverway East	Caa1 / B+ / NA	320,341	36.9%	$5,998,551	$18.73	9/30/2023
Central States	Riverway Central	NA / NA / NA	190,077	21.9%	$3,983,311	$20.96	12/31/2019
Culligan(4)	Riverway West	NA / NA / NA	53,133	6.1%	$883,728	$16.63	12/31/2021
NPD	Riverway West	NA / NA / NA	38,917	4.5%	$696,656	$17.90	3/31/2020
Appleton	Riverway Central	A2 / A / NA	38,003	4.4%	$723,857	$19.05	7/31/2021
GSA	Riverway Central	Aaa / AA+ / AAA	33,216	3.8%	$950,370	$28.61	8/2/2020
First Union Rail	Riverway Central	Aa2 / AA- / AA	33,212	3.8%	$612,761	$18.45	1/31/2024
OMS	Riverway East	NA / NA / NA	24,521	2.8%	$489,420	$19.96	1/31/2019
Sumitomo(5)	Riverway East	A1 / A- / NA	15,776	1.8%	$331,296	$21.00	1/31/2019
PricewaterhouseCoopers	Riverway West	NA / NA / NA	11,207	1.3%	$224,140	$20.00	4/30/2020

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF represents the weighted average for each tenant in the case of tenants with various leases containing different rents per square foot.

(4)	Culligan has a one-time right to terminate its lease as of December 31, 2019, with notice on or prior to March 31, 2019 and the payment of a termination fee.

(5)	Sumitomo has a one-time right to terminate its lease as of January 31, 2018, with notice on or prior to April 30, 2017 and the payment of a termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	43,843	5.0%	NAP	NAP	43,843	5.0%	NAP	NAP
2016 & MTM(2)	2	0	0.0	$2,000	0.0%	43,843	5.0%	$2,000	0.0%
2017	3	10,125	1.2	204,196	1.3	53,968	6.2%	$206,196	1.3%
2018	3	3,811	0.4	106,261	0.7	57,779	6.6%	$312,457	2.0%
2019	3	230,374	26.5	4,804,027	30.4	288,153	33.2%	$5,116,484	32.4%
2020	5	99,809	11.5	2,193,406	13.9	387,962	44.6%	$7,309,890	46.3%
2021	4	99,951	11.5	1,770,570	11.2	487,913	56.1%	$9,080,460	57.5%
2022	0	0	0.0	0	0.0	487,913	56.1%	$9,080,460	57.5%
2023	1	320,341	36.9	5,998,551	38.0	808,254	93.0%	$15,079,011	95.5%
2024	1	33,212	3.8	612,761	3.9	841,466	96.8%	$15,691,772	99.4%
2025	1	5,366	0.6	40,737	0.3	846,832	97.4%	$15,732,509	99.6%
2026	0	0	0.0	0	0.0	846,832	97.4%	$15,732,509	99.6%
2027 & Beyond(3)	1	22,288	2.6	60,000	0.4	869,120	100.0%	$15,792,509	100.0%
Total	24	869,120	100.0%	$15,792,509	100.0%

(1)	Based on the underwritten rent roll.

(2)	2016 & MTM includes United Parcel Service and Federal Express Corporation.

(3)	2027 & Beyond includes an 8,053 square foot fitness center and 3,826 square foot management office located at Riverway East.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Riverway

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$14,744,668	$14,359,825	$14,636,219	$14,596,191	$15,792,506	$18.17	55.2%
Vacant Income	0	0	0	0	789,550	0.91	2.8
Gross Potential Rent	$14,744,668	$14,359,825	$14,636,219	$14,596,191	$16,582,056	$19.08	58.0%
Total Reimbursements	10,814,946	9,855,267	10,473,991	11,583,580	12,024,877	13.84	42.0
Net Rental Income	$25,559,614	$24,215,092	$25,110,210	$26,179,771	$28,606,934	$32.91	100.0%
(Vacancy/Credit Loss)	(150,651)	(968,767)	(458,594)	(1,464,547)	(2,860,693)	(3.29)	(10.0)
Other Income(4)	80,499	102,965	43,096	51,555	124,800	0.14	0.4
Effective Gross Income	$25,489,463	$23,349,290	$24,694,712	$24,766,779	$25,871,039	$29.77	90.4%

Total Expenses	$11,004,945	$11,652,689	$12,493,997	$12,494,418	$12,713,001	$14.63	49.1%

Net Operating Income	$14,484,517	$11,696,602	$12,200,715	$12,272,361	$13,158,038	$15.14	50.9%

Total TI/LC, Capex/RR	0	0	0	0	1,479,065	1.70	5.7

Net Cash Flow	$14,484,517	$11,696,602	$12,200,715	$12,272,361	$11,678,973	$13.44	45.1%
(1)	TTM historical financials are based on the trailing 12-month period ending on August 31, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The increase in Underwritten Rents in Place over TTM Rents in Place is due to contractual rent steps taken through September 2017 and the expiration of free rent associated with certain tenants.

(4)	Other Income consists primarily of auditorium fees, fitness center fees and sundry revenues.

Property Management. The property is managed by Cushman & Wakefield U.S., Inc.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $7.0 million for outstanding tenant improvements and leasing commissions associated with three tenants, $360,173 for tax reserves, $271,509 for free rent reserves associated with one tenant, $108,640 for future tenant improvements and leasing commissions, $81,825 for immediate repairs and $14,485 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $895,380 for the first three payment dates of the loan term and $500,000 thereafter.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $14,485 ($0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $869,100 (approximately $1.00 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $108,640 ($1.50 per square foot annually) for tenant improvements and leasing commissions reserves. The reserve is not subject to a cap.

Lockbox / Cash Management. The Riverway Whole Loan is structured with a CMA lockbox. The borrower and manager were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account will be swept daily into the borrower’s operating account unless a Trigger Period (as defined below) is continuing, in which event such funds will be swept on a daily basis into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

A “Trigger Period” commences upon the occurrence of (i) an event of default, (ii) the bankruptcy or insolvency of the borrower or the property manager, (iii) the debt service coverage ratio (as calculated in the loan documents) falling below 1.15x based on a trailing three-month basis (a “DSCR Trigger Event”), (iv) Central States or U.S. Foods (or any replacement tenant(s) (a) terminating, vacating or giving notice of its intention to terminate its lease or vacate its space or failing to give notice of its intent to renew its lease(s) or (b) becoming insolvent or bankrupt (either (a) or (b), a “Tenant Trigger Event”) or (v) U.S. Foods’ long-term credit rating being downgraded to or below “B2” or “B” by S&P, Moody’s or Fitch (the current Moody’s and S&P long-term ratings are Caa1 and B+, respectively) or the withdrawal of U.S. Foods’ credit rating (unless U.S. Foods’ rating is withdrawn solely as the result of no longer having public debt necessary to enable such rating and it maintains a net worth of at least $1 billion) (each, a “Downgrade Trigger Event”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Riverway

The borrower will have the right two times in the aggregate (except with respect to a DSCR Trigger Event, a Tenant Trigger Event or a Downgrade Trigger Event, which may be cured an unlimited number of times) during the term of the loan to cure a Trigger Period as follows: (i) if a Trigger Period exists solely by reason of an event of default, the acceptance of a cure by the lender of the applicable event of default (in its sole and absolute discretion), (ii) if a Trigger Period exists solely by reason of a bankruptcy or insolvency of a property manager, the replacement of such manager with a qualified manager under a management agreement in accordance with the loan documents, (iii) if a Trigger Period exists solely by reason of a DSCR Trigger Event, the achievement of a debt service coverage ratio for two consecutive quarters of at least 1.20x on a trailing three-month basis, (iv) if a Trigger Period exists by reason of a Tenant Trigger Event, the applicable space(s) is re-leased in accordance with the loan documents (which includes a requirement that annualized gross income (as defined in the loan documents) will be not less than $24,895,000 (as reasonably determined by the lender) and (v) if a Trigger Period exists by reason of a Downgrade Trigger Event, the reinstatement or increasing of the applicable rating as required by the loan documents (or, in the case of a Downgrade Trigger Event triggered by the net worth of U.S. Foods, such net worth being at least $1,000,000,000) or the borrower has deposited $9,800,000 in the aggregate into the TI/LC reserve account from excess cash flow as described above.

Partial Releases. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Moffett Gateway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Moffett Gateway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Moffett Gateway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Moffett Gateway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch)(1)	BBB-	Title:	Fee
Original Principal Balance(2):	$60,000,000	Property Type - Subtype:	Office – Suburban
Cut-off Date Principal Balance(2):	$60,000,000	Net Rentable Area (SF):	612,691
% of Pool by IPB:	6.0%	Location:	Sunnyvale, CA
Loan Purpose:	Refinance	Year Built / Renovated:	2016 / N/A
Borrower:	441 Real Estate LLC	Occupancy(6):	100.0%
Sponsor(3):	Joseph K. Paul	Occupancy Date:	12/1/2016
Interest Rate:	3.319403%	Number of Tenants:	1
Note Date:	9/22/2016	2013 NOI(7):	N/A
Maturity Date:	4/1/2027	2014 NOI(7):	N/A
Interest-only Period:	60 months	2015 NOI(7):	N/A
Original Term:	126 months	TTM NOI(7):	N/A
Original Amortization(4):	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$35,097,235
Call Protection(5):	L(26),Def(93),O(7)	UW Expenses:	$6,170,971
Lockbox:	Hard	UW NOI:	$28,926,265
Additional Debt:	Yes	UW NCF:	$27,631,280
Additional Debt Balance(2):	$183,000,000 / $102,000,000	Appraised Value / Per SF(8):	$525,000,000 / $857
	$50,000,000	Appraisal Date:	7/20/2016
Additional Debt Type:	Pari Passu / B-Note /
	Mezzanine Loan

Escrows and Reserves(9)				Financial Information(1)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan
Taxes:	$180,864	$180,864	N/A	Cut-off Date Loan / SF:	$397	$563
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$337	$503
Replacement Reserves:	$0	$0	N/A	Cut-off Date LTV(8):	46.3%	65.7%
TI/LC:	$0	$0	N/A	Maturity Date LTV(8):	39.3%	58.7%
Other:	$86,961,915	$0	N/A	UW NCF DSCR(10):	1.95x	1.43x
				UW NOI Debt Yield:	11.9%	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A-Notes(2)	$243,000,000	61.5%	Payoff Existing Debt	$216,321,083	54.8%
B-Note(2)	102,000,000	25.8	Upfront Reserves	87,142,779	22.1
Mezzanine Loan	50,000,000	12.7	Return of Equity	84,003,847	21.3
			Closing Costs	7,532,290	1.9
Total Sources	$395,000,000	100.0%	Total Uses	$395,000,000	100.0%
(1)	Fitch has confirmed that the Moffett Gateway Mortgage Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.
(2)	The Moffett Gateway loan is part of a whole loan evidenced by five pari passu notes with an aggregate original principal balance of $243.0 million (the “A-Notes”) and a subordinate companion loan (the “B-Note”). The A-Notes Financial Information presented in the chart above reflects the Cut-off Date balance of the A-Notes evidencing the Moffett Gateway Whole Loan, as defined in “The Loan” below, but excludes the related B-Note and mezzanine loan. The Whole Loan Financial Information presented in the chart above reflects the Cut-off Date balance of the A-Notes and B-Note evidencing the Moffett Gateway Whole Loan, but excludes the related mezzanine loan.
(3)	For a full description of Sponsor, please refer to “The Loan Sponsor” below.
(4)	The Moffett Gateway A-Notes will amortize in accordance with the amortization schedule set forth in Annex F to the Preliminary Prospectus subsequent to a five-year interest-only period. The principal payments that would otherwise have been paid to the B-Note will be used to pay down the aggregate principal balance of the A-Notes.
(5)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of November 1, 2016. Defeasance of the full $345.0 million Moffett Gateway Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not expired by November 1, 2020, the borrower is permitted to prepay the Moffett Gateway Whole Loan in whole, but not in part, with the payment of a yield maintenance premium.
(6)	The property is 100.0% leased to Google Inc. (“Google”) through March 2027 and Google has executed two leases but is not yet in occupancy. Google leases the property under two separate leases, one for 1225 Crossman Avenue (“Building One”) and the second for 1265 Crossman Avenue (“Building Two”). Google is expected to take occupancy for both spaces in early 2017 and, subsequent to any applicable free rent periods, will begin paying full rent as applicable under each lease as follows: Building One in July 2018 and Building Two in July 2017.
(7)	Historical cash flows are not available as the property was constructed in 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(8)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical market value as stabilized”, which assumes that all tenant improvement construction is complete and that all contractual free rent has “burned off” at the “stabilized” value date. At origination, the borrower reserved approximately $87.0 million for unfunded obligations (approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent). The “as-is” value as of July 20, 2016 is $430.0 million, which results in a Cut-off Date LTV and Maturity Date LTV of 56.5% and 48.0%, respectively, and a Whole Loan Cut-off Date LTV and Maturity Date LTV of 80.2% and 71.7%, respectively.
(9)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(10)	The UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex F to the Preliminary Prospectus.

The Loan. The Moffett Gateway loan is secured by a first mortgage lien on the borrower’s fee interests in a newly constructed corporate office campus consisting of two seven-story towers, an amenities building and a parking garage, located in Sunnyvale, California. The whole loan has an outstanding principal balance as of the Cut-off Date of $345.0 million (the “Moffett Gateway Whole Loan”) and is comprised of five pari passu senior notes, each as described below, with an aggregate outstanding principal balance as of the Cut-off Date of $243.0 million (collectively, the “Moffett Gateway A-Notes”) and a subordinate B-Note with an outstanding principal balance as of the Cut-off Date of $102.0 million (the “Moffett Gateway Subordinate Companion Loan”), each as described below. Note A-2, with an outstanding principal balance as of the Cut-off Date of $60.0 million, is being contributed to the JPMCC 2016-JP4 Trust (the “Moffett Gateway Mortgage Loan”). Note A-1, Note A-3 and Note A-4, with outstanding principal balances as of the Cut-off Date of $50.0 million, $40.0 million and $50.0 million, respectively, are expected to be contributed to one or more future securitization trusts and Note A-5 with an outstanding principal balance as of the Cut-off Date of $43.0 million was contributed to the JPMDB 2016-C4 trust (together, the “Moffett Gateway Pari Passu Companion Loans”). The Moffett Gateway Subordinate Companion Loan is currently held by JPMCB, but may be sold to a third party investor in the future. Under the related intercreditor agreement, prior to a control appraisal period with respect to the Moffett Gateway Subordinate Companion Loan, under certain circumstances, the holder of the Moffett Gateway Subordinate Companion Loan will have the right to approve certain major decisions with respect to the Moffett Gateway Whole Loan, to exercise certain cure rights and to replace the related special servicer with or without cause. The holder of the Moffett Gateway Subordinate Companion Loan will also have the right to purchase the Moffett Gateway A Notes under certain circumstances. After a control appraisal period occurs with respect to the Moffett Gateway Subordinate Companion Loan, the holder of Note A-2 will be entitled to exercise the rights of the controlling noteholder for the Moffett Gateway Whole Loan; however, the holder of the Moffett Gateway Pari Passu Companion Loans will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Moffett Gateway Whole Loan has a 10-year, six-month term and, subsequent to a five-year interest-only period, the Moffett Gateway A-Notes will amortize in accordance with the amortization schedule set forth on Annex F to the Preliminary Prospectus. The principal payments that would otherwise have been paid to the Moffett Gateway Subordinate Companion Loan are included as part of the scheduled amortization of the Moffett Gateway A-Notes.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	JPMCB	No
A-2	60,000,000	60,000,000	JPMCC 2016-JP4	No
A-3	40,000,000	40,000,000	JPMCB	No
A-4	50,000,000	50,000,000	JPMCB	No
A-5	43,000,000	43,000,000	JPMDB 2016-C4	No
B-1	102,000,000	102,000,000	Third Party Investor	Yes
Total	$345,000,000	$345,000,000

The Borrower. The borrowing entity for the Moffett Gateway Whole Loan is 441 Real Estate LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor is Joseph K. Paul (“Jay Paul”) and the nonrecourse carve-out guarantors are Jay Paul, Jay Paul Revocable Living Trust Dated November 9, 1999, as Amended and Restated on March 19, 2010, and Paul Guarantor LLC, a Delaware limited liability company. Jay Paul is the founder of the Jay Paul Company. The Jay Paul Company is an owner and developer of commercial office properties throughout California. Founded in 1975, the Jay Paul Company has developed or acquired over 8.5 million square feet of office space, including 21 buildings in Moffett Park totaling 5.0 million square feet. Jay Paul Company has built projects for many notable companies including Apple, Google, Amazon, Motorola, Microsoft, Boeing, Philips Electronics, HP and DreamWorks, among others. The loan sponsor focuses on sustainable design and has closed in excess of $12.0 billion in equity and debt financings since inception. The borrower is permitted to obtain the release of Jay Paul and the trust from the guaranty and environmental indemnity upon satisfaction of certain conditions in the loan documents, which include, without limitation, Paul Guarantor LLC maintaining a net worth of not less than $300.0 million and liquidity of not less than $20.0 million.

The loan sponsor purchased the land and previous buildings in 2012 for approximately $50.4 million and has spent approximately $182.5 million ($298 per square foot) on the development of the Moffett Gateway office complex. Additionally, the loan sponsor has spent approximately $55.1 million ($90 per square foot) in tenant improvement and leasing commission costs. The loan sponsor’s total cost basis is approximately $336.1 million ($549 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Property. The Moffett Gateway property is comprised of two newly-constructed seven-story Class A LEED Platinum-Certified towers totaling 597,848 square feet and is located in Sunnyvale, California. The property is situated on approximately 15.5 acres and features a 14,843 square foot amenities building, which contains a fitness center with locker rooms, showers, steam rooms and a yoga studio, a rooftop dining area, bocce court area and common and recreation areas. Additionally, the property contains 2,022 parking spaces resulting in a parking ratio of approximately 3.3 spaces per 1,000 square feet of space. The property benefits from its location at the intersection of Highways 237 and 101, two regional highway systems that provide direct access to the surrounding areas as well as the San Francisco central business district, located approximately 38.4 miles north of the property. The property is part of the larger Moffett Park development, a 519-acre area comprised of recently developed office spaces and research and development buildings. Additionally, a Santa Clara Light Rail System is located adjacent to the property, which provides service to the surrounding residential communities. The Santa Clara County Transit System provides bus service county-wide and has four stops nearby the property.

As of December 1, 2016, the property is 100.0% leased to Google pursuant to two separate 298,924 square foot triple net leases through March 31, 2027 for Building One and Building Two, each with two seven-year extension options and no early termination options. Google does not directly lease the amenities building from the landlord. Instead, Google’s right to use the amenities building is contained within each individual lease. Google’s right to use the amenities building is exclusive during any period when Google leases both office buildings and is non-exclusive for any additional tenant that may sign a lease at the property in the future. Additionally, the amenities building, which includes the parking structure, is part of the common areas which are owned in fee simple by an owners association, which is wholly owned by the borrower. The borrower has pledged the ownership interests as collateral for the Moffett Gateway Whole Loan.

Google’s main headquarters in Mountain View, California is located approximately 6.4 miles west of the property. On October 2, 2015, Google implemented a holding company reorganization in which Alphabet became the successor issuer to Google. At that time, Alphabet recognized the assets and liabilities of Google at carryover basis. Alphabet, through its subsidiaries, provides online advertising services in the United States, the United Kingdom and rest of the world. Alphabet is the second largest publicly traded company (NASDAQ: GOOG) in the world as measured by market capitalization and is rated Aa2 and AA by Moody’s and S&P, respectively. Google represents approximately 99.4% of Alphabet’s total revenues, based on Alphabet’s 2015 annual report.

The property is located in the Sunnyvale office submarket. The submarket features one of the highest concentrations of technology, software and creative tenants within Silicon Valley. Moffett Gateway is located along Moffett Park Avenue, a part of the larger Moffett Park development, which is a 519-acre area comprised of recently developed office spaces and research and development buildings. Moffett Park is home to several notable technology firms including Amazon.com, Google, Hewlett-Packard, Juniper Networks, Lockheed Martin, Microsoft, and Yahoo!. Google owns or leases approximately 3.5 million square feet of office space in Sunnyvale, making it the largest corporate occupier in the submarket. Additionally, Google collectively owns or leases approximately 15.1 million square feet in Silicon Valley and the greater San Francisco area. As of the second quarter of 2016, the Sunnyvale market had a Class A office inventory of approximately 8.9 million square feet with an overall vacancy rate of 8.8% and annual asking rents between $43.80 and $45.60 per square foot on a triple-net basis.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
N/A	N/A	N/A	100.0%
(1)	Historical Occupancy is not available as the property was constructed in 2016.
(2)	Current Occupancy is as of December 1, 2016. The property is 100.0% leased to Google through March 2027 and Google has executed two leases but is not yet in occupancy. Google leases the property under two separate leases, one for Building One and the second for Building Two. Google is expected to take occupancy in early 2017 and, subsequent to any applicable free rent periods, will begin paying full rent at Building One in July 2018 and full rent at Building Two in July 2017. At origination, the borrower reserved approximately $87.0 million for unfunded obligations (approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Google(4)	Aa2 / AA / NA	612,691	100.0%	$50.87	100.0%	3/31/2027

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Base Rent PSF includes the 14,843 square foot amenities building, for which approximately $785,298 of base rent has been underwritten. Google’s right to use the amenities building is exclusive during any period when Google leases both office buildings and is non-exclusive for any additional tenant that may sign a lease at the property in the future.
(4)	Google has two seven-year renewal options remaining for each lease. Google must provide notice of its intention to renew no earlier than January 2026 or later than June 2026.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027 & Beyond	2	612,691	100.0	31,169,318	100.0	612,691	100.0%	$31,169,318	100.0%
Total	2	612,691	100.0%	$31,169,318	100.0%
(1)	Based on the underwritten rent roll.

Google Rent Schedule
Period	Building One Base Rent per Year	Building One Base Rent per Year PSF	Building Two Base Rent per Year	Building Two Base Rent per Year PSF	Cumulative Base Rent per Year	Cumulative Base Rent per Year PSF
Months 1 – 10(1)	$0	$0.00	$0	$0.00	$0	$0.00
Months 11 – 22(1)	0	0.00	12,232,568	20.46	12,232,568	20.46
Months 23 – 34	12,599,545	21.07	13,738,744	22.98	26,338,289	44.06
Months 35 – 46	14,150,907	23.67	14,150,907	23.67	28,301,813	47.34
Months 47 – 58	14,575,434	24.38	14,575,434	24.38	29,150,868	48.76
Months 59 – 70	15,012,697	25.11	15,012,697	25.11	30,025,394	50.22
Months 71 – 82	15,463,078	25.86	15,463,078	25.86	30,926,156	51.73
Months 83 – 94	15,926,970	26.64	15,926,970	26.64	31,853,940	53.28
Months 95 – 106	16,404,779	27.44	16,404,779	27.44	32,809,559	54.88
Months 107 – 118	16,896,923	28.26	16,896,923	28.26	33,793,845	56.53
Months 119 – 128	14,431,037	24.14	14,431,037	24.14	28,862,073	48.28
Total/Wtd. Avg.(2)	$135,461,369	$25.34	$148,833,136	$25.09	$284,294,505	$49.53
(1)	The property is 100.0% leased to Google through March 2027 and Google has executed a lease but is not yet in occupancy. Google leases the property under two separate leases, one for Building One and the second for Building Two. Google is expected to take occupancy in early 2017 and, after any applicable free rent periods, will begin paying full rent as applicable under each lease as follows: Building One in July 2018 and Building Two in July 2017. At origination, the borrower reserved approximately $87.0 million for unfunded obligations (approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent).
(2)	The Total/Wtd. Avg. Base Rent and PSF numbers exclude the 14,843 square foot amenities building, for which approximately $785,298 of base rent has been underwritten. Google’s right to use the amenities building is exclusive during any period when Google leases both office buildings and is non-exclusive for any additional tenant that may sign a lease at the property in the future.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Proforma and Underwritten Net Cash Flow
	Proforma 2017	Proforma 2018	Proforma 2019	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$3,318,057	$17,393,064	$28,439,878	$31,169,318	$50.87	84.4%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$3,318,057	$17,393,064	$28,439,878	$31,169,318	$50.87	84.4%
Total Reimbursements	4,112,410	6,072,471	6,503,937	5,775,140	9.43	15.6
Net Rental Income	$7,430,467	$23,465,535	$34,943,815	$36,944,458	$60.30	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,847,223)	(3.01)	(5.0)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$7,430,467	$23,465,535	$34,943,815	$35,097,235	$57.28	95.0%

Total Expenses	$5,583,716	$6,204,727	$6,692,827	$6,170,971	$10.07	17.6%

Net Operating Income	$1,846,751	$17,260,808	$28,250,988	$28,926,265	$47.21	82.4%

Total TI/LC, Capex/RR	0	0	0	1,294,985	2.11	3.7
Net Cash Flow	$1,846,751	$17,260,808	$28,250,988	$27,631,280	$45.10	78.7%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	The property is 100.0% leased to Google through March 2027 and Google has executed a lease but is not yet in occupancy. Google leases the property under two separate leases, one for Building One and the second for Building Two. Google is expected to take occupancy in early 2017 and, after any applicable free rent periods, will begin paying full rent as applicable under each lease as follows: Building One in July 2018 and Building Two in July 2017. At origination, the borrower reserved approximately $87.0 million for unfunded obligations (approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent).

Property Management. The property is subject to a management agreement with Paul Holdings, Inc., an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $87.0 million for unfunded obligations (which included approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent reserves) and $180,864 for tax reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $180,864.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants upon the origination of the loan instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept each business day to a segregated cash management account under the control of the lender and disbursed on each payment date during the term of the loan in accordance with the loan documents. During a Cash Sweep Period (as defined below), all excess cash flow after payment of the mortgage debt service, required reserves, operating expenses and mezzanine debt service will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Period” means the period after the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or manager (if, with respect to the manager only, such bankruptcy action is not discharged, stayed or dismissed within 30 days), (iii) the date on which the debt service coverage ratio (as calculated in the loan documents), based on trailing three-months is less than 1.10x (including aggregate debt service for the Moffett Gateway A-Notes, Moffett Gateway Subordinate Companion Loan and mezzanine loan) or (iv) the occurrence of any of the following: (a) the earlier of (1) the payment date in August 2024, (2) a notification by Google of its intention to not renew its leases or (3) any failure to renew the Google leases in accordance with their terms (a “Maturity Trigger”), (b) the date on which the long term unsecured debt rating of Google or its parent company is not rated by two rating agencies, is withdrawn by two rating agencies or is downgraded to or below BBB- (or its equivalent) by two rating agencies (a “Downgrade Trigger”), (c) any default by Google under its leases (a “Default Trigger”), (d) any bankruptcy or insolvency action by Google or any party providing a guaranty or credit support for the leases (a “Tenant Bankruptcy Trigger”), or (e) Google gives notice that it intends to terminate its leases or any termination or cancellation of the leases (a “Termination Trigger”) (any of the foregoing in subpart (iv), a “Specified Tenant Trigger”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The borrower has the right to cure a Cash Sweep Period by (a) if caused by clause (i) above, the acceptance of a cure by the lender of the applicable event of default (in its sole and absolute discretion), (b) if caused by clause (ii) above solely with respect to the manager, the replacement of such manager with a qualified manager under a management agreement acceptable to the lender within 60 days (or, if such bankruptcy action was involuntary and the manager or borrower did not consent to or solicit or collude with the party filing such action, upon the same being discharged, stayed or dismissed within 60 days), (c) if caused by clause (ii) above solely with respect to the borrower if the bankruptcy action was involuntary and the borrower, guarantor or any affiliate did not consent to or solicit or collude with the party filing such action, upon the same not being discharged, stayed or dismissed within 60 days, (d) if caused by clause (iii) above, the achievement of a debt service coverage ratio for two consecutive quarters of at least 1.10x on a trailing three-month basis, (e) a Maturity Default, Google renewing both of its leases in accordance with the loan documents and paying full unabated rent without any right of offset or free rent credit or outstanding tenant improvement obligations in accordance with the loan documents, (f) a Downgrade Trigger, the initiation or reinstatement by Fitch, Moody’s and S&P, as applicable, (g) a Default Trigger, Google has cured all defaults and is paying full unabated rent without any right of offset or free rent credit or outstanding tenant improvement obligations (unless the tenant is rated at least BBB- (or its equivalent) by Fitch, Moody’s and S&P and the borrower reserves for such amounts in accordance with the loan documents), (h) a Tenant Bankruptcy Trigger, the bankruptcy action is dismissed pursuant to a final, non-appealable order and Google is paying full unabated rent without any right of offset or free rent credit or outstanding tenant improvement obligations (unless the tenant is rated at least BBB- (or its equivalent) by Fitch, Moody’s and S&P and the borrower reserves for such amounts in accordance with the loan documents), or (i) a Termination Trigger, Google has revoked or rescinded all termination or cancellation notices with respect to the lease(s) and has re-affirmed each lease as being in full force and effect and is paying full unabated rent without any right of offset or free rent credit or outstanding tenant improvement obligations (unless the tenant is rated at least BBB- (or its equivalent) by Fitch, Moody’s and S&P and the borrower reserves for such amounts in accordance with the loan documents). The borrower may also cure a Default Trigger, a Tenant Bankruptcy Trigger or a Termination Trigger by re-leasing the space leased by Google to a replacement tenant in accordance with the loan documents. In no event will the borrowers have the right to cure a Cash Sweep Period occurring by reason of a borrower’s voluntary bankruptcy or insolvency, and the borrower is limited to curing a Cash Sweep Period caused by an event of default, a Default Trigger, a Downgrade Trigger, a Tenant Bankruptcy Trigger or a Termination Trigger to no more than three times during the term of the loan.

Additional Debt. There is a $102.0 million Moffett Gateway Subordinate Companion Loan and a $50.0 million mezzanine loan, both coterminous with the Moffett Gateway A-Notes. The Moffett Gateway Subordinate Companion Loan and mezzanine loan are currently held by JPMCB and are each expected to be sold to a third party investor. The Moffett Gateway Subordinate Companion Loan has a 5.00000% coupon and is interest only for the entire term. All principal payments on the Moffett Gateway Whole Loan once amortization begins after the expiration of the interest-only period will be applied to the Moffett Gateway A-Notes, which will cause hyper-amortization of the Moffett Gateway A-Notes. The mezzanine loan has a 6.35000% coupon and is interest only for the full term of the loan. Including the Moffett Gateway Subordinate Companion Loan and mezzanine loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 75.2%, 1.22x and 7.3%, respectively. The mortgage and mezzanine lenders are in the process of negotiating an intercreditor agreement.

Partial Release. The borrower is permitted to release Building One or Building Two from the lien of the security instrument through a partial defeasance of the Moffett Gateway Whole Loan at any time after the expiration of the lockout period if, among other conditions, (i) no event of default has occurred and is continuing, (ii) the borrower defeases a portion of the Moffett Gateway Whole Loan equal to the adjusted release amount, which is equal to (a) the allocated loan amount for the applicable building plus (b) if the Google Tenancy Condition (as defined below) is not satisfied, 25% of the allocated loan amount, (iii) after giving effect to the release, the debt service coverage ratio of the remaining portion of the property based on the trailing 12-month period equals or is greater than the greater of (a) 1.23x and (b) the debt service coverage ratio for the property (including the building being released) immediately preceding the release based on the trailing-three month period.

“Google Tenancy Condition” means (a) there is no Cash Sweep Period caused by a Specified Tenant Trigger and (b) either the Google lease or a lease for the Google leased premises with a tenant that has a long term unsecured debt rating of BBB or its equivalent is in full force and effect for the remaining property.

Right of First Offer. Google has a right of first offer, so long as the borrower or an affiliate owns the property, to purchase all or any portion of the property that the borrower is willing to sell. The right of first offer expressly does not apply to any third party (including any owner by reason of foreclosure or any successor-in-interest) who subsequently owns all or any portion of the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Summit Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Summit Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Summit Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Credit Assessment (Moody’s)(1)	Baa3	Title:	Fee
Original Principal Balance(2):	$50,000,000	Property Type - Subtype:	Retail – Regional Mall
Cut-off Date Principal Balance(2):	$50,000,000	Net Rentable Area (SF)(4):	528,234
% of Pool by IPB:	5.0%	Location:	Fairlawn, OH
Loan Purpose:	Refinance	Year Built / Renovated:	1965 / 2007
Borrower:	Mall at Summit, LLC	Occupancy(5):	92.3%
Sponsor:	Simon Property Group, L.P.	Occupancy Date:	7/5/2016
Interest Rate:	3.31400%	Number of Tenants:	98
Note Date:	9/7/2016	2013 NOI(6):	$11,304,120
Maturity Date:	10/1/2026	2014 NOI(6):	$12,280,008
Interest-only Period:	120 months	2015 NOI:	$12,234,473
Original Term:	120 months	TTM NOI (as of 7/2016)(7):	$12,759,882
Original Amortization:	None	UW Economic Occupancy:	92.7%
Amortization Type:	Interest Only	UW Revenues:	$17,294,164
Call Protection(3):	L(26),Def(87),O(7)	UW Expenses:	$3,863,136
Lockbox:	CMA	UW NOI(7):	$13,431,028
Additional Debt:	Yes	UW NCF:	$12,844,933
Additional Debt Balance:	$35,000,000	Appraised Value / Per SF:	$205,000,000 / $388
Additional Debt Type:	Pari Passu	Appraisal Date:	8/8/2016

Escrows and Reserves(8)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$161
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$161
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	41.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	41.5%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	4.50x
Other:	$0	$0	N/A	UW NOI Debt Yield:	15.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$85,000,000	100.0%	Payoff Existing Debt	$65,000,000	76.5%
			Return of Equity	19,005,820	22.4
			Closing Costs	994,180	1.2
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%

(1)	Moody’s has confirmed that the Summit Mall Mortgage Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(2)	The Summit Mall loan is part of a whole loan evidenced by two pari passu senior notes, with an aggregate original principal balance of $85.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $85.0 million Summit Mall Whole Loan, as defined in “The Loan” below.

(3)	The lockout period will be at least 26 payment dates beginning with and including the first payment date on November 1, 2016. Defeasance of the full $85.0 million Summit Mall Whole Loan is permitted after the earlier to occur of (i) November 1, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not expired by November 1, 2019, the borrower is permitted to prepay the Summit Mall Whole Loan in whole, but not in part, with the payment of a yield maintenance premium (except that any portion of the Summit Mall Whole Loan that has been securitized for more than two years is required to be defeased).

(4)	Net Rentable Area (SF) is exclusive of square footage associated with the two Dillard’s boxes. The Dillard’s land and improvements are tenant-owned with no attributable base rent.

(5)	Current Occupancy is as of July 5, 2016 and includes space leased by Dewey’s Pizza (3,490 square feet) and Auntie Anne’s (250 square feet), accounting for a combined underwritten base rent of $149,360, for which the tenants have signed leases but are not yet in occupancy. The tenants are expected to take possession of the leased spaces and commence paying rent in November 2016.

(6)	The increase in 2014 NOI from 2013 NOI is primarily associated with tenants renewing their leases at higher rents.

(7)	The increase in UW NOI from TTM NOI is primarily associated with $546,578 in contractual rent steps underwritten through October 2017 and underwriting two tenants that have signed leases, but are not yet in occupancy.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Summit Mall

The Loan. The Summit Mall loan is secured by a first mortgage lien on the borrower’s fee interest in 528,234 square feet of an approximately 777,185 square foot mall located in Fairlawn, Ohio. The whole loan has an outstanding principal balance as of the Cut-off Date of $85.0 million (the “Summit Mall Whole Loan”) and is comprised of two pari passu notes, each as described below. Note A-1 is being contributed to the JPMCC 2016-JP4 Trust and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the trustee under this securitization (or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder). However, the holder of Note A-2 (including any related trustee or, prior to the occurrence and continuance of a control termination event under any related pooling and servicing agreement, any related directing certificateholder) will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Summit Mall Whole Loan has a 10-year term and is interest-only for the entire term. The previously existing debt securing the property was securitized in JPMCC 2007-LD12.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	JPMCC 2016-JP4	Yes
A-2	35,000,000	35,000,000	JPMCB	No
Total	$85,000,000	$85,000,000

The Borrower. The borrowing entity for the Summit Mall Whole Loan is Mall at Summit, LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P., an affiliate of Simon Property Group, Inc. (”SPG”). SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3/A by Moody’s and S&P) is an S&P 100 company and the largest public real estate company in the world. As of September 30, 2016, SPG owned or had an interest in 227 retail real estate properties in North America, Europe and Asia comprising approximately 189 million square feet. SPG’s liability under the nonrecourse carve-out provisions in the Summit Mall Whole Loan documents is capped at $17.0 million plus reasonable collection costs.

The Property. Summit Mall is an approximately 777,185 square foot regional mall located in Fairlawn, Ohio. Approximately 528,234 square feet of the Summit Mall property will serve as collateral for the Summit Mall Whole Loan. The property is anchored by Macy’s and two Dillard’s boxes and features national retailers such as Apple, Gap, Express, Coach, Swarovski, American Eagle, Sephora, Versona and Pandora. Summit Mall was originally built in 1965 and was renovated in 2007. In 2009, the loan sponsor completed an approximately $19.5 million renovation to add approximately 47,000 square feet of exterior facing stores along the south side of the mall to create a lifestyle component by the main entrance. This includes P.F. Chang’s, David’s Bridal, LOFT and Christopher & Banks, among others. Summit Mall has approximately 3,581 surface parking spaces, resulting in a parking ratio of approximately 6.8 spaces per 1,000 square feet of the collateral’s net rentable area.

In 2007, the property reported a net operating income of approximately $8.0 million, which has grown by approximately 59.5% to approximately $12.8 million for the trailing 12-month period ending July 2016. The property has experienced recent leasing momentum, signing 20 new and renewal leases since 2014, accounting for 56,855 square feet, or 10.8% of collateral net rentable area, with a weighted average underwritten base rent of $38.77 per square foot. The property’s total comparable collateral in-line sales for all tenants have grown from approximately $461 per square foot in 2013 to $491 per square foot as of the trailing 12-month period ending May 2016. The most recent comparable sales are above both regional and national averages and near the upper end of the property’s competitive set. Total mall sales have grown consistently, from approximately $156.6 million in 2013 to approximately $163.2 million for the trailing 12-month period ending May 2016.

Historical In-line Sales and Occupancy Costs(1)
	2013	2014	2015	TTM(2)
In-line Sales PSF(3)	$461	$428	$473	$491
Occupancy Costs(4)	10.0%	11.0%	10.9%	10.7%
(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet that reported full year sales.

(2)	TTM In-line Sales PSF and Occupancy Costs are as of May 31, 2016.

(3)	In-line Sales PSF excluding Apple are $352, $335, $374 and $379 for 2013, 2014, 2015 and the trailing 12-month period ending May 2016, respectively.

(4)	Occupancy Costs excluding Apple are 13.0%, 14.0%, 13.7% and 13.8% for 2013, 2014, 2015 and the trailing 12-month period ending May 2016, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Summit Mall

Macy’s leases 195,776 square feet (37.1% of collateral net rentable area) through October 2020 and is the only collateral anchor tenant. For the trailing 12-month period ending May 2016, Macy’s totaled approximately $28.6 million in annual sales ($146 per square foot). Macy’s recently closed its store at Chapel Hill Mall, which is the only competitor within 16.0 miles of Summit Mall. Dillard’s owns its own improvements and underlying land and is not collateral for the Summit Mall Whole Loan. Dillard’s North offers the women’s department and Dillard’s South offers the children’s, men’s and home departments. Both anchors are original tenants at the property.

Anchors
Tenant	Collateral	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	Most Recent Sales(2)	Most Recent Sales PSF(2)
Dillard’s	No	Baa3 / BBB- / BBB-	237,160	$16,400,000	$69
Macy’s	Yes	Baa2 / BBB / NA	195,776	$28,608,747	$146

(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(2)	Dillard’s is not required to report sales. Most Recent Sales are based on the loan sponsor’s estimate and are as of December 31, 2015. Macy’s Most Recent Sales is based on actual reported sales as of May 31, 2016.

As of July 5, 2016, the collateral was 92.3% leased by 98 tenants under 99 individual leases (95.4% including temporary tenants as of June 30, 2016). The overall mall, inclusive of the non-owned anchor tenants, is 95.9% occupied with a diverse tenant offering. The largest non-anchor collateral tenant, Goodyear, leases 11,732 square feet (2.2% of the collateral net rentable area) through June 2031. Goodyear contributes 3.3% of the total underwritten base rent and reported sales of approximately $91 per square foot for the trailing 12-month period ending May 31, 2016. The second largest non-anchor collateral tenant, Gap, leases 9,532 square feet (1.8% of the collateral net rentable area) through January 2018. Gap contributes 3.1% of the total underwritten base rent and reported sales of approximately $199 per square foot for the trailing 12-month period ending May 31, 2016. The third largest non-anchor collateral tenant, Express, leases 8,500 square feet (1.6% of the collateral net rentable area) through January 2021. Express contributes 2.4% of the total underwritten base rent and reported sales of approximately $379 per square foot for the trailing 12-month period ending May 31, 2016.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
94.3%	94.7%	89.2%	92.3%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of July 5, 2016 and includes space leased by Dewey’s Pizza (3,490 square feet) and Auntie Anne’s (250 square feet), accounting for a combined underwritten base rent of $149,360, for which the tenants have signed leases but are not yet in occupancy. The tenants are expected to take possession of the leased spaces and commence paying rent for their spaces in November 2016.

Summit Mall is located approximately 7.3 miles northwest of downtown Akron, Ohio. The property is located along West Market Street (Route 18) and 1.5 miles east of Interstate 77. West Market Street is the main commercial thoroughfare in Fairlawn and connects to I-77, the major regional highway that runs through the Akron central business district to Cleveland. Fairlawn is surrounded by several affluent neighborhoods. The average household income within a five-mile radius of the property is $88,584 as compared to $70,881 for the Akron CBSA in 2015. Per the appraisal, the daily traffic count for West Market Street is 20,310 vehicles. West Market Street is highly developed with professional and medical offices, strip and freestanding retail, hotels and restaurants. Additionally, the property is located opposite a series of office buildings ranging from 10,000 to 100,000 square feet. As of year-end 2015, Summit County is home to approximately 542,000 people. According to the appraisal, as of the end of 2015, the estimated population within a five-, 10- and 15-mile radius of the property was 88,353, 381,361 and 755,569 people, respectively, and the average household income was $88,584, $66,276 and $75,825, respectively, with projected annual compound growth of approximately 3.3% through 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Summit Mall

Summit Mall benefits from its location along West Market Street in Summit County. According to the appraisal, Summit Mall is the dominant enclosed mall in the Akron area. Competitive properties in the area maintained an average vacancy rate of approximately 12.0% and sales ranging from $245 to $440 per square foot. The appraisal does not identify any new or proposed directly competitive properties in the area. The current primary and secondary competition consists of five properties detailed in the table below.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Proximity (Miles)	Estimated Occupancy	Sales PSF	Anchor Tenants
Summit Mall(2)	1965 / 2007	777,185	NAP	95.4%	$473	Macy’s, Dillard’s North, Dillard’s South

Primary Competition
Chapel Hill Mall(3)	1966 / 2006	1,096,797	7.8	75.0%	$250	JCPenney, Sears
Belden Village Mall	1970 / 1987	822,924	21.2	97.0%	$440	Dillard’s, Macy’s, Sears
SouthPark Center	1996 / 2007	1,238,740	16.0	85.0%	$390	Cinemark, Dick’s Sporting Goods, Dillard’s, JCPenney, Kohl’s, Macy’s, Sears
Secondary Competition
Great Northern Mall	1976 / 1992	1,148,527	24.4	97.0%	$350	Dillard’s, JCPenney, Macy’s, Sears
Carnation City Mall	1983 / NA	354,274	28.5	86.0%	$245	Cinemark, Dunham Sports, Elder-Beerman, JCPenney
(1)	Based on the appraisal.

(2)	Total GLA for Summit Mall includes non-collateral space and Estimated Occupancy represents actual occupancy as of July 5, 2016.

(3)	Chapel Hill Mall has a vacant anchor tenant space.

Collateral Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Lease Expiration Date	Base Rent PSF	% of Total Base Rent	Most Recent Sales PSF(3)	Occupancy Cost(3)
Macy’s	Baa2 / BBB / NA	195,776	37.1%	10/24/2020	$0.75	1.4%	$146	1.8%
Goodyear	B1 / BB / BB	11,732	2.2%	6/30/2031	$28.86	3.3%	$91	N/A
Gap	Baa2 / BB+ / BB+	9,532	1.8%	1/31/2018	$33.00	3.1%	$199	25.9%
Express	NA / NA / NA	8,500	1.6%	1/31/2021	$29.12	2.4%	$379	15.0%
Versona Accessories(4)	NA / NA / NA	8,000	1.5%	1/31/2024	$13.07	1.0%	$109	29.7%
Banana Republic	Baa2 / BB+ / BB+	7,806	1.5%	4/30/2018	$30.41	2.3%	$281	17.1%
Bravo	NA / NA / NA	7,337	1.4%	1/31/2019	$25.56	1.8%	$388	8.7%
P.F. Chang’s	NA / NA / NA	7,226	1.4%	8/31/2019	$30.25	2.1%	$520	7.4%
Victoria’s Secret	Ba1 / BB+ / BB+	6,650	1.3%	1/31/2024	$32.00	2.1%	$457	10.8%
Hollister Co.	NA / BB- / NA	6,500	1.2%	1/31/2019	$19.01	1.2%	$197	20.2%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Most Recent Sales PSF and Occupancy Cost are based on actual reported sales or estimates, in each case provided by the sponsor, is as of May 31, 2016.

(4)	Versona Accessories has the right to terminate its lease if its adjusted gross sales (as defined in the lease) do not exceed $2,000,000 during the sixth lease year (November 15, 2017 through October 31, 2018), with 90 days’ notice and the payment of a termination fee of $400,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Summit Mall

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	40,586	7.7%	NAP	NAP	40,586	7.7%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	40,586	7.7%	$0	0.0%
2017	16	39,341	7.4	1,351,489	13.2	79,927	15.1%	$1,351,489	13.2%
2018	20	53,338	10.1	2,005,413	19.6	133,265	25.2%	$3,356,902	32.7%
2019	9	43,194	8.2	1,129,771	11.0	176,459	33.4%	$4,486,673	43.8%
2020	7	209,357	39.6	597,990	5.8	385,816	73.0%	$5,084,662	49.6%
2021	11	37,029	7.0	1,262,400	12.3	422,845	80.0%	$6,347,062	61.9%
2022	7	15,094	2.9	596,969	5.8	437,939	82.9%	$6,944,031	67.7%
2023	12	30,227	5.7	1,302,947	12.7	468,166	88.6%	$8,246,978	80.4%
2024	6	25,573	4.8	693,134	6.8	493,739	93.5%	$8,940,113	87.2%
2025	4	9,859	1.9	385,640	3.8	503,598	95.3%	$9,325,753	91.0%
2026	4	12,903	2.4	366,835	3.6	516,501	97.8%	$9,692,587	94.6%
2027 & Beyond(3)	3	11,733	2.2	558,586	5.4	528,234	100.0%	$10,251,173	100.0%
Total	99	528,234	100.0%	$10,251,173	100.0%

(1)	Based on the underwritten rent roll.

(2)	Lease Rollover Schedule is not inclusive of the square footage associated with Dillard’s, which is tenant-owned with no attributable base rent.

(3)	2027 & Beyond includes an antenna tenant with one square foot of space, but no underwritten rent. The rent is captured in Underwritten Other Rental Storage.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$9,014,699	$9,526,994	$9,509,298	$9,872,123	$10,251,173	$19.41	54.9%
Vacant Income	0	0	0	0	1,369,226	2.59	7.3
Gross Potential Rent	$9,014,699	$9,526,994	$9,509,298	$9,872,123	$11,620,399	$22.00	62.3%
Total Reimbursements	4,478,719	5,024,877	4,992,364	5,111,040	5,307,583	10.05	28.4
Percentage Rent	181,249	216,045	316,332	254,994	338,196	0.64	1.8
Other Rental Storage(5)	1,390,989	1,414,645	1,194,939	1,291,469	1,397,213	2.65	7.5
Net Rental Income	$15,065,656	$16,182,561	$16,012,933	$16,529,626	$18,663,390	$35.33	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,369,226)	(2.59)	(7.3)
Effective Gross Income	$15,065,656	$16,182,561	$16,012,933	$16,529,626	$17,294,164	$32.74	92.7%

Total Expenses	$3,761,536	$3,902,553	$3,778,460	$3,769,744	$3,863,136	$7.31	22.3%

Net Operating Income	$11,304,120	$12,280,008	$12,234,473	$12,759,882	$13,431,028	$25.43	77.7%

Total TI/LC, Capex/RR	0	0	0	0	586,095	1.11	3.4

Net Cash Flow	$11,304,120	$12,280,008	$12,234,473	$12,759,882	$12,844,933	$24.32	74.3%
(1)	TTM represents the trailing 12-month period ending on July 31, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place is inclusive of $546,578 in contractual rent steps underwritten though October 2017.

(4)	Non-collateral anchor tenants, Dillard’s North and Dillard’s South, have not been included in Rents in Place.

(5)	Other Rental Storage includes media income and other rents, including $870,029 in underwritten base rent associated with in-line temporary tenants.

Property Management. The property is managed by Simon Management Associates, LLC, an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the guarantor delivered a guaranty in the amount of $413,507 for the outstanding tenant improvements, tenant allowance and leasing commission obligations associated with Goodyear, Nails 90 & Spa, Dewey’s Pizza and Altar’d State. Since origination, such outstanding obligations have been reduced to zero and the guaranty has been returned to the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Summit Mall

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) there is no event of default, (ii) no DSCR Trigger Event (as defined below) exists, (iii) no Macy’s Trigger Event (as defined below) exists, (iv) no Anchor Trigger Event (as defined below) exists, (v) no Occupancy Trigger Event (as defined below) exists or (vi) the borrower (a) pays all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent or (b) provides the lender with satisfactory evidence that taxes have been paid prior to the assessment of any late payment penalty and the date that such taxes become delinquent upon request.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - The requirement for the borrower to make monthly deposits into the replacement reserve account is waived so long as no Lockbox Event (as defined below) exists. Following the occurrence and during the continuance of a Lockbox Event, the borrower is required to deposit $8,804 per month (approximately $0.20 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the tenant improvements and leasing commissions reserve is waived so long as no Lockbox Event exists. Following the occurrence and during the continuance of a Lockbox Event, the borrower is required to deposit $88,039 per month ($2.00 per square foot annually) for tenant improvements and leasing commissions. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters within 30 days of the origination date to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then swept to an account controlled by the borrower until the occurrence of a Lockbox Event (as defined below). During the continuance of a Lockbox Event, all rents will be swept to a segregated cash management account and disbursed in accordance with the loan documents. The lender has a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Lockbox Event, all funds deposited into the cash management account (with respect to a DSCR Trigger Event and/or an Occupancy Trigger Event, after payment of debt service, required reserves and budgeted operating expenses) will be held as additional security for the loan.

A “Lockbox Event” means (i) the occurrence of an event of default, (ii) any bankruptcy action of the borrower or any affiliated property manager (provided that the property manager is not replaced with a qualified property manager in accordance with the loan documents within 60 days), (iii) the occurrence of a DSCR Trigger Event, (iv) the occurrence of a Macy’s Trigger Event, (v) the occurrence of an Anchor Trigger Event or (vi) the occurrence of an Occupancy Trigger Event.

An “Anchor Trigger Event” means the period commencing on the date that two or more of Macy’s, Dillard’s North and Dillard’s South close, cease operation, go dark, vacate or abandon the space operated under the Macy’s lease and/or the reciprocal easement agreement, as applicable.

A “DSCR Trigger Event” means the period commencing on the date when the debt service coverage ratio (as calculated in the loan documents) based on the trailing four calendar quarters falls below 2.00x for two consecutive calendar quarters.

A “Macy’s Trigger Event” means the period commencing on the occurrence of the following: (i) on or prior to September 7, 2017, Macy’s, Macy’s Inc. or any of its affiliates close, cease operation, go dark, vacate or abandon its leased space and (ii) the debt service coverage ratio (as calculated in the loan documents) based on the trailing four calendar quarters falls below 3.00x.

An “Occupancy Trigger Event” means the period commencing on the date on which less than 70.0% of the gross leasable square footage of in-line space at the property is subject to a lease or other occupancy agreement in accordance with the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Summit Mall

A Lockbox Event may be cured by (a) if caused by clause (i) above, the acceptance by the lender of a cure of such event of default (unless the lender has accelerated the Summit Mall Whole Loan or commenced foreclosure proceedings), (b) if caused by clause (ii) above, solely with respect to the property manager, the borrower replacing such manager in accordance with the loan agreement within 60 days or the dismissal or discharge of such bankruptcy action within 90 days without adverse consequences to the property or the borrower, (c) if caused by clause (iii) above, the property achieving a debt service coverage ratio (as calculated in the loan documents) of 2.00x or greater based on the trailing four calendar quarters for two consecutive calendar quarters, (d) if caused by clause (iv) above, (1) the borrower signs one or more leases with a replacement tenant(s) for the Macy’s space in accordance with the loan agreement or (2) the property achieving a debt service coverage ratio (as calculated in the loan documents) above 3.00x based on the trailing four calendar quarters, (e) if caused by clause (v) above, (1) with respect to Macy’s, the borrower signs one or more leases with replacement tenant(s) for the Macy’s space in accordance with the loan agreement, or (2) with respect to either Dillard’s North or Dillard’s South, if Dillard’s North or Dillard’s South, as applicable, or its related successor causes the applicable space to be used for retail or other permitted uses under the loan documents and (f) with respect to clause (vi) above, at least 70.0% of gross leasable square footage of in-line space is subject to a lease or other occupancy agreement in accordance with the loan documents for at least two consecutive calendar quarters (each of the foregoing, a “Lockbox Termination Event”).

Each Lockbox Termination Event is also subject to the following conditions: (i) no other event of default has occurred and is continuing; (ii) the borrower may not cure a Lockbox Event more than five times during the term of the Summit Mall Whole Loan; (iii) the borrower may not cure a Lockbox Event triggered by the bankruptcy or insolvency action of the borrower; and (iv) the borrower pays all of the lender’s reasonable costs and expenses incurred with curing any Lockbox Event, including reasonable attorneys’ fees and expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

North Hills Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

North Hills Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

North Hills Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

North Hills Village

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$44,100,000	Title(3):	Fee / Leasehold
Cut-off Date Principal Balance(1):	$44,100,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	4.4%	Net Rentable Area (SF):	560,826
Loan Purpose:	Refinance	Location:	Pittsburgh, PA
Borrower:	North Hills Village LLC	Year Built / Renovated:	1956 / 2005
Sponsor:	Ira J. Gumberg	Occupancy:	100.0%
Interest Rate(2):	4.32848%	Occupancy Date:	10/31/2016
Note Date:	11/4/2016	Number of Tenants:	21
Maturity Date:	12/1/2021	2013 NOI:	$4,636,721
Interest-only Period:	None	2014 NOI:	$4,928,405
Original Term:	60 months	2015 NOI:	$4,774,862
Original Amortization:	360 months	TTM NOI (as of 7/2016):	$4,731,676
Amortization Type:	Balloon	UW Economic Occupancy:	95.4%
Call Protection:	L(25),Grtr1%orYM(32),O(3)	UW Revenues:	$6,558,084
Lockbox:	Hard	UW Expenses:	$2,085,761
Additional Debt(1):	Yes	UW NOI:	$4,472,323
Additional Debt Balance(1):	$9,500,000	UW NCF:	$4,104,882
Additional Debt Type(1):	B-Note	Appraised Value / Per SF:	$67,500,000 / $120
		Appraisal Date:	8/1/2016

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		A-Note	Whole Loan
Taxes:	$350,579	$129,854	N/A	Cut-off Date Loan / SF:	$79	$96
Insurance:	$33,166	$4,738	N/A	Maturity Date Loan / SF:	$73	$89
Replacement Reserves:	$0	$7,010	N/A	Cut-off Date LTV:	65.3%	79.4%
TI/LC:	$2,600,000	Springing	N/A	Maturity Date LTV:	60.6%	73.6%
Other:	$1,293,997	Springing	N/A	UW NCF DSCR(5):	1.64x	1.14x
				UW NOI Debt Yield:	10.1%	8.3%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
A-Note(1)	$44,100,000		82.3%	Payoff Existing Debt	$39,979,814	74.6%
B-Note(1)	9,500,000		17.7	Return of Equity	8,544,673	15.9
				Upfront Reserves	4,277,742	8.0
				Closing Costs	797,771	1.5
Total Sources	$53,600,000		100.0%	Total Uses	$53,600,000	100.0%

(1)	The North Hills Village loan is part of a whole loan evidenced by an A-Note (as defined below) with an outstanding principal balance as of the Cut-off Date of $44.1 million and a Subordinate Companion Loan (as defined below) with an outstanding principal balance as of the Cut-off Date of $9.5 million. The Whole Loan Financial Information presented in the chart above reflects the $53.6 million aggregate Cut-off Date balance of the A-Note and the Subordinate Companion Loan evidencing the North Hills Village Whole Loan as defined in “The Loan” below.

(2)	The Interest Rate reflects the interest rate on the A-Note and is 4.32847619047619%. The interest rate for the Subordinate Companion Loan is 10.25000% per annum.

(3)	The entire property is subject to a ground lease between the borrower, as the ground lessee, and an affiliate of the borrower, as the ground lessor. The affiliate of the borrower joined the mortgage and pledged its fee interest in the property as collateral for the loan. In addition, a portion of the property consisting of the spaces leased by Staples and Duro Cleaners is subject to a prime ground lease between the affiliated fee owner and the prime ground lessor.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	The UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 payments allocable to the mortgage loan following the expiration of the Cut-off Date based on a pro rata allocation between the A-Note and Subordinate Companion Loan of principal payable on the North Hills Village Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

North Hills Village

The Loan. The North Hills Village loan is secured by a first mortgage lien on the fee and leasehold interest in a 560,826 square foot grocery anchored power retail center located in Pittsburgh, Pennsylvania. The whole loan has an outstanding principal balance as of the Cut-off Date of $53.6 million (the “North Hills Village Whole Loan”) and is comprised of a senior note, with an outstanding principal balance as of the Cut-off Date of $44.1 million (the “North Hills Village A-Note” or “A-Note”) and a subordinate B-Note with an outstanding principal balance as of the Cut-off Date of $9.5 million (the “North Hills Village Subordinate Companion Loan” or “Subordinate Companion Loan”), each as described below. The North Hills Village A-Note is being contributed to the JPMCC 2016-JP4 Trust. The North Hills Village Subordinate Companion Loan is currently held by JPMCB, but may be sold to a third party investor in the future. Under the related intercreditor agreement, prior to a control appraisal period with respect to the North Hills Village Subordinate Companion Loan, under certain circumstances, the holder of the North Hills Village Subordinate Companion Loan will have the right to approve certain major decisions with respect to the North Hills Village Whole Loan, to exercise certain cure and to replace the related special servicer with or without cause. In addition, the holder of the North Hills Village Subordinate Companion Loan has the right to purchase the North Hills Village A-Note after the occurrence and during the continuance of an event of default under the Whole Loan documents. After a control appraisal period occurs with respect to the North Hills Village Subordinate Companion Loan, the holder of the North Hills Village A-Note, will be entitled to exercise the rights of the controlling noteholder for the North Hills Village Whole Loan. The North Hills Village Whole Loan has a five-year term and will amortize using the sum of principal payments over the first 12 payments allocable to the mortgage loan following the Cut-off Date based on a pro rata allocation between the A-Note and Subordinate Companion Loan of principal payable on the related North Hills Village Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A	$44,100,000	$44,100,000	JPMCC 2016-JP4	No
B	$9,500,000	$9,500,000	JPMCB	Yes
Total	$53,600,000	$53,600,000

The Borrower. The borrowing entity for the North Hills Village Whole Loan is North Hills Village LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Ira J. Gumberg, who is a principal in the J.J. Gumberg Company (“Gumberg”), and has owned North Hills Village since 1987. Gumberg is a Pittsburgh-based commercial real estate firm primarily focused on retail development, acquisition, leasing and management. Gumberg launched its retail property division in 1977 and has served as the manager for more than 22.0 million square feet of institutional quality retail property. Additionally, Gumberg has been involved in the acquisition, development, or redevelopment of approximately 14.0 million square feet of retail space. The guarantor is not a party to the environmental indemnity, but Gumberg executed the indemnity in addition to the borrower, and the borrower was required to purchase an environmental insurance policy. Please see “Environmental Remediation Reserve” below for additional information.

The Property. The North Hills Village property is a 560,826 square foot, grocery anchored power center located in Pittsburgh, Pennsylvania, which is approximately seven miles north of the Pittsburgh central business district (“CBD”). The North Hills Village property has maintained an average occupancy of 98.4% since 2007 and was 100.0% occupied as of October 31, 2016. Major retailers and department stores at the property include Target, Burlington Coat Factory, Kuhns, Kohl’s, Best Buy, Michaels, Petco and Staples, among others. 50.8% of the property’s net rentable area is occupied by investment grade tenants and 86.0% of the property’s net rentable area is occupied by national tenants. The North Hills Village property was constructed in 1956 and has been expanded several times with the most recent renovation occurring in 2005. The property provides approximately 2,338 parking spaces, resulting in a parking ratio of 4.17 spaces per 1,000 square feet of net rentable area. The weighted average occupancy cost for tenants that reported sales was 11.0% as of October 31, 2016.

The property benefits from its highly visible location on McKnight Road, a major north-south thoroughfare that provides access to Interstate 279. National tenants occupying space along McKnight Road include Home Depot, Marshalls, Lowe’s and Dick’s Sporting Goods. In addition, Ross Park Mall, owned by Simon Property Group and anchored by Nordstrom, is located less than 1.5 miles north of the property. The property’s primary trade area has an estimated population of 72,545 residents with an average household income of $82,210 within a three-mile radius.

With a population of approximately 2.4 million, the Pittsburgh metropolitan statistical area (“MSA”), is the 26th largest metro-area in the United States and second largest in Pennsylvania after Philadelphia. The Pittsburgh MSA is home to six Fortune 500 companies including U.S. Steel Corp., PNC Financial Services Inc. and H.J. Heinz Co. The Pittsburgh MSA has continued to shift from a manufacturing based economy to one which is centered on technology, world renowned healthcare and finance. The area is further bolstered by the presence of Carnegie Mellon University, the University of Pittsburgh and Duquesne University, which provide the market an educated workforce.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

North Hills Village

The property is located in the North Pittsburgh submarket, which has a vacancy rate of 1.9%, net absorption of 61,601 square feet and an average rental rate of $16.90 per square foot on a triple net basis. The appraisal determined a stabilized vacancy rate of 4.4% for the North Hills Village property. According to the appraisal, there are four retail centers located between two and five miles away, which are summarized in the chart below.

Competitive Set Summary(1)
Property	Est. Occ.	Proximity	Anchor Tenants
McIntyre Square Shopping Center	99.1%	1.9 miles	Giant Eagle, Kmart, OfficeMax
Pine Creek Plaza	92.2%	5.0 miles	Target, Giant Eagle
McCandless Crossing	97.0%	3.3 miles	Lowe’s, Dick’s Sporting Goods, Old Navy, HomeGoods, Trader Joe’s
West View Park Shopping Center	94.7%	2.0 miles	Giant Eagle, Kmart, Dollar Tree

(1)   Based on the appraisal.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
99.1%	99.0%	99.6%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year and exclude temporary tenants.

(2)	Current Occupancy is as of October 31, 2016.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Target	A2 / A / A-	127,466	22.7%	$3.19	NAV	N/A	1/31/2027
Burlington Coat Factory(4)	NA / BB- / NA	110,000	19.6%	$4.91	$51.50	11.0%	5/31/2020
Kohl’s	Baa2 / BBB / BBB	93,000	16.6%	$11.50	NAV	N/A	2/2/2019
Kuhns	NA / NA / NA	53,000	9.5%	$10.00	NAV	N/A	4/30/2019
Best Buy	Baa1 / BBB- / BBB-	46,855	8.4%	$15.25	NAV	N/A	1/31/2019
Michaels	NA / B+ / NA	20,860	3.7%	$13.14	$145.62	11.2%	6/30/2024
Petco	NA / B / NA	19,200	3.4%	$17.34	$210.57	9.8%	1/31/2026
Staples	Baa2 / BBB- / BB+	17,441	3.1%	$13.30	NAV	N/A	12/31/2022
Tuesday Morning(5)	NA / NA / NA	13,000	2.3%	$12.50	NAV	N/A	2/28/2027
TJ’s Buffet Sushi & Grill(6)	NA / NA / NA	10,000	1.8%	$12.60	NAV	N/A	1/31/2027
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.

(3)	Sales PSF and Occupancy Costs represent sales for the 12-month period ending October 31, 2016 for all tenants.

(4)	Burlington Coat Factory has the right to terminate its lease at any time, with one year’s notice and a guaranty from Burlington Coat Factory Warehouse Corporation for one year’s base rent, percentage rent and the tenant’s share of operating expenses and taxes.

(5)	Tuesday Morning has a one-time right to terminate its lease at any time within a 30-day period after the expiration of the fifth lease year, if its gross sales do not exceed $1.8 million during such year, with notice on or prior to the expiration of such 30-day period. The lease commencement date is expected to be the earlier of (i) the date on which the tenant opens for business and (ii) March 4, 2017.
(6)	TJ’s Buffet Sushi & Grill has a one-time right to terminate its lease if its gross sales do not reach or exceed $1.2 million during the third lease year, provided the tenant gives notice to terminate within 90 days following the expiration of the third lease year, such termination to be effective 90 days after the landlord’s receipt of tenant’s notice to terminate. The lease commencement date is expected to be the earlier of (i) the date on which the tenant opens for business and (ii) February 23, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

North Hills Village

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2017	2	5,058	0.9	69,993	1.3	5,058	0.9%	$69,993	1.3%
2018	1	1,769	0.3	58,377	1.1	6,827	1.2%	$128,370	2.4%
2019	3	192,855	34.4	2,314,039	43.2	199,682	35.6%	$2,442,409	45.6%
2020	3	122,389	21.8	780,117	14.6	322,071	57.4%	$3,222,526	60.2%
2021	2	13,500	2.4	230,500	4.3	335,571	59.8%	$3,453,026	64.5%
2022	2	20,641	3.7	317,437	5.9	356,212	63.5%	$3,770,463	70.4%
2023	2	11,633	2.1	201,543	3.8	367,845	65.6%	$3,972,006	74.2%
2024	1	20,860	3.7	274,100	5.1	388,705	69.3%	$4,246,106	79.3%
2025	0	0	0.0	0	0.0	388,705	69.3%	$4,246,106	79.3%
2026	2	21,655	3.9	410,261	7.7	410,360	73.2%	$4,656,367	87.0%
2027 & Beyond	3	150,466	26.8	695,626	13.0%	560,826	100.0%	$5,351,993	100.0%
Total	21	560,826	100.0%	$5,351,993	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,245,547	$5,324,034	$5,289,989	$5,259,384	$5,351,993	$9.54	78.1%
Vacant Income	0	0	0	0	0	0.00	0.0%
Gross Potential Rent	$5,245,547	$5,324,034	$5,289,989	$5,259,384	$5,351,993	$9.54	78.1%
Total Reimbursements	1,374,321	1,607,081	1,524,984	1,526,472	1,486,894	2.65	21.7%
Percentage Rent	25,540	25,249	22,710	17,186	17,186	0.03	0.3
Net Rental Income	$6,645,408	$6,956,364	$6,837,683	$6,803,042	$6,856,073	$12.22	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(316,727)	(0.56)	(4.6)=
Other Income	28,463	34,715	51,085	18,737	18,737	0.03	0.3%
Effective Gross Income	$6,673,871	$6,991,079	$6,888,768	$6,821,779	$6,558,084	$11.69	95.7%

Total Expenses(3)	$2,037,150	$2,062,674	$2,113,906	$2,090,103	$2,085,761	$3.72	31.8%

Net Operating Income	$4,636,721	$4,928,405	$4,774,862	$4,731,676	$4,472,323	$7.97	68.2%

Total TI/LC, Capex/RR	0	0	0	0	367,441	0.66	5.6%
Net Cash Flow	$4,636,721	$4,928,405	$4,774,862	$4,731,676	$4,104,882	$7.32	62.6%
(1)	The TTM column represents the trailing 12 months ending July 31, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and percent of Effective Gross Income for the remainder of fields.

(3)	Total Expenses were underwritten to TTM financials with the exception of CAM which was underwritten to the loan sponsor’s proforma.

Property Management. The property is managed by J.J. Gumberg Co., a Delaware corporation and an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited $2,600,000 for tenant improvements and leasing commissions, $802,000 for an environmental reserve (which is comprised of a $750,000 reserve for any remediation required by the Phase II environmental assessment and a $52,000 reserve to acquire tail coverage under the environmental insurance policy. See “Environmental Remediation Reserve” below), $372,000 for outstanding tenant improvements and leasing commissions, $350,579 for real estate taxes, $71,997 for free rent, $48,000 for annual ground rent and $33,166 for insurance.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to approximately $129,854.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to approximately $4,738.

Replacement Reserves - On a monthly basis, the borrower is required to escrow approximately $7,010 (approximately $0.15 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

North Hills Village

TI/LC Reserves - If the balance of the TI/LC reserve fund is less than $1,000,000, on a monthly basis, the borrower is required to escrow approximately $30,378 for tenant improvements and leasing commissions. The borrower is also required to deposit into the reserve (i) any fees payable in connection with a termination of a tenant’s lease and (ii) during the continuance of a Tenant Trigger Event (as defined below), all excess cash flow after debt service, required reserves and operating expenses.

Ground Lease Reserve - If at any time the amount on deposit in the lease reserve fund is not sufficient to pay the ground rent as determined by lender for a period of ten years from the origination date, the borrower will be required to deposit an amount necessary to pay such ground rent over a period of 10 years from the origination date.

Lockbox / Cash Management. The North Hills Village loan is structured with a hard lockbox. The borrower was required to deliver tenant direction letters instructing all tenants to deposit all revenues directly into a lockbox account controlled by the lender. All funds in the lockbox account are swept each business day to a cash management account under the control of the lender and disbursed in accordance with the loan documents. Except as described in “TI/LC Reserves” above, during the existence of a Cash Sweep Event, all excess cash flow on deposit in the cash management account after payment of debt service, required reserves and operating expenses will be held in the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of the following: (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower or property manager, (iii) the date that the debt service coverage ratio, as calculated in the loan documents based on the trailing three months, falls below 1.05x or (iv) a Tenant Trigger Event (as defined below).

A “Tenant Trigger Event” means the occurrence of the following: (i) any failure to renew the Burlington Coat Factory lease in accordance with the loan documents, on or before the date that is the earlier of six months prior to the expiration date of the lease or the earliest date on which Burlington Coat Factory is permitted to renew its lease, (ii) Burlington Coat Factory terminates its lease, “goes dark”, vacates the property or notifies the borrower of its intent to terminate its lease, (iii) any failure to renew the Kohl’s lease in accordance with the loan documents on or before the notice period required for renewal by the lease, (iv) Kohl’s “goes dark”, vacates or abandons its premises at the property, (v) the failure to renew the Kuhns lease in accordance with the loan documents, on or before the date that is the earlier of six months prior to the expiration date of the lease or the earliest date on which Kuhns is permitted to renew its lease or (vi) Kuhns terminates its lease, “goes dark”, vacates or abandons the property or notifies the borrower of its intent to terminate its lease.

Ground Lease. The North Hills Village property is subject to a ground lease with an affiliate of the borrower. The ground lease is dated November 4, 2016 and expires September 30, 2046 with no renewal options. The affiliated fee owner has joined in the mortgage to pledge its fee interest to the property. All ground rent has been prepaid through the expiration of the initial term of the ground lease in 2046. A portion of the property consisting of the Staples and Duro Cleaners spaces is subject to a prime ground lease. The prime ground lease expires on July 31, 2061 and rent is $4,800 annually.

Environmental Remediation Reserve. The borrower deposited $750,000 at origination for potential environmental remediation in connection with the existence of one current and two former dry cleaners at the property as identified by the Phase I environmental report. In accordance with the loan documents, the borrower is required to obtain a Phase II environmental report for the property and diligently pursue any environmental remediation work as recommended by the Phase II environmental report. If, at any time, the environmental remediation reserve account is less than 125% of the estimated costs for remediation in accordance with the Phase II environmental report, the borrower will be required to deposit additional amounts in order to bring the balance of the environmental remediation reserve to at least 125% of the estimated costs for remediation in accordance with the Phase II environmental report. At origination, the borrower purchased an environmental insurance policy, which expires on November 4, 2021. The policy has individual and aggregate limits of $5,000,000, with a deductible of $50,000. The borrower was also required to reserve $52,000 at origination to purchase tail coverage under the environmental insurance policy to permit the borrower to make claims under the policy for an additional three years beyond the current expiration date of the policy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$38,000,000	Title:	Fee
Cut-off Date Principal Balance:	$38,000,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	3.8%	Net Rentable Area (Rooms):	211
Loan Purpose:	Refinance	Location:	San Diego, CA
Borrower:	KHP II San Diego Hotel LLC	Year Built / Renovated:	2009 / N/A
Sponsor:	KHP Fund II, L.P.	Occupancy / ADR / RevPAR:	79.7% / $212.60 / $169.54
Interest Rate:	4.55500%	Occupancy / ADR / RevPAR Date:	9/30/2016
Note Date:	11/1/2016	Number of Tenants:	N/A
Maturity Date:	11/1/2021	2013 NOI(1):	$1,708,507
Interest-only Period:	60 months	2014 NOI(1)(2):	$2,453,712
Original Term:	60 months	2015 NOI(3):	$3,255,022
Original Amortization:	None	TTM NOI (as of 9/2016)(2):	$4,686,615
Amortization Type:	Interest Only	UW Occupancy / ADR / RevPAR:	79.7% / $212.60 / $169.54
Call Protection:	L(25),Grtr1%orYM(23),O(12)	UW Revenues:	$18,242,594
Lockbox:	CMA	UW Expenses:	$13,758,957
Additional Debt:	N/A	UW NOI:	$4,483,638
Additional Debt Balance:	N/A	UW NCF:	$4,483,638
Additional Debt Type:	N/A	Appraised Value / Per Room(4):	$80,100,000 / $379,621
		Appraisal Date:	11/1/2017

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$180,095
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$180,095
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	47.4%
FF&E	$0	4% of Gross Revenues	N/A	Maturity Date LTV(4):	47.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.55x
Other:	$1,641,974	Springing	N/A	UW NOI Debt Yield:	11.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,000,000	100.0%	Payoff Existing Debt	$31,974,225	84.1%
			Return of Equity	3,843,839	10.1
			Upfront Reserves	1,641,974	4.3
			Closing Costs	539,962	1.4
Total Sources	$38,000,000	100.0%	Total Uses	$38,000,000	100.0%
(1)	The increase in 2014 NOI from 2013 NOI is primarily due to operational improvements implemented by Kimpton upon acquisition of the property out of bankruptcy in 2011.
(2)	The increase in TTM NOI from 2014 NOI is primarily due to the conversion of 22 condominium units into 50 additional guestrooms which were completed during 2015. The 22 condominium units were previously sold as suites and the conversion resulted in a net increase of 28 rooms to the current total of 211 rooms.
(3)	The 2015 NOI includes approximately $933,000 of business interruption insurance proceeds which were received as a result of a water sprinkler break during the conversion of the aforementioned condominium units. The water sprinkler break caused approximately 50 rooms to be taken offline during the four months from January 2015 to April 2015. In addition to these 50 rooms, 82 additional rooms (resulting in a total of 132 rooms) were temporarily taken offline in January 2015 due to water damage in the hallways.
(4)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “when complete” hypothetical appraised value, which assumes that the proposed renovations to the property related to the repositioning of the Saltbox Dining & Drinking restaurant have been completed as of November 1, 2017. At origination, the borrower was required to reserve the full estimated cost of the restaurant conversion, which is estimated by the loan sponsor to be approximately $1.6 million. The “as-is” value as of October 4, 2016 is $76.7 million, which results in both a Cut-off Date LTV and a Maturity Date LTV of 49.5%.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Hotel Palomar San Diego loan has an outstanding principal balance as of the Cut-off Date of $38.0 million and is secured by a first mortgage lien on the borrower’s fee interest in the 211-room Hotel Palomar San Diego, a full service hotel located in downtown San Diego, California, and an adjacent three-story retail and entertainment building totaling 31,300 square feet. The loan has a five-year term and will be interest-only for the entire term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Borrower. The borrowing entity for the Hotel Palomar San Diego loan is KHP II San Diego Hotel LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is KHP Fund II, L.P., a California limited partnership (“Fund ll”). Fund II is a real estate investment fund founded in 2006 and formerly an affiliate of Kimpton Hotel & Restaurant Group, Inc. (“Kimpton”). Fund II is managed by KHP Capital Partners. Kimpton was founded in 1981 and is headquartered in San Francisco, California. Kimpton currently owns or operates 64 boutique hotels in 33 cities, which includes notable brands such as Hotel Palomar and Hotel Monaco. In December 2014, Kimpton was acquired by InterContinental Hotels Group for $430.0 million. As part of the acquisition by InterContinental Hotels Group, certain former executives of Kimpton were able to retain ownership and control over Fund II and its assets. KHP’s portfolio of real estate assets currently includes six hotels totaling 1,161 rooms with an aggregate market value of approximately $384.3 million as of October 2016. The KHP Capital Partners team has overseen five discretionary private equity funds focused on the boutique and independent lodging sectors, totaling over $800 million of equity capital. These funds have been invested or committed to over 40 projects representing over $2 billion in total asset value.

The loan sponsor purchased the property out of bankruptcy in May 2011 for approximately $49.0 million and, according to the loan sponsor, has since invested over $13.4 million for a total cost basis of approximately $62.4 million. The hotel was originally developed as a 183-room hotel and included 22 residential condominium units that were intended for sale. The previous owner was unsuccessful in securing the required permits for residential use and, after the sale of the asset to KHP, the 22 condominium units, which were previously sold as suites, were converted to 50 additional guestrooms in 2015 resulting in a net increase of 28 rooms to the current total of 211 rooms. The loan sponsor invested approximately $4.8 million ($172,050 per converted guestroom) to complete the conversion of the 22 condominium units into additional guestrooms. Additional recent renovations include an approximately $1.4 million upgrade to the façade that was completed in 2015. The loan sponsor is currently repositioning the ground floor Saltbox Dining & Drinking restaurant into an upscale restaurant to be called Curradero, which is expected to contain a private dining room and entertainment area. The renovations are expected to be completed in February 2017 and are expected to cost approximately $1.6 million.

The Property. The Hotel Palomar San Diego property is a 20-story, 211-room, full service hotel located in San Diego, California. The hotel was originally developed in 2009 and is situated on an approximately 0.58-acre parcel. The Hotel Palomar San Diego property features two food and beverage venues, Saltbox Dining & Drinking on the ground floor and SummerSalt Pooldeck & Lounge on the roof. Saltbox Dining & Drinking is a 234-seat restaurant offering traditional American dishes and cocktails. The restaurant is currently undergoing an approximately $1.6 million renovation to convert it to an upscale Mexican restaurant, which is expected to be completed in February 2017. The SummerSalt Pooldeck & Lounge is a 366-seat rooftop lounge offering cocktails, drinks and appetizers and is located on the fourth floor pool deck. Additionally, the hotel offers approximately 7,817 square feet of meeting space across nine separate rooms, including an approximately 3,025 square foot ballroom. Additional amenities at the property include a rooftop swimming pool, high-speed internet access, a business center, a fitness center, a full service spa, 24-hour in-room dining and same-day laundry and dry-cleaning services. While the hotel does not contain on-site parking, overnight and hourly valet parking is available to hotel guests in nearby garages through parking agreements with a third party. Additionally, the property features an adjacent three-story retail and entertainment building totaling 31,300 square feet that will serve as additional collateral for the mortgage loan. The adjacent property is currently 100% leased to House of Blues, a live music venue, through May 2020. The lease contains three remaining five-year renewal options and one early termination option.

The property has 211 rooms, including 83 standard rooms, 69 premium rooms, 22 double-double rooms, 18 studio-suite rooms, 17 suites and two penthouse suites. All guestrooms feature high-speed internet access, a refrigerated minibar, 36-inch high definition television, coffee maker and hardwood floors. Guestroom suites feature a larger living space and additional amenities including a balcony, separate bedroom, a kitchenette or a separate dining room.

The Hotel Palomar San Diego property is located along Fifth Avenue near the intersection of Fifth Avenue and Broadway and access to the property is provided via Fifth Avenue. The property benefits from its proximity to Cabrillo Freeway, located approximately 0.7 miles from the property, which provides both regional access and direct access to Interstate 5. Interstate 5 provides regional access to surrounding cities, including Los Angeles, which is located approximately 120 miles north of the property. Additionally, the property is located approximately two miles southeast of San Diego International Airport and one block south of the Fifth Avenue metro rail station. The property benefits from its location at the southern edge of San Diego’s Civic Core neighborhood. According to the appraisal, the Civic Core neighborhood is undergoing approximately $6.4 billion in development that includes approximately 8,000 apartment units, 1,100 condominium units, 650,000 square feet of office space and 2.6 million square feet of retail space. A recently completed project includes the $17 million redevelopment of Horton Plaza Park, a 1.9-acre park and amphitheater located across the street from the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The property also benefits from its proximity to several local demand drivers, including the Gaslamp Quarter, San Diego Convention Center, San Diego Zoo, San Diego Sea World, Seaport Village, a waterfront shopping and dining complex adjacent the San Diego Bay, and Petco Park, home of the San Diego Padres Major League Baseball team. The property is located one block north of San Diego’s historic Gaslamp Quarter, which is listed on the National Register of Historic Places. The neighborhood is home to several notable entertainment, dining and nightlife venues as well as numerous scheduled events and festivals throughout the year. Additionally, the San Diego Convention Center is located approximately 0.7 miles south of the property and contains 2.6 million gross square feet. A $520 million expansion project to the convention center is currently proposed, but is not projected to be completed until 2020 at the earliest if it is approved.

According to the appraisal, the estimated population within a one-, three- and five-mile radius is 45,183, 183,859 and 482,316, respectively. The median income within a one-, three- and five-mile radius is $53,532, $55,576 and $50,903, respectively. The appraisal identified two properties that are currently under construction, Pendry San Diego and Moxy Hotel, and two properties that are approved for construction, AC Hotel and Carte Hotel & Suites Downtown San Diego, that are expected to compete directly with the Hotel Palomar San Diego property. In total, the hotels are expected to deliver 829 rooms and are expected to be completed between November 2016 and August 2018.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hotel Palomar San Diego(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	77.7%	$180.22	$139.97	79.6%	$184.58	$146.90	102.4%	102.4%	104.9%
2014	79.0%	$189.48	$149.65	79.1%	$186.34	$147.34	100.1%	98.3%	98.5%
2015	77.8%	$207.12	$161.22	68.8%	$203.68	$140.11	88.4%	98.3%	86.9%
TTM(5)	77.7%	$206.43	$160.48	79.7%	$212.60	$169.54	102.6%	103.0%	105.6%
(1)	The minor variances between the underwriting, appraisal and above table with respect to Occupancy, ADR and RevPAR at the Hotel Palomar San Diego property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Data provided by STR, Inc. The competitive set contains the following properties: Westgate Hotel, Luxury Collection, The US Grant San Diego, Renaissance San Diego Downtown, Hotel Solamar, Andaz San Diego and Hotel Indigo San Diego Gaslamp Quarter.
(3)	Based on operating statements provided by the borrower.
(4)	Penetration Factor is calculated based on data provided by STR, Inc. for the competitive set and borrower-provided operating statements for the property.
(5)	TTM represents the trailing 12-month period ending on September 30, 2016.

Competitive Hotels Profile(1)
				2015 Estimated Market Mix			2015 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Commercial	Meeting and Group	Leisure	Occupancy	ADR	RevPAR
Hotel Palomar San Diego(2)	211	2009	7,817	25%	30%	45%	68.8%	$203.68	$140.11
Andaz San Diego	159	2010	20,000	10%	30%	60%	77.5%	$225.00	$175.00
Hotel Indigo San Diego Gaslamp Quarter	210	2009	2,040	45%	25%	30%	82.5%	$195.00	$155.00
Hotel Solamar	235	2005	14,000	30%	20%	50%	82.5%	$215.00	$175.00
Renaissance San Diego Downtown	258	2002	16,000	35%	25%	40%	77.5%	$205.00	$165.00
Total(3)	862
(1)	Based on the appraisal.
(2)	2015 Occupancy, ADR and RevPAR are based on operating statements provided by the borrower.
(3)	Excludes the Hotel Palomar San Diego property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	79.6%	79.1%	68.8%	79.7%	79.7%
ADR	$184.58	$186.34	$203.68	$212.60	$212.60
RevPAR(4)	$146.90	$147.34	$140.11	$169.54	$169.54

Room Revenue	$9,812,282	$9,841,388	$10,319,689	$13,093,060	$13,057,287	$61,883	71.6%
Food and Beverage Revenue	3,812,454	3,367,971	3,655,558	3,998,469	3,987,544	18,898	21.9
Other Departmental Revenue	1,273,053	1,232,809	1,693,735	850,426	848,102	4,019	4.6
Retail – House of Blues	337,784	385,649	342,735	349,661	349,661	1,657	1.9
Total Revenue	$15,235,573	$14,827,817	$16,011,717	$18,291,616	$18,242,594	$86,458	100.0%

Room Expense	$2,706,843	$2,549,037	2,613,090	$3,004,989	$2,996,779	$14,203	23.0%
Food and Beverage Expense	3,199,706	2,653,441	3,036,878	3,083,136	3,074,712	14,572	77.1
Other Departmental Expenses	818,097	825,387	377,985	399,141	398,050	1,886	46.9
Departmental Expenses	$6,724,646	$6,027,865	$6,027,953	$6,487,266	$6,469,541	$30,661	35.5%

Departmental Profit	$8,510,927	$8,799,952	$9,983,764	$11,804,350	$11,773,053	$55,796	64.5%

Operating Expenses	$4,772,958	$4,443,748	$4,745,396	$5,090,506	$5,272,704	$24,989	28.9%
Gross Operating Profit	$3,737,969	$4,356,204	$5,238,368	$6,713,844	$6,500,349	$30,807	35.6%

Management Fees	$495,156	$481,904	520,381	$594,478	$592,884	$2,810	3.3%
Property Taxes	486,394	491,697	561,023	470,624	487,439	2,310	2.7
Property Insurance	331,991	267,863	184,128	179,779	154,841	734	0.8
Other Expenses	106,498	67,915	77,346	51,843	51,843	246	0.3
FF&E	609,423	593,113	640,469	730,505	729,704	3,458	4.0
Total Other Expenses	$2,029,462	$1,902,492	$1,983,346	$2,027,229	$2,016,711	$9,558	11.1%

Net Operating Income(5)(6)(7)	$1,708,507	$2,453,712	$3,255,022	$4,686,615	$4,483,638	$21,249	24.6%
Net Cash Flow(4)	$1,708,507	$2,453,712	$3,255,022	$4,686,615	$4,483,638	$21,249	24.6%
(1)	TTM column represents the trailing 12-month period ending on September 30, 2016.

(2)	Per Room values based on 211 guest rooms.

(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.

(4)	Historical RevPAR for 2011 and 2012 was $102.33 and $131.54, respectively, and Net Cash Flow was approximately ($1.6 million) and $1.2 million. The loan sponsor purchased the property out of bankruptcy in May 2011 and has invested approximately $13.4 million in the property, which includes the conversion of 22 condominium units into 28 additional hotel guestrooms, resulting in a net increase of 50 guestrooms at the property.

(5)	The increase in 2014 Net Operating Income from 2013 Net Operating Income is primarily due to operational improvements implemented by Kimpton upon acquisition of the property out of bankruptcy in 2011.

(6)	The increase in TTM Net Operating Income from 2014 Net Operating Income is primarily due to the conversion of 22 condominium units into 50 additional guestrooms which were completed during 2015. The 22 condominium units were previously sold as suites and the conversion resulted in a net increase of 28 rooms to the current total of 211 rooms.

(7)	The 2015 Net Operating Income includes approximately $933,000 of business interruption insurance proceeds which were received as a result of a water sprinkler break during the conversion of the aforementioned condominium units. The water sprinkler break caused approximately 50 rooms to be taken offline during the four months from January 2015 to April 2015. In addition to these 50 rooms, 82 additional rooms (resulting in a total of 132 rooms) were temporarily taken offline in January 2015 due to water damage in the hallways.

Property Management. The property is managed by Kimpton Hotel & Restaurant Group, LLC, a Delaware limited liability company.

Franchise Agreement. The property is not subject to a franchise agreement.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,641,974 for reserves related to the repositioning of the Saltbox Dining & Lounge restaurant at the Hotel Palomar San Diego property.

Tax Escrows - The requirement for the borrower to make deposits to the tax escrow is waived so long as (i) no event of default has occurred and is continuing, (ii) the debt service coverage ratio (as calculated in the loan documents) based on the trailing 12 months of operations is equal to or greater than 1.50x and (iii) the borrower has provided satisfactory evidence that all taxes and other charges have been paid prior to the date on which such taxes or other charges would be delinquent in accordance with the loan documents.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing and (ii) the borrower provides satisfactory evidence that the property is insured as part of an acceptable blanket policy in accordance with the loan documents covering all or substantially all real property owned by affiliates of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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FF&E Reserves - The requirement for the borrower to make deposits to the FF&E escrow is waived so long as (i) no event of default has occurred and is continuing, (ii) no Cash Sweep Event (as defined below) is existing and (iii) the borrower has provided satisfactory evidence that the property manager is reserving at least 4.0% of gross income from operations for the calendar month two months prior to such payment date in an FF&E reserve account held by the property manager and the property manager provides a monthly statement to the lender confirming the amount of such FF&E reserve. The borrower is also required to reserve an amount required for any property improvement plan required by any franchise agreement.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower and property manager were required to deliver written instructions to credit card companies to deposit all revenues into a lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. Within three business days following the occurrence and during the continuance of a Cash Sweep Event caused solely by a DSCR Trigger Event (as defined below), all funds are required to be swept on the 24th day of each calendar month to a segregated cash management account under the control of the lender and disbursed on each payment date in accordance with the loan documents. Upon the occurrence and during the continuance of a Cash Sweep Event, other than one caused solely by a DSCR Trigger Event, all funds are required to be swept on each business day to a segregated cash management account under the control of the lender and disbursed on each payment date in accordance with the loan documents. To the extent a Cash Sweep Event (as defined below) is continuing, all excess cash flow on deposit in the cash management account will be held in the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means (i) the occurrence of an event of default, (ii) the bankruptcy or insolvency action of a borrower or property manager (unless the property manager is not an affiliate of the borrower and is replaced within 30 days following the occurrence of such action) or (iii) the date that the debt service coverage ratio based on the trailing 12-month period is less than 1.25x (a “DSCR Trigger Event”).

Any Cash Sweep Event will end (a) with respect to clause (i), upon the acceptance by the lender of a cure of the related event of default, (b) with respect to clause (ii), if the property manager is replaced with a qualified property manager in accordance with the loan documents, (c) with respect to an involuntary bankruptcy filing against the borrower (solely to the extent the borrower, guarantor or their affiliates do not collude with, or otherwise assist or solicit or cause to be solicited petitioning creditors for any insolvency petition against the borrower), if such petition is discharged or dismissed without any adverse consequences to the loan or the property and (d) with respect to a DSCR Trigger Event, if the debt service coverage ratio is 1.25x or greater for two consecutive calendar quarters.

Permitted Mezzanine Debt. The loan agreement permits future mezzanine financing in connection with a permitted transfer to a third party and assumption of the loan in accordance with the loan documents secured by the ownership interests in the transferee upon satisfaction of certain terms and conditions which include, without limitation: (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 65.0%, (iii) the combined projected debt service coverage ratio, as calculated in the loan documents for the 12-month period following the origination of the mezzanine loan, is not less than 1.40x, (iv) the execution of an intercreditor agreement in form and substance acceptable to the lender in its sole discretion, and (v) delivery of a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Redwood MHC Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Redwood MHC Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Redwood MHC Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$37,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$37,000,000	Property Type - Subtype:	Manufactured Housing - Various
% of Pool by IPB:	3.7%	Net Rentable Area (Pads):	4,007
Loan Purpose:	Refinance	Location:	Various / Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Sponsor:	Ross H. Partrich	Occupancy:	70.9%
Interest Rate:	4.11400%	Occupancy Date:	7/18/2016
Note Date:	9/6/2016	Number of Tenants:	N/A
Maturity Date:	9/6/2026	2013 NOI:	$7,767,948
Interest-only Period:	30 months	2014 NOI:	$7,597,616
Original Term:	120 months	2015 NOI:	$7,841,666
Original Amortization:	360 months	TTM NOI (as of 6/2016):	$7,860,403
Amortization Type:	IO-Balloon	UW Economic Occupancy:	69.4%
Call Protection(3):	L(27),Def(89),O(4)	UW Revenues:	$14,797,750
Lockbox:	Springing	UW Expenses:	$6,919,649
Additional Debt:	Yes	UW NOI:	$7,878,101
Additional Debt Balance:	$59,000,000	UW NCF:	$7,677,751
Additional Debt Type:	Pari Passu	Appraised Value / Per Pad:	$133,710,000 / $33,369
		Appraisal Date:	Various

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$23,958
Taxes:	$303,973	$101,324	N/A	Maturity Date Loan / Pad:	$20,523
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.8%
Replacement Reserves:	$0	$16,757	$804,340	Maturity Date LTV:	61.5%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.38x
Other:	$2,942,000	$0	N/A	UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$96,000,000	100.0%	Payoff Existing Debt	$73,052,958	76.1%
			Return of Equity	17,610,622	18.3
			Upfront Reserves	3,245,973	3.4
			Closing Costs	2,090,447	2.2
Total Sources	$96,000,000	100.0%	Total Uses	$96,000,000	100.0%
(1)	The Redwood MHC Portfolio loan is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $96.0 million. The Financial Information presented in the chart above reflects the $96.0 million Cut-off Date balance of the Redwood MHC Portfolio Whole Loan as defined in “The Loan” below.
(2)	For a full description of the Borrowers, please refer to “The Borrowers” below
(3)	The lockout period will be at least 27 payments beginning with and including the first payment date of October 6, 2016. Defeasance of the full $96.0 million Redwood MHC Portfolio Whole Loan is permitted at any time after the earlier to occur of (A) two years after the closing date of the final REMIC that holds any note evidencing the Redwood MHC Portfolio Whole Loan or (B) September 6, 2019.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Redwood MHC Portfolio

The Loan. The Redwood MHC Portfolio loan is secured by a first mortgage lien on the borrowers’ fee interest in a portfolio of 18 manufactured housing properties across seven states, totaling 4,007 pads. The whole loan has an outstanding principal balance as of the Cut-off Date of $96.0 million (the “Redwood MHC Portfolio Whole Loan”) and is comprised of three pari passu notes, each described below. Note A-1, with an outstanding principal balance as of the Cut-off Date of $20.6 million, is expected to be contributed to a future securitization trust and is the controlling note. The JPMCC 2016-JP4 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Control Termination Event). The Redwood MHC Portfolio loan has a 10-year term and after a 30-month interest-only period, will amortize on a 30-year schedule. The previously existing debt on the 18 properties was included in the LBUBS 2006-C6 and LBUBS 2006-C7 transactions.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$20,600,000	$20,600,000	LCF	Yes
A-2	38,400,000	38,400,000	WFCM 2016-LC25	No
A-3	37,000,000	37,000,000	JPMCC 2016-JP4	No
Total	$96,000,000	$96,000,000

The Borrowers. The borrowing entities for the Redwood MHC Portfolio Whole Loan are: El Frontier Associates, LLC, Town & Country Associates, LLC, Weststar Associates, LLC, Cedar Grove Associates, LLC, Evergreen Associates, LLC, Green Acres Associates, LLC, Highland Associates, LLC, Avalon Associates, LLC, Camp Inn Associates, LLC, Winter Paradise Associates, LLC, Lexington MHC, LLC, St. Clement’s Crossing Associates, LLC, Suburban Associates, LLC, Algoma Associates, LLC, Colonial Acres Associates, LLC, Colonial Manor Associates, LLC, Twenty-Nine Pines Associates, LLC, and Hunter’s Chase MHC, LLC, each a Delaware limited liability company and single purpose entity.

The Loan Sponsor. The sponsor and nonrecourse carve-out guarantor is Ross H. Partrich, who is the key principal of RHP Properties (“RHP”). Mr. Partrich owns and manages a total of 224 manufactured housing communities with over 56,349 housing units and sites spanning 23 states, with a combined value of approximately $3.4 billion. RHP employs more than 900 professionals at their Farmington Hills, Michigan corporate headquarters, regional offices and on-site management properties across the country. RHP is the second largest private owner of manufactured home communities in the country.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
73.3%	74.6%	73.6%	70.9%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of July 18, 2016.

The Portfolio. The Redwood MHC Portfolio properties consist of 15 manufactured housing community properties and three RV parks containing 4,007 pads total. The Redwood MHC Portfolio properties were built between 1935 and 1994. The Redwood MHC Portfolio properties range in size from 49 pad sites to 797 pad sites, with monthly rents ranging from $259 to $610. As of July 18, 2016, the Redwood MHC Portfolio properties were 70.9% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Redwood MHC Portfolio

Portfolio Summary
Property Name	Location	Total Pads	Year Built	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Underwritten NCF	Appraised Value
Camp Inn	Frostproof, FL	797	1972	$15,288,000	15.9%	$1,145,347	$20,800,000
Town & Country Estates	Tucson, AZ	320	1971	8,946,000	9.3	860,426	13,130,000
St. Clements Crossing	Lexington Park, MD	186	1968	7,947,000	8.3	613,695	11,600,000
Algoma	Rockford, MI	322	1980	7,688,000	8.0	600,197	10,000,000
Suburban Estates	Lexington Park, MD	132	1970	7,561,000	7.9	539,032	10,240,000
Colonial Acres	Portage, MI	612	1965	7,169,500	7.5	634,967	11,070,000
Twenty Nine Pines	Oakdale, MN	144	1975	6,637,000	6.9	470,458	8,310,000
Evergreen Springs	Clinton, CT	102	1935	6,155,000	6.4	457,340	8,070,000
Avalon	Clearwater, FL	256	1984	5,805,000	6.0	472,000	7,740,000
Lexington	Lexington Park, MD	76	1980	3,359,000	3.5	259,930	4,760,000
Colonial Manor	Kalamazoo, MI	195	1965	3,152,500	3.3	300,737	5,240,000
Green Acres	Westbrook, CT	64	1955	3,066,000	3.2	230,024	4,070,000
Cedar Grove	Clinton, CT	60	1950	2,455,000	2.6	178,878	3,070,000
Hunters Chase	Lima, OH	134	1994	2,424,000	2.5	194,439	3,270,000
Highland Bluff	Branford, CT	49	1950	2,293,000	2.4	173,057	3,200,000
Winter Paradise	Hudson, FL	290	1972	2,287,500	2.4	187,143	3,090,000
Weststar	Tucson, AZ	90	1984	1,982,500	2.1	211,834	3,290,000
El Frontier	Tucson, AZ	178	1964	1,784,000	1.9	148,246	2,760,000
Total		4,007		$96,000,000	100.0%	$7,677,751	$133,710,000

The Redwood MHC Portfolio properties are geographically diverse, located in seven different states. The properties are located in Florida (33.5% of pads), Michigan (28.2% of pads), Arizona (14.7% of pads), Maryland (9.8% of pads), Connecticut (6.9% of pads), Minnesota (3.6% of pads), and Ohio (3.3% of pads).

Region Breakdown
State	Number of Properties	Pads	% of Pads	Allocated Whole Loan Amount ($)	Allocated Whole Loan Amount ($)/Pad	Appraised Value	Cut-off Date LTV	UW NCF	% UW NCF
Florida	3	1,343	33.5%	$23,380,500	$17,409	$31,630,000	73.9%	$1,804,490	23.5%
Michigan	3	1,129	28.2	18,010,000	15,952	26,310,000	68.5	1,535,901	20.0
Maryland	3	394	9.8	18,867,000	47,886	26,600,000	70.9	1,412,657	18.4
Arizona	3	588	14.7	12,712,500	21,620	19,180,000	66.3	1,220,506	15.9
Connecticut	4	275	6.9	13,969,000	50,796	18,410,000	75.9	1,039,299	13.5
Minnesota	1	144	3.6	6,637,000	46,090	8,310,000	79.9	470,458	6.1
Ohio	1	134	3.3	2,424,000	18,090	3,270,000	74.1	194,439	2.5
Total / Wtd. Avg.	18	4,007	100.0%	$96,000,000	$23,958	$133,710,000	71.8%	$7,677,751	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Redwood MHC Portfolio

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Pad	%(2)
Rents in Place	$12,575,785	$12,829,506	$13,290,442	$13,390,552	$13,390,552	$3,342	69.4%
Vacant Income	0	0	0	0	5,917,724	1,477	30.6
Gross Potential Rent	$12,575,785	$12,829,506	$13,290,442	$13,390,552	$19,308,276	$4,819	100.0%
Total Reimbursements	0	0	0	0	0	0.00	0.0
Net Rental Income	$12,575,785	$12,829,506	$13,290,442	$13,390,552	$19,308,276	$4,819	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(5,917,724)	(1,477)	(30.6)
Other Income(3)	1,375,218	1,497,460	1,442,255	1,407,198	1,407,198	351	7.3
Effective Gross Income	$13,951,003	$14,326,966	$14,732,697	$14,797,750	$14,797,750	$3,693	76.6%

Total Expenses	$6,183,055	$6,729,350	$6,891,031	$6,937,347	$6,919,649	$1,727	46.8%

Net Operating Income	$7,767,948	$7,597,616	$7,841,666	$7,860,403	$7,878,101	$1,966	53.2%

Replacement Reserves	0	0	0	0	200,350	50	1.4
Net Cash Flow	$7,767,948	$7,597,616	$7,841,666	$7,860,403	$7,677,751	$1,916	51.9%

(1)	TTM column represents the trailing 12-month period ending on June 30, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.

(3)	Other Income consists of income from the RV pads as well as items such as late fees, month-to-month fees and storage income.

Property Management. The Redwood MHC Portfolio properties are managed by an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited $1,000,000 for a deferred maintenance reserve, $1,000,000 for a manufactured home setup fees reserve, $900,000 for a Michigan capital expenditures reserve, $303,973 for real estate taxes, and $42,000 for an environmental reserve ($37,500 for an environmental remediation reserve and $4,500 for radon sampling).

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $101,324.

Insurance Escrows - The loan documents require that the borrowers make monthly deposits to the insurance reserve, which requirement is waived so long as (i) the blanket policy is acceptable to the lender and (ii) the borrowers provide the lender with satisfactory evidence of payment five days prior to the due date.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $16,757 (approximately $50 per pad annually) for replacement reserves. The reserve is subject to a cap of $804,340 (approximately $201 per pad).

Lockbox / Cash Management. The Redwood MHC Portfolio Whole Loan is structured with a springing lockbox. Upon the occurrence and during the continuance of a Sweep Event (as defined below), the Redwood MHC Portfolio Whole Loan requires the borrowers to establish a lockbox account and the borrowers or manager to deposit all rents directly into such lockbox account. During a Sweep Event, all excess cash flow after payment of all sums due and payable under the loan documents and all operating expenses will be retained by the lender as additional collateral.

A “Sweep Event” will commence upon any of the following: (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.05x for two consecutive calendar quarters; or (iii) the borrowers defaulting under the management agreement. A Sweep Event will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters, and with regard to clause (iii), upon the date the borrowers have entered into a replacement management agreement with a qualified manager or the date on which the applicable default has been satisfied to the lender’s satisfaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Redwood MHC Portfolio

Partial Release. Following the lockout period, the borrowers are permitted to obtain the release of any of the Redwood MHC Portfolio properties from the lien of the related mortgage instrument in connection with a partial defeasance, subject to certain conditions including: (i) no Sweep Event has occurred and is continuing (provided, however, that if the related property to be released is the property causing the Sweep Event (and after the partial defeasance, the related cause of the Sweep Event shall no longer exist), then subject to satisfaction of all other requirements of a Sweep Event cure, such property may be released provided that if such property is causing the debt service coverage ratio to be below 1.05x for two consecutive quarters, upon satisfaction of all other partial defeasance requirements, such property may be released if the release results in a debt service coverage ratio of 1.05x or greater); (ii) partial defeasance of that portion of the Redwood MHC Portfolio Whole Loan equal to 115% of the allocated loan amount (except for the Colonial Manor and Colonial Acres mortgaged properties, for which the release price is 100% of the related allocated loan amount) for the released property; and (iii) the loan-to-value ratio with respect to the remaining Redwood MHC Portfolio properties will be no greater than the lesser of the loan-to-value ratio at origination and the loan-to-value ratio immediately prior to the release.

Permitted Mezzanine Debt. The loan documents permit mezzanine financing from an institutional lender subject to: (i) there being no mortgage loan event of default; (ii) a maximum combined loan-to-value ratio equal to the lesser of 75.0% and the loan-to-value ratio upon origination of the Redwood MHC Portfolio Whole Loan; (iii) a minimum combined amortizing debt service coverage ratio equal to the greater of 1.25x and the amortizing debt service coverage ratio upon origination of the Redwood MHC Portfolio Whole Loan; and (iv) the lender’s review and approval of (a) the terms and conditions of the mezzanine loan and the mezzanine loan documents and (b) the structure of the mezzanine borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

925 Common

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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925 Common

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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925 Common

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$32,500,000	Title:	Leasehold
Cut-off Date Principal Balance:	$32,500,000	Property Type – Subtype(1):	Multifamily - High Rise
% of Pool by IPB:	3.3%	Net Rentable Area (Units):	199
Loan Purpose:	Refinance	Location:	New Orleans, LA
Borrower:	Belmont Delaware L.L.C.	Year Built / Renovated:	1952 / 2016
Sponsors:	Emanuel Organek and Marc	Occupancy(1):	93.5%
	Blumberg	Occupancy Date:	11/9/2016
Interest Rate:	5.18000%	Number of Tenants(1):	2
Note Date:	11/14/2016	2013 NOI:	$1,310,628
Maturity Date:	12/6/2026	2014 NOI:	$1,259,270
Interest-only Period:	12 months	2015 NOI(2):	$1,158,806
Original Term:	120 months	TTM NOI (as of 9/2016)(2):	$1,537,873
Original Amortization:	360 months	UW Economic Occupancy:	93.3%
Amortization Type:	IO-Balloon	UW Revenues:	$4,308,713
Call Protection:	L(24),Def(93),O(3)	UW Expenses:	$1,613,998
Lockbox:	Springing	UW NOI(2)(3):	$2,694,714
Additional Debt:	N/A	UW NCF:	$2,634,534
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$59,100,000 / $296,985
Additional Debt Type:	N/A	Appraisal Date:	9/1/2016

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$163,317
Taxes:	$225,385	$18,782	N/A	Maturity Date Loan / Unit:	$138,585
Insurance:	$191,265	$21,252	N/A	Cut-off Date LTV:	55.0%
Replacement Reserves:	$0	$4,146	N/A	Maturity Date LTV:	46.7%
TI/LC:	$0	$869	N/A	UW NCF DSCR:	1.23x
Other:	$822,499	$17,675	N/A	UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$32,500,000	95.5%	Payoff Existing Debt	$32,012,299	94.0%
Sponsor Equity	1,545,449	4.5	Upfront Reserves	1,239,149	3.6
			Closing Costs	794,000	2.3
Total Sources	$34,045,449	100.0%	Total Uses	$34,045,449	100.0%
(1)	The property includes 10,430 square feet of ground floor retail space which is currently 80.3% leased to two tenants.

(2)	The increase in NOI from 2015 to TTM to UW is primarily due to the addition of 91 new units which came online between November 2015 and January 2016. The multifamily units were leased up in the following months with occupancy increasing from 54.0% in January 2016 to the underwritten in-place occupancy of 93.5% as of November 9, 2016.

(3)	The UW NOI is greater than TTM NOI as the lender underwrote rent from two retail tenants, The Rooster Club and Goldberg’s Bagel & Deli, which executed their leases in 2016. The Rooster Club has been in occupancy and paying rent since May 11, 2016. Goldberg’s Bagel & Deli is expected to take occupancy on February 1, 2017 and begin paying rent May 1, 2017.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 925 Common loan has an outstanding principal balance as of the Cut-off Date of $32.5 million and is secured by a first mortgage lien on the borrower’s leasehold interest in a 199-unit, Class A high rise multifamily property located in New Orleans, Louisiana. In addition to 199 multifamily units, the property features 10,430 square feet of ground floor retail, a 14,457 square foot ballroom (leased to the adjacent Roosevelt New Orleans hotel) and a 300-vehicle valet garage (leased to a parking management company for valet parking to residents of the property). The 925 Common loan has a 10-year term and, subsequent to a one-year interest-only period, will amortize on a 30-year schedule. The previously existing debt was originated by PFP Holding Company III, LLC (Prime Finance) in December 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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925 Common

The Borrower. The borrowing entity for the loan is Belmont Delaware L.L.C., a Delaware limited liability company and special purpose entity.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Emanuel Organek and Marc Blumberg. Emanuel Organek and Marc Blumberg engage in the ownership, development, management, brokerage and financing of investment real estate through their primary operating companies, Continental Realty Corporation (“CRC”) and Palmetto Partners, Inc. (“Palmetto”), and their various affiliates. In recent years the loan sponsors, through their affiliates, have acquired over 3.5 million square feet of real estate valued at more than $250 million located in 17 states nationwide, developed more than 1.0 million square feet of new projects and managed over 6.0 million square feet of properties in 23 states. Emanuel Organek is the president and founder of CRC which was established in 1982 and based in Boca Raton, Florida. Marc Blumberg is the president and founder of Palmetto, which was established in 1989 and is based in Atlanta, Georgia.

The Property. The property features 199 apartment units on floors four through 15 (no 13th floor) that consist of studios, one-bedroom and two-bedroom apartments. In addition, the property has 10,430 square feet of ground floor retail/restaurant space, a rooftop infinity pool and lounge and a 300-space built-in valet parking garage, which amenities are available to the residents of the property. Of the 199 apartment units, 91 are classified as “Modern” and 108 as “Classic”. The Classic units were delivered in 2006 and have finishes that include granite countertops and ceramic tile flooring in the kitchen area. The property underwent a major renovation and expansion from October 2014 through December 2015 and the 91 Modern units were delivered between November 2015 and January 2016. The Modern units feature mahogany cabinets, quartz countertops, subway tile backsplash and marbled tile flooring in the kitchen area. In addition, the loan sponsors improved the amenity base of the property by adding a roof top pool, a sky lounge and a resident library, developing and leasing 10,430 square feet of ground floor retail, upgrading and expanding the parking garage and renovating all existing common areas.

The property’s multifamily units are currently 93.5% occupied and have averaged eight net leases per month with 92 new leases added since November 2015. The average historical occupancy for the property’s Classic units (pre-renovation) was 93.6% for January through October 2015, 96.7% for 2014 and 95.5% for 2013. The property’s ground floor features three individual retail suites ranging from 1,800 square feet to 6,579 square feet. Currently, two such suites are leased and the other is vacant with a letter of intent from Walgreens. The smallest retail suite is leased for operation as a barbershop known as The Rooster Club. The largest retail suite is leased for operation as a restaurant known as Goldberg’s Bagel & Deli, which is undergoing the final planning stages prior to retrofitting the space for restaurant use. The tenant is expected to take occupancy on February 1, 2017 and begin paying rent May 1, 2017. Additional leases at the property include: (i) a lease with a parking management company for 300 spaces for valet parking service for residents and nearby neighborhood attractions, (ii) a lease to the adjacent Roosevelt New Orleans hotel for use of a ballroom and (iii) a lease to EnWave USA for a chilled water pipe that runs through the property’s parking garage.

The property is located at the intersection of Common Street and Roosevelt Way in downtown New Orleans, one block south of the historic French Quarter and approximately five blocks north of the Warehouse District, with access to restaurants, bars, grocery stores, parks, schools, shopping and entertainment. The property is located within ten miles of New Orleans International Airport and is proximate to bus stops and the streetcar line on Loyola and St. Charles.

The property benefits from its location at the northern edge of the 13.3 million square foot Downtown office market and the New Orleans Medical Center. Major employers within one-mile radius include Capital One, Shell Oil Company, JP Morgan, Ernst & Young, Tulane Medical Center and Louisiana State Health Sciences Center, among others. The New Orleans Medical Center (less than a half mile from the property) houses the Tulane University Medical Center, LSU Health Sciences Center, Louisiana Cancer Research Center and the Southeast Louisiana Veterans Health Care System. The $3.0 billion master plan is anchored by the new $1.1 billion University Medical Center which recently replaced Interim LSU Hospital as the region’s only Level I Trauma Center.

The property is located in the New Orleans apartment market and Central New Orleans submarket. As of the second quarter of 2016, the high density infill location had an estimated population of 182,483 within a three-mile radius and estimated average household income of $78,649 and $58,430 within a one- and three-mile radius, respectively. According to the appraisal, the population within a three-mile radius of the property is projected to reach 196,273 by 2021, growing 1.47% annually over the next five years.

As of the second quarter of 2016, the New Orleans residential market had an inventory of 59,830 units and a vacancy rate of 5.5%. The property’s submarket, Central New Orleans, is the second largest in the New Orleans market. As of the second quarter of 2016, the submarket maintained an inventory of 13,335 units and a vacancy rate of 7.2%, which is projected to decline to 6.4% by 2020. Rent in the submarket has continued to grow since 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

925 Common

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
97.0%	95.0%	93.5%	93.5%
(1)	Historical Occupancies reflect the Classic multifamily units only and are as of December 31 for 2013 and 2014 and October 31 for 2015. The property underwent a major renovation and expansion from October 2014 through December 2015 and 91 Modern units came online between November 2015 and January 2016.

(2)	Current Occupancy is as of November 9, 2016 and reflects all 199 multifamily units (which includes both Classic and Modern units).

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy (2)	Average Unit Size (SF)	Average Market Rent Per Unit(2)	Average Monthly In- Place Rents(2)
1 bedroom / 1 bathroom - Classic	4	2.0%	4	100.0%	724	$1,350	$1,258
1 bedroom / 1.5 bathroom - Classic	79	39.7	78	98.7%	850	$1,486	$1,410
2 bedroom / 2.5 bathroom - Classic	25	12.6	25	100.0%	1,168	$2,162	$2,101
Studio / 1 bathroom - Modern	14	7.0	14	100.0%	447	$1,225	$1,150
1 bedroom / 1 bathroom - Modern	77	38.7	65	84.4%	742	$1,680	$1,478
Total / Wtd. Avg.	199	100.0%	186	93.5%	817	$1,625	$1,504
(1)	Based on the underwritten rent roll dated November 9, 2016.
(2)	Wtd. Avg. Occupancy, Average Market Rent Per Unit and Average Monthly In-Place Rents represent weighted average of the various unit type layouts.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$1,973,427	$2,033,342	$1,925,671	$2,330,640	3,356,532	$16,867	72.7%
Vacant Income	0	0	0	0	256,032	1,287	5.5
Gross Potential Rent	$1,973,427	$2,033,342	$1,925,671	$2,330,640	$3,612,564	$18,154	78.2%
Total Reimbursements(4)	0	0	0	0	21,877	110	0.5
Other Income(5)	551,626	549,061	508,067	703,897	983,229	4,941	21.3
Net Rental Income	$2,525,053	$2,582,403	$2,433,738	$3,034,537	$4,617,670	$23,204	100.0%
(Vacancy/Credit Loss)(6)	(12,078)	(37,915)	(20,780)	0	(308,957)	(1,553)	(6.7)
Effective Gross Income	$2,512,975	$2,544,488	$2,412,958	$3,034,537	$4,308,713	$21,652	93.3%

Total Expenses	$1,202,347	$1,285,218	$1,254,152	$1,496,664	$1,613,998	$8,111	37.5%

Net Operating Income(7)(8)	$1,310,628	$1,259,270	$1,158,806	$1,537,873	$2,694,714	$13,541	62.5%

Total TI/LC, Capex/RR(9)	0	0	0	0	60,180	302	1.4
Net Cash Flow	$1,310,628	$1,259,270	$1,158,806	$1,537,873	$2,634,534	$13,239	61.1%
(1)	TTM column represents the trailing 12-month period ending September 30, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place reflects in-place rents for the 199 multifamily units only.

(4)	Underwritten Total Reimbursements represent recoveries for the 10,430 square feet of retail/restaurant space.

(5)	Underwritten Other Income includes the rent from 10,430 square feet of retail/restaurant space, garage lease rent, furnished unit premium, utility rebill and ground rent income.

(6)	Underwritten Vacancy/Credit Loss includes in-place multifamily vacancy and concessions (one unit receiving $50 per month), and in-place vacancy for the retail/restaurant space. Historically, the Vacancy/Credit Loss includes bad debt written off.

(7)	The increase in Net Operating Income from 2015 to TTM to Underwritten is primarily due to the addition of 91 new units which came online between November 2015 and January 2016. The multifamily units were leased up in the following months with occupancy increasing from 54.0% in January 2016 to the underwritten in-place occupancy of 93.5% as of November 9, 2016.

(8)	The Underwritten Net Operating Income is greater than TTM Net Operating Income as the lender underwrote rent from two retail tenants, The Rooster Club and Goldberg’s Bagel & Deli, which executed their leases in 2016. The Rooster Club has been in occupancy and paying rent since February 11, 2016. Goldberg’s Bagel & Deli is expected to take occupancy on February 1, 2017 and begin paying rent on May 1, 2017.

(9)	Underwritten Total TI/LC, Capex/RR reflects replacement reserves of $250 per unit for the 199 multifamily units and $1.00 per square foot TI/LC for the 10,430 square feet retail/restaurant space.

Property Management. The property is managed by Tuppence Management Corporation, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $700,000 for landlord obligations in connection with the retail tenant Goldberg’s Bagel & Deli’s build out, $225,385 for real estate taxes, $191,265 for insurance, $87,149 for free rent reserve and $35,351 for ground rent reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

925 Common

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $18,782.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $21,252.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $4,146 (approximately $250 per unit annually) for replacement reserves. This reserve is not subject to a cap.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $869 ($1.00 per square foot annually for the 10,430 square feet of retail space) for tenant improvements and leasing commissions associated with the retail component of the property. This reserve is not subject to a cap.

Ground Rent Reserve - On a monthly basis, the borrower is required to escrow 1/12 of the annual ground rent payable, which currently equates to $17,675. This reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Sweep Period (as defined below), the borrower is required to establish the lockbox account and deposit all rents and payments into the lockbox account. During a Cash Sweep Period, all funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender and all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Period” will commence upon (i) the occurrence of an event of default or (ii) the debt service coverage ratio (as calculated in the loan documents) based on the trailing 12-month period falling below 1.20x.

A Cash Sweep Period will be cured if, with respect to clause (i) above, the lender accepts a cure of such event of default, and with respect to clause (ii) above, the debt service coverage ratio is 1.25x or greater for two consecutive quarters based on the trailing 12-month period.

Ground Lease. The property is subject to a ground lease with an expiration date of September 30, 2049 and no renewal options. The ground rent is $212,103 annually, there are no rent increases and the borrower is responsible for all taxes, maintenance and insurance required under the lease. Rent under the ground lease is offset substantially by a sub-ground lease back to ground lessor for an annex portion of the property containing back-house hotel operations related to the ground lessor and some retail and spa areas. This lease is coterminous with the ground lease with no renewal option. The ground rent income from this ground lease is $197,702 per annum, with no increases. The borrower has to pay a net effective ground rent equal to $14,401. The ground lease (as amended) provides lender protections, including, but not limited to, the following: (i) the ground lease may not be modified, amended, altered, canceled or surrendered without the prior written consent of the lender; (ii) the ground lease may not be terminated without the lender’s prior written consent, unless the right to terminate is the result of a default by the borrower under the ground lease, the lender was provided notice and an opportunity to cure, and such default was not cured by the lender; (iii) if the ground lease is terminated for any reason (even the lender’s failure to cure a borrower default thereunder or a rejection in a bankruptcy), the landlord under the ground lease has agreed to enter into a new lease on substantially similar terms with the lender; (iv) no notice of default under the ground lease will be effective until the same has been delivered to the lender and the lender has had an opportunity to cure the same.

Historic Tax Credit / Master Lease. The property is a historic building which was rehabilitated in accordance with the federal tax code and state regulations to make it eligible for federal historic tax credits. Currently a portion of the property is subject to a master lease structure to facilitate investment by tax credit investor First NBC Historic Tax Partners, L.L.C., a Louisiana limited liability company (“First NBC”). The historic tax credits are subject to recapture under the federal tax code until January 1, 2021. The borrower and guarantors have loss recourse for any obligations to First NBC in connection with the historic tax credits, including, without limitation, recapture of the same.

To facilitate capturing the historic tax credit, the portion of the property consisting of 91 modern units and ground floor retail space has been master leased to a sponsor-controlled affiliate, which is 1.0% owned and controlled by the loan sponsors and 99% owned by First NBC. During the recapture period, the master lease cannot be terminated or else a recapture event would occur and First NBC would lose the benefit of the tax credits. To protect the lender from risk created by not being able to terminate the master lease without causing a recapture period, the master tenant, First NBC, sponsor-affiliated managing member of master tenant and the lender entered into a subordination non-disturbance and attornment agreement which subordinates the master lease to the loan and provides for Lender (or its nominee) to be able to replace the sponsor-affiliated managing member of the master tenant with the lender or a nominee, so as to take control of the master tenant. In addition, once the recapture period has elapsed, the borrower is obligated to cause the sponsor-affiliated managing member of the master tenant to buy out First NBC and collapse the master lease structure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

International Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,500,000	Title:	Fee
Cut-off Date Principal Balance:	$28,500,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	2.9%	Net Rentable Area (SF):	280,244
Loan Purpose:	Refinance	Location:	Bloomington, MN
Borrower:	International Plaza Partners 2, LLC	Year Built / Renovated:	1984 / 2016
Sponsors:	Bruce Timm and Lakeridge Land, L.P.	Occupancy:	84.7%
Interest Rate:	5.09000%	Occupancy Date:	8/31/2016
Note Date:	10/31/2016	Number of Tenants:	37
Maturity Date:	11/6/2026	2013 NOI(1):	$745,870
Interest-only Period:	12 months	2014 NOI(1):	$1,361,784
Original Term:	120 months	2015 NOI(1):	$2,254,136
Original Amortization:	360 months	TTM NOI (as of 8/2016)(1):	$2,676,053
Amortization Type:	IO-Balloon	UW Economic Occupancy:	84.6%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$6,327,150
Lockbox:	CMA	UW Expenses:	$3,473,284
Additional Debt:	N/A	UW NOI(2):	$2,853,866
Additional Debt Balance:	N/A	UW NCF:	$2,447,512
Additional Debt Type:	N/A	Appraised Value / Per SF:	$38,950,000 / $139
		Appraisal Date:	9/15/2016

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$102
Taxes:	$105,668	$105,668	N/A	Maturity Date Loan / SF:	$86
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	73.2%
Replacement Reserves:	$0	$4,671	N/A	Maturity Date LTV:	61.9%
TI/LC(3):	$162,980	$40,869	N/A	UW NCF DSCR:	1.32x
Other Reserves(4):	$793,939	$0	N/A	UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,500,000	91.7%	Payoff Existing Debt	$29,520,253	95.0%
Sponsor Equity	2,577,384	8.3	Upfront Reserves	1,062,586	3.4
			Closing Costs	494,545	1.6
Total Sources	$31,077,384	100.0%	Total Uses	$31,077,384	100.0%
(1)	The increase in NOI from 2013 through TTM is primarily due to an increase in occupancy from 62.4% in 2013 to 84.7% during that time period.

(2)	The UW NOI includes $102,151 in rent steps occurring through August 2017.

(3)	On and after the monthly payment date occurring in December 2017, the monthly TI/LC reserve deposit will be adjusted to $29,192.

(4)	Other Reserves are comprised of $574,620 for outstanding tenant improvements and $219,319 for outstanding free rent.

The Loan. The International Plaza loan has an outstanding principal balance as of the Cut-off Date of $28.5 million and is secured by a first mortgage lien on the borrower’s fee interest in a 280,244 square foot office building located in Bloomington, Minnesota. The loan has a 10-year term and, following a one-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the International Plaza loan is International Plaza Partners 2, LLC, a Delaware limited liability company and special purpose entity. The loan sponsors and nonrecourse carve-out guarantors are Bruce Timm and Lakeridge Land, L.P. Bruce Timm is the founder, president and CEO of ICM Realty Group (“ICM”). Founded in 2003, ICM is a real estate investment management firm that focuses on acquiring and managing value-add office and retail projects in the southeast and midwest United States regions and Canada. Through a series of funds, ICM currently manages more than $475.0 million, consisting of over 30 properties totaling approximately 1.8 million square feet and encompassing office, industrial, retail and residential properties throughout North America, including another office property located in the downtown Minneapolis market, approximately 12.0 miles from International Plaza.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

International Plaza

The previously existing debt was securitized in the CWCI 2006-C1 trust. The prior mortgage loan (in the amount of $36.0 million) defaulted in 2011 due to a decline in occupancy to 62.0%. At that point, the current loan sponsor, who was previously a limited partner, took over the general partnership interest in the borrower and entered into a loan modification in November 2012 with the special servicer to, among other things, (i) split the prior mortgage loan into a senior A note (in the amount of $27.0 million) and a subordinate B note (in the amount of $9.0 million), (ii) defer a portion of the interest on the senior A note, (iii) defer all of the interest on the subordinate B note, and (iv) provide that certain additional equity and capital contributions made by the loan sponsors in connection with the workout (in a maximum amount of $5.9 million) and a 6.0% preferred return thereon would be repaid upon a refinance or sale prior to the repayment of the subordinate B note. In connection with the origination of the International Plaza loan, as per the terms of the loan modification documents, the application of the related “capital event proceeds” (defined as the fair market value of the International Plaza property, which the prior servicer determined was $38 million) resulted in (1) the repayment of the senior A note in full together with accumulated deferred interest, (2) the “deemed” repayment of the equity and capital contributions together with a “deemed” preferred return and (3) payment of accrued interest on the subordinate B note and payment of a minimal amount of principal on the subordinate B note, which suffered a near complete loss of principal. The payments in respect of the senior A note and subordinate B note were made out of the proceeds of the International Plaza loan and a capital contribution by the loan sponsors (approximately $2.6 million).

The Property. The International Plaza property consists of one 10-story Class A office building totaling 280,244 square feet that is situated on an approximately 5.16 acre site and includes an attached parking facility with a six-level covered garage with 913 parking spaces and 52 parking spaces in a surface lot located in Bloomington, Minnesota. The building was originally constructed in 1984 and underwent renovations from 2012 through 2016. Amenities to the building include shared training/conference rooms, fitness center with showers/lockers, covered/heated parking, cafe, closed circuit surveillance, card access system, convenience store, ATM, vending area, mail room, salon, wi-fi lounge, electronic directory, on-site automobile servicing, free 24-hour airport shuttle service and an on-site management office with full-time dedicated management team. According to the sponsor, the 2012 through 2016 renovation was completed at a cost of approximately $10.0 million, which included common area upgrades, main lobby renovations and the addition of a fitness center, shower facility, conference facility, and a wi-fi lounge.

As of August 31, 2016, the property was 84.7% occupied by 37 tenants. The tenant roster includes companies across various industries such as media, healthcare, technology, education, real estate, finance and government. Only one tenant comprises more than 8.3% of underwritten base rent. Three tenants, representing 11.6% of the underwritten base rent, have investment grade credit ratings. The property also has 10 tenants, representing 22.9% of the underwritten base rent, that have been at the property for over 10 years. Over the last 18 months, 56,880 square feet of new and renewal leases, representing 20.3% of net rentable area and 24.1% of underwritten base rent at the property, have been signed.

The largest tenant, Newscycle Solutions, Inc., leases 13.0% of the property’s net rentable area through January 2022 and has occupied the space since July 2014. Newscycle Solutions, Inc., which maintains its headquarters at the property, is a software development company offering global technology products for the news media industry and serving more than 1,200 media companies in more than 45 countries across six continents. The second largest tenant, Cisco Systems, leases 6.5% of the property’s net rentable area through June 2020 and has occupied the space since May 2005. Cisco Systems (rated A1/AA- by Moody’s/S&P) is a multinational technology conglomerate that develops, manufactures, and sells networking hardware, telecommunications equipment, and other high-technology services and products. Cisco Systems reported approximately $49.2 billion in revenue for 2015 and, as of the end of the third quarter of 2016, had a market capitalization of approximately $159.1 billion. The third largest tenant, OffiCenters, leases 6.0% of the property’s net rentable area through January 2024 and has occupied the space since August 2013. OffiCenters provides virtual office, meeting rooms and coworking spaces in Minnetonka, Edina, Bloomington, St. Louis Park and the North Loop in Minneapolis. Two existing tenants, Newark Corporation and Commvault Systems, Inc., originally started their operations at the property in the OffiCenters space.

The Market. The property is located in the city of Bloomington, Minnesota, about 10 miles south of the Minneapolis central business district and about 12 miles southwest of the St. Paul central business district. Primary access to the neighborhood is provided by 24th Avenue South and American Boulevard. The property features visibility from Interstate 494 and is located at the interchange of Interstate 494 and 34th Avenue. The property is less than 3.0 miles from the Minneapolis-St. Paul International Airport, less than a mile from the Mall of America and approximately 11.5 miles from either downtown area. There are over 8,000 hotel rooms and numerous restaurants in the immediate area of the property, and the Mall of America is located approximately one mile west of the property. According to the appraisal, the Mall of America completed a $325 million expansion in 2015 which included a JW Marriott Hotel, a new event atrium, and space for high-end retailers. Further expansion is planned for the Mall of America to add 580,000 square feet of additional retail and a 180 room luxury hotel with condos or apartments. A 302-room Hyatt Regency located across the street from the property opened in March 2016, and a 420-unit multifamily property known as Indigo Apartments, is near completion and is also located across the street from the property. The Metro Transit Bus Stop is on the southeast corner of the property and two Light Rail Transit stops are approximately one block from the property. Light rail services the Mall of America, the airport, the Metrodome, the Government Center, and the new Target Field Twins Stadium. Free shuttle services to the airport are also available to tenants at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

International Plaza

According to the appraisal, the estimated 2016 population within a three- and five-mile radius is 52,508 and 219,425, respectively. Additionally, the 2016 median household income within a three- and five-mile radius is $71,316 and $85,500, respectively. Per the appraisal, as of the second quarter of 2016, the 494 Corridor’s Class A submarket contained approximately 8.5 million square feet of office space and reported a vacancy rate of 13.5% with asking rents of $17.63 per square foot. The overall 494 Corridor submarket has the second highest asking rates in the metro area at $14.77 per square foot. The appraisal identified eight competitive properties built between 1979 and 1986 and ranging in size from 81,492 square feet to 465,168 square feet. The comparable properties reported occupancies ranging from 78% to 100% with a weighted average occupancy of approximately 88.9%. The appraisal concluded a stabilized occupancy rate of 90.0% for the property and a market rent of $14.50 per square foot for floors 1-4 and $14.75 per square foot for floors 5-10 of the property.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Newscycle Solutions, Inc.(3)	NA / NA / NA	36,355	13.0%	$13.75	15.4%	1/31/2022
Cisco Systems(4)	A1 / AA- / NA	18,344	6.5%	$14.75	8.3%	6/30/2020
OffiCenters(5)	NA / NA / NA	16,814	6.0%	$14.50	7.5%	1/31/2024
FCS Building Association	NA / NA / NA	13,984	5.0%	$13.05	5.6%	9/30/2025
Scholarship America, Inc.	NA / NA / NA	9,997	3.6%	$14.00	4.3%	3/31/2025
McEllistrem, Fargione, Landy	NA / NA / NA	9,918	3.5%	$9.80	3.0%	2/28/2019
Bloomington Convention Centers	NA / NA / NA	9,567	3.4%	$15.40	4.5%	6/30/2017
I&S Group	NA / NA / NA	9,375	3.3%	$14.60	4.2%	11/30/2023
Airline Pilots Association(6)	NA / NA / NA	8,422	3.0%	$14.00	3.6%	9/30/2021
Opin Systems	NA / NA / NA	8,125	2.9%	$10.80	2.7%	7/31/2018
(1)	Based on the underwritten rent roll dated August 31, 2016.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Newscycle Solutions, Inc. has a contraction option to reduce the size of its seventh floor space (8,699 square feet) effective July 14, 2019.

(4)	Cisco Systems has a contraction option to reduce the size of its 18,344 square feet space by no more than 3,000 square feet effective June 30, 2018.

(5)	OffiCenters has a one-time right to terminate its lease as of January 31, 2021, with 12 months’ written notice and the payment of a termination fee.

(6)	Airline Pilots Association has the option to terminate its lease in the event that Airline Pilots Association permanently ceases operation of its business within a 50-mile radius of the Minneapolis-St. Paul International Airport. Airline Pilots Association is required to provide nine months’ notice and payment of a termination fee equal to the unamortized portion of tenant improvements and leasing commissions.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring(2)	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	42,762	15.3%	NAP	NAP	42,762	15.3%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	42,762	15.3%	$0	0.0%
2017	6	27,317	9.7	358,066	11.0	70,079	25.0%	$358,066	11.0%
2018	5	17,343	6.2	227,727	7.0	87,422	31.2%	$585,793	18.1%
2019	4	17,949	6.4	215,343	6.6	105,371	37.6%	$801,136	24.7%
2020	7	38,567	13.8	606,694	18.7	143,938	51.4%	$1,407,830	43.4%
2021	5	26,809	9.6	342,758	10.6	170,747	60.9%	$1,750,588	54.0%
2022	5	56,359	20.1	790,824	24.4	227,106	81.0%	$2,541,412	78.3%
2023	1	9,375	3.3	136,875	4.2	236,481	84.4%	$2,678,287	82.5%
2024	2	19,782	7.1	243,803	7.5	256,263	91.4%	$2,922,090	90.1%
2025	2	23,981	8.6	322,449	9.9	280,244	100.0%	$3,244,539	100.0%
2026	0	0	0.0	0	0.0	280,244	100.0%	$3,244,539	100.0%
2027 & Beyond	0	0	0.0	0	0.0	280,244	100.0%	$3,244,539	100.0%
Total	37	280,244	100.0%	$3,244,539	100.0%
(1)	Based on the underwritten rent roll dated August 31, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

International Plaza

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	% (2)
Rents in Place	$2,260,188	$2,365,737	$2,744,266	$3,081,743	$3,244,539	$11.58	43.4%
Vacant Income	0	0	0	0	623,575	2.23	8.3
Gross Potential Rent	$2,260,188	$2,365,737	$2,744,266	$3,081,743	$3,868,114	$13.80	51.7%
Total Reimbursements	1,466,209	1,896,858	2,595,970	2,739,880	3,455,913	12.33	46.2
Other Income(3)	136,393	163,044	156,307	159,121	159,121	0.57	2.1
Net Rental Income	$3,862,790	$4,425,639	$5,496,543	$5,980,744	$7,483,147	$26.70	100.0%
(Vacancy / Credit Loss)	0	0	0	0	(1,155,997)	(4.12)	(15.4)
Effective Gross Income	$3,862,790	$4,425,639	$5,496,543	$5,980,744	$6,327,150	$22.58	84.6%

Total Expenses	$3,116,920	$3,063,855	$3,242,407	$3,304,691	$3,473,284	$12.39	54.9%

Net Operating Income(4)(5)	$745,870	$1,361,784	$2,254,136	$2,676,053	$2,853,866	$10.18	45.1%

Total TI/LC, Capex/RR	0	0	0	0	406,355	1.45	6.4
Net Cash Flow	$745,870	$1,361,784	$2,254,136	$2,676,053	$2,447,512	$8.73	38.7%

Occupancy(6)	62.4%	71.9%	88.3%	84.7%	84.6%

(1)	TTM reflects the trailing 12-month period ending August 31, 2016.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Other Income consists of income related to revenue sharing agreement with a valet parking operator at the property, tenant parking income for use of basement level parking spots per the terms of the tenant leases, storage income and telecom revenue from Verizon’s use of the rooftop.

(4)	The Underwritten Net Operating Income includes $102,151 in rent steps occurring through August 2017.

(5)	The increase in Net Operating Income from 2013 through TTM is primarily due to an increase in occupancy from 62.4% in 2013 to 84.7% in the TTM period.

(6)	Historical occupancies are based on December 31 for each calendar year. TTM occupancy is based on the August 31, 2016 underwritten rent roll. Underwritten occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Everett Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,000,000	Title:	Fee
Cut-off Date Principal Balance:	$26,964,703	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	123,913
Loan Purpose:	Refinance	Location:	Everett, WA
Borrowers:	Everett Mall 01, LLC and	Year Built / Renovated:	1986 / N/A
	Everett Mall 11, LLC	Occupancy:	82.2%
Sponsor:	Alan C. Fox	Occupancy Date:	11/1/2016
Interest Rate:	4.54000%	Number of Tenants:	18
Note Date:	11/1/2016	2013 NOI:	$2,323,257
Maturity Date:	11/6/2026	2014 NOI:	$2,357,101
Interest-only Period:	None	2015 NOI:	$2,249,545
Original Term:	120 months	TTM NOI (as of 9/2016):	$2,182,984
Original Amortization:	360 months	UW Economic Occupancy:	87.7%
Amortization Type:	Balloon	UW Revenues:	$2,918,021
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$542,053
Lockbox:	Springing	UW NOI(1):	$2,375,969
Additional Debt:	N/A	UW NCF:	$2,234,007
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$39,000,000 / $315
Additional Debt Type:	N/A	Appraisal Date:	10/2/2016

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$218
Taxes:	$43,031	$21,516	N/A	Maturity Date Loan / SF:	$176
Insurance:	$19,787	Springing	N/A	Cut-off Date LTV:	69.1%
Replacement Reserves:	$0	$2,012	N/A	Maturity Date LTV:	56.0%
TI/LC:	$150,000	$11,068	N/A	UW NCF DSCR:	1.35x
Other(2):	$10,000	$0	N/A	UW NOI Debt Yield:	8.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,000,000	84.3%	Payoff Existing Debt	$31,354,497	97.9%
Sponsor Equity	5,014,278	15.7	Closing Costs	436,963	1.4
			Upfront Reserves	222,818	0.7
Total Sources	$32,014,278	100.0%	Total Uses	$32,014,278	100.0%

(1)	UW NOI includes $56,875 in rent steps occurring through November 2017.

(2)	Other Monthly Escrows and Reserves represents a reserve for deferred maintenance.

The Loan. The Everett Plaza loan has an outstanding principal balance as of the Cut-off Date of approximately $27.0 million and is secured by a first mortgage lien on the borrowers’ fee interest of a 123,913 square foot anchored retail center (shadow anchored by a Walmart Supercenter) located in Everett, Washington. The loan has a 10-year term and will amortize on a 30-year schedule. The borrowing entities for the Everett Plaza loan are two tenants-in-common, Everett Mall 01, LLC, a Washington limited liability company, and Everett Mall 11, LLC, a Delaware limited liability company, each a special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Alan C. Fox, who has full control rights over both tenant-in-common borrowers. Alan C. Fox is the founder of ACF Property Management which was formed in 1968 and currently owns and controls over 77 properties in 15 states totaling over 7.3 million square feet with an estimated value of $1.5 billion. The Everett Plaza property was previously securitized in the MSC 2007-IQ14 trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Everett Plaza

The Property. The Everett Plaza property consists of nine retail buildings totaling 123,913 square feet (including 3,173 square feet of unowned improvements occupied by Jack in the Box under a ground lease) that is situated on an approximately 10.3-acre site in Everett, Washington. Everett is the largest city in Snohomish County, located within the Seattle metropolitan statistical area. The property is located along Southeast Everett Mall Way (State Route 99), with traffic counts of over 35,000 vehicles per day. The property is positioned within a concentrated retail corridor, approximately half a mile east of Interstate 5. Within a one-mile radius of the property are Best Buy, Target, Costco, Trader Joe’s, Bed Bath & Beyond, TJ Maxx and various national and local retailers and restaurants. The property sits directly across from Everett Mall, a 665,262 square foot mall anchored by Macy’s, Sears, Burlington Coat Factory, Regal Stadium 16 Cinemas and LA Fitness. The Steadfast Company-owned Everett Mall features over 110 shops and is a demand driver for the area, drawing visitors from surrounding neighborhoods. The Everett Mall was 96.5% occupied (as of May 2016) and underwent a renovation in 2012 to redevelop underutilized retail space (in the back of the mall) adding Burlington Coat Factory, Ulta Beauty and LA Fitness. Additionally, the mall’s food court, a portion of the interior as well as new facades for LA Fitness and Regal Cinemas. In addition, the property is shadow anchored by a Walmart Supercenter which opened in 2014 and by a Toys R Us which owns their improvements. The next closest Toys R Us is located approximately 8.1 miles away. Walmart bought a former Top Foods shell and expanded it to accommodate the Walmart Supercenter, the only one within 13.8 mile radius. The property shares a parking lot with Walmart Supercenter and Toys R US. The property’s signage is a pylon located at the entrance to the shopping center naming anchor tenants. Access to the property is provided via three signalized entrances, one shared with Walmart Supercenter and the other aligning with the entrances to Everett Mall.

As of November 1, 2016, the property was 82.2% occupied by 18 tenants. The property is anchored by national tenants: Michaels, Petco, and Pier 1 Imports. Michael’s has been a tenant at the property since May 1998 and has executed two five-year renewals (most recently exercised in March 2013). Michael’s lease features two remaining five-year options. Petco has been at the property since September 1993 and has executed two ten-year renewals (most recently in June 2014). Petco’s lease features two remaining five-year options. Pier 1 Imports has been at the property since November 1987 and has executed four five-year renewals (most recently in February 2013). Pier 1 Import’s lease features one remaining five-year option. With the exception of the three largest tenants, no individual tenant comprises more than 6.8% of the property’s net rentable area or 8.8% of underwritten base rent. Eleven tenants accounting for 62.4% of the net rentable area or 64.9% of underwritten base rent have been in occupancy at the property for more than 10 years, including Michael’s, Petco, Pier 1 Imports, Half Price Books, Red Robin International, US Government - Walla Walla District, Jack in the Box, Kyoto Japanese Steak House, Verizon Wireless, Sole Perfection and Edward Jones. The property has experienced recent leasing momentum with 12 renewal or new leases since 2014 totaling 59,163 square feet.

The Market. The property is located in the Seattle Market and the Western Snohomish County Submarket. The Seattle metropolitan statistical area’s economy comprises an industry base featuring aerospace (Boeing remains the state’s largest single private employer with 85,000 employees), high-tech (Microsoft, Google, and Amazon.com – headquartered in downtown Seattle), biotechnology and export/import businesses (supported by the ports of Everett and Seattle). Boeing’s assembly plant for the 747, 767, 777 and the new 787 passenger jet is located 2.5 miles from property, employs over 30,000, draws 150,000 visitors annually and is the largest building in the world (by cubic feet). In May 2016, Boeing celebrated the opening of its new 777x Composite Wing Center at the Everett, Washington campus. Boeing reported that it invested more than $1 billion in the Everett site for construction and outfitting of the new building.

According to a third party market research report, as of the second quarter of 2016, the Western Snohomish County Submarket contained approximately 5.9 million square feet of neighborhood and community shopping center space and reported a vacancy rate of 9.1% with asking rents of $22.86 per square foot. According to the appraisal, the estimated 2015 population within a three- and five-mile radius was 119,574 and 252,817, respectively. Additionally, the estimated 2016 average household income within a three- and five-mile radius is $71,478 and $85,492, respectively. The appraisal identified four competitive properties within a half mile radius of the property. The competitive properties were built between 1975 and 2005 and range in size from 7,683 square feet to 665,262 square feet. The comparable retail properties reported occupancies ranging from 83.8% to 100.0% with a weighted average vacancy rate of approximately 4.7%. Quoted rental rates for the comparable properties range from $22.00 to $25.00 per square foot for non-anchor tenants. The appraisal concluded a vacancy rate of 8.6% and a weighted average market rent of $22.56 PSF for the Everett Plaza property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Everett Plaza

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Michaels	Ba2 / B+ / NA	21,859	17.6%	$12.84	11.2%	NAV	NAV	2/28/2018
Petco	NA / B / NA	13,924	11.2%	$23.00	12.8%	$232	10.9%	5/31/2024
Pier 1 Imports	NA / B / NA	10,020	8.1%	$28.14	11.3%	$146	21.5%	1/31/2018
Half Price Books	NA / NA / NA	8,420	6.8%	$16.50	5.6%	NAV	NAV	12/31/2019
Denallis Mediterranean Fusion	NA / NA / NA	8,168	6.6%	$20.00	6.5%	NAV	NAV	10/31/2021
NY Pizza & Bar	NA / NA / NA	6,213	5.0%	$33.95	8.4%	$528	7.1%	7/31/2025
Red Robin	NA / NA / NA	5,637	4.5%	$38.77	8.8%	$674	7.2%	4/16/2019
U.S. Government USAED Walla Walla	Aaa / AA+ / AAA	5,504	4.4%	$35.50	7.8%	NAV	NAV	10/31/2020
Jack in the Box	NA / NA / NA	3,173	2.6%	$45.00	5.7%	NAV	11.0%	11/02/2021
Kyoto Japanese Steak House	NA / NA / NA	3,041	2.5%	$24.48	3.0%	$267	11.6%	5/31/2019

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Sales PSF and Occupancy Costs represent sales for the 12 month period ending September 30, 2016 for all tenants.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	22,013	17.8%	NAP	NAP	22,013	17.8%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	22,013	17.8%	$0	0.0%
2017	2	3,310	2.7	81,506	3.3	25,323	20.4%	$81,506	3.3%
2018	6	42,340	34.2	887,771	35.6	67,663	54.6%	$969,277	38.8%
2019	5	19,268	15.5	494,263	19.8	86,931	70.2%	$1,463,540	58.6%
2020	1	5,504	4.4	195,396	7.8	92,435	74.6%	$1,658,936	66.5%
2021	2	11,341	9.2	306,145	12.3	103,776	83.7%	$1,965,081	78.7%
2022	0	0	0.0	0	0.0	103,776	83.7%	$1,965,081	78.7%
2023	0	0	0.0	0	0.0	103,776	83.7%	$1,965,081	78.7%
2024	1	13,924	11.2	320,252	12.8	117,700	95.0%	$2,285,333	91.6%
2025	1	6,213	5.0	210931	8.4	123,913	100.0%	$2,496,264	100.0%
2026	0	0	0.0	0	0.0	123,913	100.0%	$2,496,264	100.0%
2027 & Beyond	0	0	0.0	0	0.0	123,913	100.0%	$2,496,264	100.0%
Total	18	123,913	100.0%	$2,496,264	100.0%

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Everett Plaza

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,374,340	$2,425,977	$2,367,194	$2,295,375	$2,496,264	$20.15	75.1%
Vacant Income	0	0	0	0	323,217	2.61	9.7
Gross Potential Rent	$2,374,340	$2,425,977	$2,367,194	$2,295,375	$2,819,481	$22.75	84.8%
Percentage Rent	62,786	59,004	55,816	41,996	50,273	0.41	1.5
Total Reimbursements	385,990	385,369	367,311	346,771	455,839	3.68	13.7
Net Rental Income	$2,823,117	$2,870,350	$2,790,321	$2,684,142	$3,325,593	$26.84	100.0%
(Vacancy / Credit Loss)	0	0	15,655	0	(407,572)	(3.29)	(12.3)
Other Income	9,504	11,023	7,486	372	0	0.00	0.0
Effective Gross Income	$2,832,622	$2,881,373	$2,782,152	$2,684,514	$2,918,021	$23.55	87.7%

Total Expenses	$509,364	$524,273	$532,606	$501,530	$542,053	$4.37	18.6%

Net Operating Income(3)	$2,323,257	$2,357,101	$2,249,545	$2,182,984	$2,375,969	$19.17	81.4%

Total TI/LC, Capex/RR	0	0	0	0	141,962	1.15	4.9
Net Cash Flow	$2,323,257	$2,357,101	$2,249,545	$2,182,984	$2,234,007	$18.03	76.6%

Occupancy(4)	92.4%	89.4%	88.1%	82.2%	87.7%

(1)	TTM reflects the trailing 12-month period ending September 30, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Net Operating Income includes $56,875 in rent steps occurring through November 2017.

(4)	Historical occupancy is as of December 31 of each respective year. TTM Occupancy is as of November 1, 2016. Underwritten occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Bilmar Beach Resort

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,000,000	Title(1):	Fee
Cut-off Date Principal Balance:	$24,905,313	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	2.5%	Net Rentable Area (Rooms)(2):	165
Loan Purpose:	Acquisition	Location:	Treasure Island, FL
Borrower:	Which Treasure Island Owner,	Year Built / Renovated:	1961-1974 / 2006
	LLC	Occupancy / ADR / RevPAR:	80.0% / $156.79 / $125.48
Sponsor:	Kline Hotel Holdings, LLC	Occupancy / ADR / RevPAR Date:	6/30/2016
Interest Rate:	4.57100%	Number of Tenants:	N/A
Note Date:	9/1/2016	2013 NOI:	$2,378,668
Maturity Date:	9/1/2026	2014 NOI(3):	$2,612,425
Interest-only Period:	None	2015 NOI(3):	$3,185,277
Original Term:	120 months	TTM NOI (as of 6/2016):	$3,360,370
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	80.0% / $156.79 / $125.48
Amortization Type:	Balloon	UW Revenues:	$14,672,894
Call Protection:	L(27),Def(89),O(4)	UW Expenses:	$11,437,129
Lockbox:	CMA	UW NOI:	$3,235,765
Additional Debt:	N/A	UW NCF:	$3,235,765
Additional Debt Balance:	N/A	Appraised Value / Per Room(4):	$37,100,000 / $224,848
Additional Debt Type:	N/A	Appraisal Date:	8/8/2016

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$150,941
Taxes:	$264,482	$24,044	N/A	Maturity Date Loan / Room:	$122,778
Insurance:	$0	$39,713	N/A	Cut-off Date LTV(4):	67.1%
FF&E Reserves:	$0	4.0% of Gross Revenues	N/A	Maturity Date LTV(4):	54.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.11x
Other(5):	$2,500,000	Springing	N/A	UW NOI Debt Yield:	13.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,000,000	69.2%	Purchase Price	$33,000,000	91.4%
Sponsor Equity	11,110,022	30.8	Upfront Reserves	2,764,482	7.7
			Closing Costs	345,539	1.0
Total Sources	$36,110,022	100.0%	Total Uses	$36,110,022	100.0%

(1)	The borrower has pledged both its fee interest in the property and its leasehold interest in a reciprocal parking parcel agreement with Walgreens.

(2)	Collateral for the loan consists of 119 sponsor-owned rooms and between 46.0% and 48.0% of the rental income from 43 third party-owned condominium rooms, which participate in a rental program.

(3)	The increase in 2015 NOI from 2014 NOI was primarily driven by increases in average occupancy and RevPAR from 79.6% to 82.6% and $112.09 to $123.54, respectively, as well as a $537,920 increase in food and beverage revenue.

(4)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical as-is value” which assumes that the proposed renovation at the hotel is complete. At origination, the borrower was required to reserve $2,500,000 for the renovations at the property. The “as-is” value as of August 8, 2016 is $34.4 million, which results in a Cut-Off Date LTV and Maturity Date LTV of 72.4% and 58.9%, respectively.

(5)	Other Initial Escrow and Reserves consists of a $2,500,000 reserve for room upgrades to the property. Monthly Other Escrows and Reserves consists of a deposit requirement for the condominium assessments that is triggered during a cash sweep period.

The Loan. The Bilmar Beach Resort loan is secured by a first mortgage lien on the borrower’s fee interest in 119 rooms and between 46.0% and 48.0% of the rental income from 43 third party-owned condominiums in a full-service hotel and resort in Treasure Island, Florida. The loan has an outstanding principal balance as of the Cut-off Date of approximately $24.9 million, a 10-year term and will amortize on a 30-year schedule. The previously existing debt was securitized as part of the JPMBB 2014-C19 transaction. The borrowing entity for the loan is Which Treasure Island Owner, LLC, a Delaware limited liability company and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Kline Hotel Holdings, LLC, which is a privately-held hotel investment and advisory company focused on acquiring and managing hotels in urban and unique locations. The company was founded in 2007 by Jon Kline, the former President and Chief Financial Officer of Sunstone Hotels, and is headquartered in Newport Beach, California.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Bilmar Beach Resort

The Property. The Bilmar Beach Resort property is a full-service, 165-room resort which has 550 feet of beach frontage and is situated on a total of 3.4 acres. The property consists of the lobby building, the three-story Beaches building (opened in 1961), the four-story Shells building (opened in 1966), the eight-story Palms building (opened in 1974), the Ballroom building, and the Sloppy Joe’s building. The property features two restaurants, Sloppy Joe’s on the Beach and the Beach Café, 2,925 square feet of meeting space, two heated outdoor swimming pools, a gift shop and a fitness center. Following an approximately $16.0 million renovation that was completed in 2006, two of the three guestroom buildings (the Beaches building and the Palms building) were converted into condominiums with a total of 99 condominium-hotel units (110 hotel rooms). There are currently a total of 43 third party-owned condominium units (that participate in five-year and 11-year rental programs). Condominium unit owners who participate in the five-year and 11-year rental programs receive 52.0% and 54.0% of the rental revenue associated with their units, respectively. In order to opt out of the program, unit owners must provide 18 months’ notice. The property has an automated computer program that rotates the sold condominium units for rental use. The property also has access to 241 surface parking spaces.

In September 2016, the loan sponsor acquired a 90.0% ownership interest from its former joint venture partner, WHI Real Estate Partners, by exercising its right of first refusal for a total purchase price of $33.0 million ($277,311 per owned room). The loan sponsor has indicated that it intends to invest an additional $3.0 million ($18,182 per room) into the property throughout 2017 in order to refresh rooms and improve the hotel’s overall appearance. At closing, the borrower reserved $2.5 million to fund the planned capital investment with the remainder to be funded with ongoing FF&E reserves.

The Beaches building, opened in 1961, features units ranging from 396 square feet to 822 square feet and contains 44 condominium units and 53 hotel rooms. The Shells Building, opened in 1966, features 55 hotel keys ranging from 297 square feet to 1,055 square feet. The Palms Building, opened in 1974, features units ranging from 328 square feet to 1,244 square feet and contains a total of 55 condominium units and 59 hotel rooms. Of the 165 guestrooms, there are six ADA-equipped rooms, 14 standard king rooms, 128 double-queen rooms, three double-double bed rooms, seven suites and five penthouse units. 111 of the guestrooms have full kitchens with two burner flat top stoves, refrigerators, microwaves, coffee makers and dishware.

The property is located on Gulf Boulevard on Treasure Island, a barrier island located adjacent to St. Petersburg, Florida. Bilmar Beach Resort is approximately 7.0 miles west of Interstate 275, which runs through the Tampa Bay area and connects to Interstate 75. Treasure Island is one of six barrier islands that comprise the west central Gulf Coast region and is one of 10 communities on the barrier islands in Pinellas County. Treasure Island is known for its sunsets, white sand beaches and outdoor activities such as parasailing, jet skiing, boat tours and dolphin watching. The property is in close proximity to many shopping destinations including John’s Pass Village in Madeira Beach, Tyrone Square Mall in St. Petersburg, Westfield Countryside Mall in Clearwater and Sundial St. Pete in downtown St. Petersburg.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Bilmar Beach Resort(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	70.5%	$142.07	$100.15	78.1%	$133.38	$104.20	110.8%	93.9%	104.0%
2014	73.8%	$151.19	$111.55	79.6%	$140.90	$112.09	107.9%	93.2%	100.5%
2015	75.3%	$166.48	$125.34	82.6%	$149.52	$123.54	109.7%	89.8%	98.6%
TTM(4)	73.2%	$170.09	$124.54	80.0%	$156.79	$125.48	109.3%	92.2%	100.8%
(1)	Data provided by STR. The competitive set contains the following properties: Holiday Inn Hotel & Suites Clearwater Beach, Howard Johnson Resort Hotel - St. Pete Beach, Alden Suites, Postcard Inn St Pete Beach, Guy Harvey Outpost, DoubleTree Beach Resort by Hilton Tampa Bay.

(2)	Based on operating statements provided by the borrower.

(3)	Penetration Factor is calculated based on data provided by STR for the competitive set and borrower-provided operating statements for the property.

(4)	TTM represents the trailing 12-month period ending on June 30, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Bilmar Beach Resort

Competitive Hotels Profile(1)
			2015 Estimated Market Mix			2015 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Transient	Meeting and Group	Occupancy	ADR	RevPAR
Bilmar Beach Resort	165	1961(2)	2,925	87.0%	13.0%	82.6%	$149.52	$123.54
Holiday Inn Hotel & Suites Clearwater Beach	209	1970	4,032	85.0%	15.0%	77.0%	$177.00	$136.29
Howard Johnson Resort Hotel - St. Pete Beach	136	1970	0	90.0%	10.0%	76.0%	$145.00	$110.20
Alden Suites	143	1985	900	90.0%	10.0%	78.0%	$170.00	$136.20
Postcard Inn St. Pete Beach	196	1957	2,400	90.0%	10.0%	70.0%	$166.00	$116.20
Guy Harvey Outpost	211	1969	0	80.0%	20.0%	74.0%	$176.00	$130.24
DoubleTree Beach Resort by Hilton Tampa Bay	125	1987	2,112	80.0%	20.0%	82.0%	$150.00	$123.00
Total(3)	1,020

(1)	Based on the appraisal.

(2)	The Bilmar Beach Resort property was built from 1961-1974.

(3)	Total does not include the subject property.

Operating History and Underwritten Net Cash Flow
2013		2014	2015	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	78.1%	79.6%	82.6%	80.0%	80.0%
ADR(4)	$133.38	$140.90	$149.52	$156.79	$156.79
RevPAR(4)(5)	$104.20	$112.09	$123.54	$125.48	$125.48

Room Revenue(6)	$4,466,661	$5,342,360	$5,333,587	$5,441,873	$5,427,011	$32,891	37.0%
Food and Beverage Revenue	5,723,633	5,710,511	6,248,431	6,391,200	6,373,745	38,629	43.4
Other Departmental Revenue(6)	1,885,432	1,828,555	2,767,306	2,880,004	2,872,138	17,407	19.6
Total Revenue	$12,075,726	$12,881,426	$14,349,324	$14,713,077	$14,672,894	$88,927	100.0%

Room Expense	$1,416,986	$1,491,010	$1,620,997	$1,642,091	$1,637,606	$9,925	30.2%
Food and Beverage Expense	3,801,928	3,956,419	4,376,115	4,387,972	4,375,988	26,521	68.7
Other Departmental Expenses	174,624	287,586	368,244	475,716	474,417	2,875	16.5
Departmental Expenses	$5,393,538	$5,735,015	$6,365,356	$6,505,779	$6,488,011	$39,321	44.2%

Departmental Profit	$6,682,188	$7,146,411	$7,983,968	$8,207,298	$8,184,883	$49,605	55.8%

Operating Expenses	$2,195,592	$2,205,365	$2,359,478	$2,385,317	$2,385,130	$14,455	16.3%
Gross Operating Profit	$4,486,596	$4,941,046	$5,624,490	$5,821,981	$5,799,753	$35,150	39.5%

Management Fees	$362,272	$386,443	$430,480	$441,392	$440,187	$2,668	3.0%
Property Taxes	221,091	238,734	281,021	285,494	332,994	2,018	2.3
Property Insurance	463,732	501,266	424,254	419,117	476,555	2,888	3.2
Other Expenses	650,148	746,748	819,787	819,403	819,403	4,966	5.6
FF&E	410,685	455,430	483,672	496,204	494,849	2,999	3.4
Total Other Expenses	$2,107,928	$2,328,621	$2,439,213	$2,461,611	$2,563,988	$15,539	17.5%

Net Operating Income	$2,378,668	$2,612,425	$3,185,277	$3,360,370	$3,235,765	$19,611	22.1%
Net Cash Flow	$2,378,668	$2,612,425	$3,185,277	$3,360,370	$3,235,765	$19,611	22.1%

(1)	TTM column represents the trailing 12-month period ending on June 30, 2016.

(2)	Per Room values are based on 165 guest rooms.

(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.

(4)	ADR and RevPAR include room revenue and condominium rental fees.

(5)	RevPAR for 2009, 2010, 2011 and 2012 was $81.17, $79.99, $86.34, $97.28, respectively, and Net Cash Flow for 2009, 2010, 2011, and 2012 was approximately $1.1 million, $1.2 million, $1.6 million and $2.0 million, respectively.

(6)	Other Departmental Revenue consists of condominium rental revenue, resort fees and other miscellaneous income. Condominium rental revenue of $595,976 was included in Room Revenue for the first quarter of 2014.

Property Management. The property is managed by Which Treasure Island Lessee, LLC, which is an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Bilmar Beach Resort

Condominium. The property is subject to a condominium regime, which consists of, among other things, the 99 units located in the Beaches Building and the Palms Building. The borrower currently holds 91 unit votes out of a total of 134 unit votes under the condominium declaration. Each unit owner is entitled to one vote for each unit in elections for the board of directors and general condominium association meetings. The loan documents require the borrower to retain a minimum of 68 of the total 134 units and control of the condominium association.

Partial Release. The borrower may defease a portion of the loan after the expiration of the lockout period in connection with the release of a parking parcel (the “Parking Parcel”) upon satisfaction of certain conditions set forth in the loan documents, including, without limitation, the following: (i) defeasance of an amount equal to or exceeding $1,550,000; (ii) the debt service coverage ratio (as calculated in the loan documents) for the remaining property based on the trailing 12-month period immediately preceding the release of the Parking Parcel equals or exceeds 1.15x; (iii) the borrower and the owner of the Parking Parcel enter into and record a reciprocal easement agreement or such other agreement that provides, among other things, the remaining property with (x) exclusive use of the same number of parking spaces as does the property as of origination, and (y) non-exclusive use of a sufficient number of parking spaces as are necessary for the remaining property to comply with existing zoning requirements, the requirements of all leases and any hotel franchise agreement or the restaurant license agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

1140 Avenue of the Americas

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$24,000,000	Title(2):	Leasehold
Cut-off Date Principal Balance(1):	$24,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	247,183
Loan Purpose:	Acquisition	Location:	New York, NY
Borrower:	ARC NYC1140SIXTH, LLC	Year Built / Renovated:	1926 / 2015
Sponsor:	American Realty Capital New	Occupancy:	90.8%
	York City REIT, Inc.	Occupancy Date:	6/8/2016
Interest Rate:	4.10900%	Number of Tenants:	17
Note Date:	6/15/2016	2013 NOI(3):	$5,713,542
Maturity Date:	7/6/2026	2014 NOI(3):	$10,868,784
Interest-only Period:	120 months	2015 NOI(3)(4):	$13,011,926
Original Term:	120 months	TTM NOI (as of 3/2016):	$13,948,046
Original Amortization:	None	UW Economic Occupancy:	90.5%
Amortization Type:	Interest Only	UW Revenues:	$20,833,881
Call Protection:	L(24),Grtr1%orYM(92),O(4)	UW Expenses:	$11,323,332
Lockbox:	Hard	UW NOI(4):	$9,510,549
Additional Debt:	Yes	UW NCF:	$8,893,069
Additional Debt Balance:	$75,000,000	Appraised Value / Per SF:	$180,000,000 / $728
Additional Debt Type:	Pari Passu	Appraisal Date:	5/1/2016

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$401
Taxes:	$342,123	$171,061	N/A	Maturity Date Loan / SF:	$401
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	55.0%
TI/LC:	$961,116	Springing	N/A	UW NCF DSCR:	2.16x
Other(5):	$828,282	$29,004	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$99,000,000	52.9%	Purchase Price(6)	$178,514,457	95.4%
Sponsor Equity	88,177,366	47.1	Closing Costs	6,531,388	3.5
			Upfront Reserves	2,131,521	1.1
Total Sources	$187,177,366	100.0%	Total Uses	$187,177,366	100.0%
(1)	The 1140 Avenue of the Americas loan is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $99.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of $99.0 million of the 1140 Avenue of the Americas Whole Loan, as defined in “The Loan” below.

(2)	The 1140 Avenue of the Americas ground lease, dated October 1, 1951, expires December 31, 2066. The original term of the ground lease was fifty years and three months, and was scheduled to expire December 31, 2016; however, the ground lessee has exercised its final option to renew the ground lease for a term of fifty years commencing January 1, 2017 and expiring December 31, 2066. The current annual rent is $348,048 with an increase on January 1, 2017 to $4,746,094 and an increase on January 1, 2042 to $5,062,500. The 1140 Avenue of the Americas Property cash flows have been underwritten at the initial renewal rent step rent of $4,746,094.

(3)	The increase in 2014 NOI from 2013 NOI and 2015 NOI from 2014 NOI was driven primarily due to tenants representing approximately 73.0% of the net rentable area executing leases since the repositioning of the 1140 Avenue of the Americas property in 2012.

(4)	The decrease in UW NOI from TTM NOI is primarily due to the underwritten ground rent increasing. The current annual ground rent of $348,048 increases to $4,746,094 on January 1, 2017 which was underwritten. The monthly ground rent reserve amount will increase to an amount equal to the ground rent payable under the ground lease for the month immediately following the payment date.

(5)	Initial Other Escrows and Reserves consists of a $712,266 free rent reserve and a $116,016 ground rent reserve. The Monthly Other Escrows and Reserves consists of a monthly ground rent reserve.

(6)	Purchase Price is net of $1,485,444 in seller pro-rations for, among other items, outstanding free rent and tenant improvements, which were deducted from a gross total purchase price of $180.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

1140 Avenue of the Americas

The Loan. The 1140 Avenue of the Americas loan is secured by a first mortgage lien on the borrower’s leasehold interest in a 22-story, 247,183 square foot Class A multi-tenant office building located in New York, New York. The whole loan has an outstanding principal balance as of the Cut-off Date of $99.0 million (the “1140 Avenue of the Americas Whole Loan”), and is comprised of four pari passu notes, each as described below. Note A-1, with an outstanding principal balance of $30.0 million, is expected to be contributed to one or more future securitization trusts and is the controlling note. The JPMCC 2016-JP4 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Control Termination Event). The 1140 Avenue of the Americas Whole Loan has a 10-year term and is interest-only for the entire term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$30,000,000	$30,000,000	LCF	Yes
A-2	24,000,000	24,000,000	JPMCC 2016-JP4	No
A-3	25,000,000	25,000,000	WFCM 2016-LC24	No
A-4	20,000,000	20,000,000	WFCM 2016-LC24	No
Total	$99,000,000	$99,000,000

The borrowing entity for the 1140 Avenue of the Americas Whole Loan is ARC NYC1140SIXTH, LLC, a Delaware limited liability company and special purpose entity.

The nonrecourse carve-out guarantor is New York City Operating Partnership, L.P. and the loan sponsor is American Realty Capital New York City REIT, Inc. (“ARCNYC REIT”) which is the 99.993% owner and general partner of New York City Operating Partnership, L.P. As of June 30, 2016, ARCNYC REIT reported total assets of approximately $804.8 million, and a net worth of approximately $563.5 million. Exclusive of the property, ARCNYC REIT owns five properties consisting of 841,857 square feet in New York City.

The external advisor and sponsor of ARCNYC REIT is an affiliate of AR Global Investments, LLC (“AR Global”). In addition, the 1140 Avenue of the Americas property is subject to an operating management agreement with a wholly-owned subsidiary of AR Global (the “Operator”) pursuant to which the Operator is responsible for the management of the 1140 Avenue of the Americas Property. Certain principals and affiliates of AR Global as well as the previous external advisor and sponsor of ARCNYC REIT are subject to litigation and governmental proceedings. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The borrower under the 1140 Avenue of the Americas Whole Loan acquired the property in 2016 for $180.0 million (approximately $728 per square foot). The 1140 Avenue of the Americas property has undergone an extensive renovation, completed in 2015, including replacing the exterior of the building with an aluminum and glass curtain wall façade and providing floor-to-ceiling windows and enhanced sun exposure in tenant spaces. According to the seller of the 1140 Avenue of the Americas property, approximately $85.2 million ($343.87 per square foot) has been invested in renovations, tenant improvements and leasing costs since 2007, with over $39.9 million ($161.60 per square foot) invested since 2011.

The Property. 1140 Avenue of the Americas is a 22-story, 247,183 square foot Class A multi-tenant office building located in the central business district in New York, New York. Constructed in 1926 and most recently renovated in 2015, the 1140 Avenue of the Americas property is located at the northeastern corner of West 44th Street and the Avenue of the Americas. The 1140 Avenue of the Americas property totals 247,183 square feet and is comprised of 236,929 square feet of office space (95.9% of the net rentable area), 5,790 square feet of retail space (2.3% of the net rentable area) and 4,464 square feet of storage space (1.8% of the net rentable area). Office floor plates at the 1140 Avenue of the Americas property average 11,242 square feet. The 1140 Avenue of the Americas property has approximately 75 feet of frontage along the Avenue of the Americas and 125 feet of frontage along West 44th Street.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

1140 Avenue of the Americas

As of June 8, 2016, the property was 90.8% occupied by 17 tenants. The largest tenant at the property, City National Bank leases 12.3% of the net rentable area through June 2023 and has occupied its space since June 2012 with an additional expansion in January 2014. City National Bank occupies 24,417 square feet of office space, 3,378 square feet of retail space and 2,564 square feet of storage space. City National Bank offers banking, trust and investment services. City National Bank merged with Royal Bank of Canada (NYSE: RY) the largest bank in Canada and employs approximately 78,000 people with offices in approximately 40 countries. City National Bank accounts for 19.0% of the underwritten base rent and its lease contains two five-year renewal options. The second largest tenant, Waterfall Asset Management, leases approximately 10.3% of the net rentable area through August 2022 and has occupied its space since August 2012 with an additional expansion in 2014 and is expanding again in 2017 into space that is currently occupied by another tenant that is vacating. Waterfall Asset Management was founded in 2005 and is an SEC-registered specialist credit advisor. As of September 1, 2016, Waterfall Asset Management had approximately $6.3 billion in assets under management. Waterfall Asset Management accounts for 10.4% of the underwritten base rent and its lease contains one five-year renewal option. The third largest tenant, Office Space Solutions, Inc. leases 9.6% of the net rentable area through August 2021 and has occupied its space since June 2011. Office Space Solutions, Inc. provides private workspaces and meeting rooms for individuals and companies in its space. Office Space Solutions, Inc. accounts for 7.0% of the underwritten base rent and its lease contains one five-year renewal option.

The Market. The property is located in the Midtown Manhattan market within the Sixth Avenue/Rockefeller Center office submarket in New York City. The 1140 Avenue of the Americas property is located within six blocks of the A/C/E, B/D/F/M, N/Q/R, 1/2/3, 4/5/6, and 7 subway lines. New York City is the home to the headquarters of 48 companies on the 2015 Fortune 500 list and the two largest stock exchanges in the world. According to the appraisal, New York City has created more jobs over the past five years than during any five-year period in the last half century. As of the first quarter of 2016, Sixth Avenue/Rockefeller Center office inventory was comprised of approximately 40.3 million square feet, the largest submarket of primary office inventory in the country. As of the same quarter, Class A office inventory within the Sixth Avenue/Rockefeller Center office submarket was comprised of approximately 38.3 million square feet with a vacancy rate of 5.9%. As of first quarter 2016, the Class A Sixth Avenue/Rockefeller Center office submarket rental rates were $96.71 per square foot gross. The appraisal analyzed a set of five directly competitive properties within the immediate competitive area of the 1140 Avenue of the Americas property and concluded an office market rental range of $64.00 to $120.00 per square foot gross. The underwritten weighted average office rents at the 1140 Avenue of the Americas property is $86.99 per square foot gross, which is below the appraisal’s concluded office submarket rent for the 1140 Avenue of the Americas property of $96.71 per square foot gross.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
City National Bank	A3 / A+ / AA-	30,359	12.3%	$122.54	19.0%	6/30/2023
Waterfall Asset Management(3)	NA / NA / NA	25,500	10.3%	$79.65	10.4%	8/31/2022
Office Space Solutions, Inc.	NA / NA / NA	23,800	9.6%	$57.38	7.0%	8/31/2021
P\S\L Group America Limited	NA / NA / NA	20,113	8.1%	$82.94	8.5%	1/31/2021
Trilogy Global	NA / NA / NA	12,750	5.2%	$84.00	5.5%	11/30/2024
Knighthead Capital Management	NA / NA / NA	12,750	5.2%	$95.00	6.2%	12/31/2017
Field Street Capital	NA / NA / NA	12,750	5.2%	$80.50	5.3%	8/27/2019
CityMD(4)	NA / NA / NA	12,750	5.2%	$77.00	5.0%	4/15/2021
Starwood Property Trust	Ba3 / BB / NA	12,750	5.2%	$74.00	4.8%	8/31/2019
Flow Traders U.S. LLC(5)	NA / NA / NA	12,750	5.2%	$72.00	4.7%	11/30/2021
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.

(3)	Waterfall Asset Management recently executed a lease for an additional 7,909 square feet that is currently occupied by TriOptima North America. TriOptima North America is expected to occupy this space until its lease expires on April 30, 2017 and Waterfall Asset Management is expected to take occupancy on May 1, 2017. The expansion space is included in Waterfall Asset Management’s Net Rentable Area (SF).

(4)	CityMD subleases its space to Aristeia Capital at a rent of $85.00 per square foot.

(5)	Flow Traders U.S. LLC has the right to terminate its lease any time after July 2018 with nine months’ notice and the payment of a $600,000 termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

1140 Avenue of the Americas

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	22,676	9.2%	NAP	NAP	22,676	9.2%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	22,676	9.2%	$0	0.0%
2017	1	12,750	5.2	1,211,250	6.2	35,426	14.3%	$1,211,250	6.2%
2018	0	0	0.0	0	0.0	35,426	14.3%	$1,211,250	6.2%
2019	2	25,500	10.3	1,969,875	10.1	60,926	24.6%	$3,181,125	16.3%
2020	2	10,328	4.2	869,443	4.5	71,254	28.8%	$4,050,568	20.7%
2021	5	74,697	30.2	5401447	27.7	145,951	59.0%	$9,452,015	48.4%
2022	1	25,500	10.3	2,031,135	10.4	171,451	69.4%	$11,483,150	58.8%
2023	1	30,359	12.3	3720105	19.0	201,810	81.6%	$15,203,255	77.9%
2024	2	22,561	9.1	1,875,502	9.6	224,371	90.8%	$17,078,757	87.5%
2025	1	4,312	1.7	510,000	2.6	228,683	92.5%	$17,588,757	90.1%
2026	2	18,500	7.5	1,940,000	9.9	247,183	100.0%	$19,528,757	100.0%
2027 & Beyond	0	0	0.0	0	0.0	247,183	100.0%	$19,528,757	100.0%
Total	17	247,183	100.0%	$19,528,757	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$10,572,440	$16,494,082	$18,732,841	$19,210,125	$19,528,757	$79.01	87.1%
Vacant Income	0	0	0	0	2,137,460	8.65	9.5%
Gross Potential Rent	$10,572,440	$16,494,082	$18,732,841	$19,210,125	$21,666,217	$87.65	96.6%
CAM Reimbursements	(48,910)	52,675	354,068	435,992	754,179	3.05	3.4%
Net Rental Income	$10,523,530	$16,546,757	$19,086,909	$19,646,118	$22,420,396	$90.70	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,137,460)	(8.65)	(9.5)
Other Income(3)	202,726	439,581	498,390	550,946	550,946	2.23	2.5%
Effective Gross Income	$10,726,256	$16,986,338	$19,585,299	$20,197,064	$20,833,881	$84.29	92.9%

Total Expenses(4)(5)	$5,012,714	$6,117,554	$6,573,373	$6,249,017	$11,323,332	$45.81	54.4%

Net Operating Income(4)(5)	$5,713,542	$10,868,784	$13,011,926	$13,948,046	$9,510,549	$38.48	45.6%

Total TI/LC, Capex/RR	0	0	0	0	617,480	2.50	3.0%
Net Cash Flow	$5,713,542	$10,868,784	$13,011,926	$13,948,046	$8,893,069	$35.98	42.7%

Occupancy(6)	53.9%	82.3%	90.1%	90.8%	90.5%
(1)	TTM represents the trailing 12-month period ending on March 31, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Other Income represents electricity reimbursements, storage revenue and miscellaneous revenue.

(4)	The increase in 2015 Net Operating Income from 2013 is due to tenants representing approximately 73.0% of the net rentable area executing leases since the repositioning of the 1140 Avenue of the Americas property in 2012.

(5)	The decrease in UW Net Operating Income from TTM Net Operating Income is primarily due to the underwritten ground rent increasing. The current annual ground rent of $348,048 increases to $4,746,094 on January 1, 2017 which was underwritten.

(6)	Historical Occupancies are as of December 31 of each respective year. TTM occupancy is as of June 8, 2016. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Fry 529 Retail Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,500,000	Title(1):	Fee
Cut-off Date Principal Balance:	$21,500,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.2%	Net Rentable Area (SF):	114,911
Loan Purpose:	Refinance	Location:	Cypress, TX
Borrower:	Retail Center Fry 529, Ltd.	Year Built / Renovated:	2015 / N/A
Sponsor:	John D. Long, Jr.	Occupancy:	95.8%
Interest Rate:	4.27000%	Occupancy Date:	8/1/2016
Note Date:	10/17/2016	Number of Tenants:	16
Maturity Date:	11/1/2026	2013 NOI(2):	N/A
Interest-only Period:	60 months	2014 NOI(2):	N/A
Original Term:	120 months	2015 NOI(2):	N/A
Original Amortization:	360 months	TTM NOI (as of 7/2016)(3):	$1,284,284
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$2,648,640
Lockbox:	Springing	UW Expenses:	$865,707
Additional Debt:	N/A	UW NOI(3):	$1,782,933
Additional Debt Balance:	N/A	UW NCF:	$1,671,913
Additional Debt Type:	N/A	Appraised Value / Per SF:	$28,240,000 / $246
		Appraisal Date:	8/25/2016

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$187
Taxes:	$456,713	$37,410	N/A	Maturity Date Loan / SF:	$171
Insurance:	$6,042	$6,042	N/A	Cut-off Date LTV:	76.1%
Replacement Reserves:	$1,917	$1,917	N/A	Maturity Date LTV:	69.4%
TI/LC:	$4,167	$4,167	N/A	UW NCF DSCR:	1.31x
Other(4):	$388,954	$0	N/A	UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,500,000	100.0%	Payoff Existing Debt	$14,472,073	67.3%
			Return of Equity	5,651,111	26.3
			Upfront Reserves	857,793	4.0
			Closing Costs	519,023	2.4
Total Sources	$21,500,000	100.0%	Total Uses	$21,500,000	100.0%

(1)	In July 2016, the borrower entered into a 20-year ground lease with BCU Cypress, LLC (“BCU Cypress”) in which BCU Cypress intends to construct a building on an approximately 44,013 square foot parcel located at the northeast corner of the property. The improvements will ultimately contain a Bush’s Chicken restaurant upon completion. BCU Cypress is required to contractually begin paying rent upon the earlier of its opening for business or March 2017. The Loan Sponsor estimates that Bush’s Chicken will open for business and begin paying rent in December 2016. Approximately $163,058 was reserved at origination for all outstanding free rent, tenant improvements and leasing commissions in connection with BCU Cypress.

(2)	Historical cash flows are not available as the property was constructed in 2015.

(3)	The increase in UW NOI from TTM NOI is attributable to four leases that commenced in June and July of 2016 and the inclusion of three leases that commence in December 2016, which in total account for approximately $419,679 in underwritten annual base rent.

(4)	Other Escrows and Reserves consists of approximately $338,154 in outstanding tenant improvements and leasing commissions relating to three tenants, La Seafood Café, El Kiosko and Bush’s Chicken, that have signed leases but have not yet taken occupancy, and outstanding tenant improvements relating to the Rodeo Dental expansion. La Seafood Café, El Kiosko and Bush’s Chicken are expected to take occupancy in December 2016. Additionally, Other Escrows and Reserves includes $50,800 in outstanding free rent relating to the three new tenants, La Seafood Café, El Kiosko and Bush’s Chicken.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Fry 529 Retail Center

The Loan. The Fry 529 Retail Center loan has an outstanding principal balance as of the Cut-off Date of $21.5 million and is secured by a first mortgage lien on the borrower’s fee simple interest in a 114,911 square foot grocery-anchored retail center located in Cypress, Texas. The loan has a 10-year term, and subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the loan is Retail Center Fry 529, Ltd., a Texas limited partnership and single purpose entity.

The loan sponsor and nonrecourse carve-out guarantor is John D. Long, Jr., founder and current president of J.D. Long Masonry. John D. Long, Jr. founded J.D. Long Masonry in 1990 and J.D. Long Masonry is currently one of the ten largest masonry subcontractors in the United States. The company’s projects include schools, hospitals, institutional facilities, multifamily apartments and condominiums and a full range of commercial office and retail projects. J.D. Long Masonry, which is headquartered in Manassas, Virginia, has averaged annual revenue in excess of $40.0 million over the last seven years. Additionally, John D. Long, Jr. has experience in leasing, management and financing real estate investments through numerous interests in multifamily and commercial partnerships and limited liability companies primarily focused in the North Virginia suburbs of Washington, DC and the state of Texas.

The Property. The Fry 529 Retail Center property is a 114,911 square foot, grocery anchored neighborhood retail center located in Cypress, Texas. The property was constructed in 2015 and is situated on approximately 23.0 acres. The property contains 614 parking spaces resulting in a parking ratio of approximately 5.34 spaces per 1,000 square feet.

As of August 1, 2016, the Fry 529 Retail Center property was 95.8% occupied by 16 tenants. The largest tenant at the property, Fiesta Mart leases, 52.2% of the net rentable area through January 2035 and has occupied its space since the property was constructed in January 2015. Fiesta Mart is a Texas-based food retailer founded in 1972. Fiesta Mart currently has 60 stores open in the Houston, Austin and Dallas-Fort Worth markets serving customers from over 100 countries of origin. Additionally, the loan sponsor reported that Fiesta Mart invested approximately $7.0 million ($117 per square foot) towards the initial construction of their store. In April 2015, Fiesta Mart was acquired by Acon Investments, a Washington, D.C.-based private equity firm with approximately $4.4 billion in assets. Fiesta Mart accounts for 30.1% of the in-place base rent at the property and its lease contains four, five-year renewal options remaining. Fiesta Mart reported year to date sales through October 2, 2016 of approximately $18.9 million, or $421 per square foot on an annualized basis resulting in an occupancy cost of approximately 3.3%. The second largest tenant at the property, Goodwill, leases 17.8% of the net rentable area through May 2030 and has occupied its space since April 2015. Goodwill is an American non-profit organization that provides job training, employment placement services and other community-based programs such as the selling of donated clothing and other household items. Goodwill has grown to operate over 3,100 stores within 15 different countries. Goodwill accounts for 21.7% of the in-place base rent at the property and its lease contains two, five-year renewal options remaining. The third largest tenant, Rodeo Dental, leases 6.0% of the net rentable area through May 2025 and has occupied its space since June 2016. Rodeo Dental is a full service dental and orthodontics office with 11 locations throughout Texas. Rodeo Dental accounts for 10.6% of the in-place base rent at the property and its lease contains two, five-year renewal options remaining.

The Market. The Fry 529 Retail Center property is located approximately 22 miles northwest of the Houston central business district. The property is located at the southeast intersection of Fry Road and FM-529, which have a cumulative traffic count of approximately 46,000 vehicles per day. The property is located within Cypress, a master-planned community which dates back to the 1990s. According to the appraisal, the property’s primary trade area is approximately three to five miles. The population as of 2016 within a one-, three- and five-mile radius is approximately 19,276, 99,902 and 253,800, respectively, and has experienced strong growth since 2000, with annual growth rates of approximately 15.9%, 12.1% and 8.8%, respectively. Additionally, the median household income as of 2016 within a one-, three- and five-mile radius is approximately $63,912, $71,067 and $79,117, respectively.

The property is located in the Northwest submarket, which has a vacancy rate of 4.7% and average asking rents of approximately $16.26 per square foot as of the second quarter of 2016, which compares to 4.8% and $15.38 per square foot as of the second quarter of 2015, respectively. The appraisal identified six properties as directly competitive with the Fry 529 Retail Center property. The comparable properties are located between 0.2 miles and 15.3 miles from the property and ranged in size from approximately 15,216 to 203,495 square feet. Additionally, occupancy at the comparable properties ranged from approximately 88.0% to 100.0%. Additionally, the appraisal identified approximately 3.9 million square feet of retail space under construction in the Northwest submarket.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP4

Fry 529 Retail Center

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Fiesta Mart(2)	NA / NA / NA	60,000	52.2%	$9.00	30.1%	1/31/2035
Goodwill	NA / NA / NA	20,460	17.8%	$19.00	21.7%	5/31/2030
Rodeo Dental	NA / NA / NA	6,896	6.0%	$27.58	10.6%	5/31/2025
Fiesta Liquors Inc	NA / NA / NA	5,000	4.4%	$20.00	5.6%	1/31/2020
Familia Care, Inc.	NA / NA / NA	4,858	4.2%	$27.96	7.6%	7/31/2020
Chuan Ping Lin	NA / NA / NA	1,800	1.6%	$27.00	2.7%	12/31/2020
BeBe Nails	NA / NA / NA	1,500	1.3%	$30.00	2.5%	3/31/2020
La Seafood Café	NA / NA / NA	1,500	1.3%	$28.00	2.3%	11/30/2026
Subway Real Estate, LLC	NA / NA / NA	1,457	1.3%	$32.00	2.6%	3/31/2020
SEM Pharmacy	NA / NA / NA	1,400	1.2%	$25.00	1.9%	7/31/2021
(1)	Based on the underwritten rent roll.

(2)	Fiesta Mart reported year to date sales through October 2, 2016 of approximately $18.9 million, or $421 per square foot on an annualized basis resulting in an occupancy cost of approximately 3.3%.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	4,860	4.2%	NAP	NAP	4,860	4.2%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	4,860	4.2%	$0	0.0%
2017	0	0	0.0	0	0.0	4,860	4.2%	$0	0.0%
2018	2	2,520	2.2	70,560	3.9	7,380	6.4%	$70,560	3.9%
2019	1	1,260	1.1	27,687	1.5	8,640	7.5%	$98,247	5.5%
2020	5	14,615	12.7	376,076	21.0	23,255	20.2%	$474,323	26.4%
2021	2	2,800	2.4	72,800	4.1	26,055	22.7%	$547,123	30.5%
2022	0	0	0.0	0	0.0	26,055	22.7%	$547,123	30.5%
2023	0	0	0.0	0	0.0	26,055	22.7%	$547,123	30.5%
2024	0	0	0.0	0	0.0	26,055	22.7%	$547,123	30.5%
2025	1	6,896	6.0	190,192	10.6	32,951	28.7%	$737,314	41.1%
2026	2	1,500	1.3	54,000	3.0	34,451	30.0%	$791,314	44.1%
2027 & Beyond	3	80,460	70.0	1,003,740	55.9	114,911	100.0%	$1,795,054	100.0%
Total	16	114,911	100.0%	$1,795,054	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126 of 127

Structural and Collateral Term Sheet	JPMCC 2016-JP4

Fry 529 Retail Center

Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$1,446,278	$1,795,054	$15.62	64.7%
Vacant Income	0	136,080	1.18	4.9%
Gross Potential Rent	$1,446,278	$1,931,134	$16.81	69.6%
Total Reimbursements	566,663	843,739	7.34	30.4%
Net Rental Income	$2,012,941	$2,774,873	$24.15	100.0%
(Vacancy/Credit Loss)	0	(138,744)	(1.21)	(5.0)%
Other Income	19,806	12,510	0.11	0.5%
Effective Gross Income	$2,032,747	$2,648,640	$23.05	95.5%

Total Expenses	$748,463	$865,707	$7.53	32.7%

Net Operating Income	$1,284,284	$1,782,933	$15.52	67.3%

Total TI/LC, Capex/RR	0	111,020	0.97	4.2%
Net Cash Flow	$1,284,284	$1,671,913	$14.55	63.1%

Occupancy(4)	93.2%	95.0%
(1)	Historical cash flows are not available as the property was constructed in 2015.

(2)	The TTM column represents the trailing 12 months ending July 31, 2016.

(3)	% column represents percent of Net Rental Income for all revenue lines and percent of Effective Gross Income for the remainder of fields.

(4)	TTM Occupancy is as of July 31, 2016. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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